UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Section 240.14a-12
Ryman Hospitality Properties, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 4, 2024
Dear Fellow Stockholder:
I am pleased to invite you to attend the 2024 Annual Meeting of Stockholders of Ryman Hospitality Properties, Inc., which will be held at 10:00 a.m. central time on Thursday, May 9, 2024 at the JW Marriott Hill Country Resort & Spa in San Antonio, Texas. The doors will open at 9:30 a.m. central time. You may also attend our annual meeting virtually via the Internet at www.virtualshareholdermeeting.com/RHP2024. Additional information on how to participate in this year’s annual meeting virtually can be found on page 96. Our directors and management team will also be available to answer questions during the annual meeting.
We describe in detail the proposals to be introduced at the annual meeting in the attached Notice of Annual Meeting, Proxy Statement and proxy card. Our 2023 Annual Report to Stockholders, which is not a part of our proxy solicitation materials, is also enclosed.
We intend to conduct the annual meeting both in-person and virtually via the Internet. However, we may impose additional procedures or limitations on in-person meeting attendees, or we may decide to hold the annual meeting entirely online (i.e., a virtual-only meeting). We will announce any changes to the annual meeting via a press release and the filing of additional soliciting material with the Securities and Exchange Commission, and we will also announce any changes on our proxy website, located at https://ir.rymanhp.com/proxy-materials-1. We encourage you to check this website in advance if you plan to attend the annual meeting in person.
We encourage you to vote your shares prior to the annual meeting. You can ensure your shares are represented and voted at the annual meeting by promptly voting and submitting your proxy by telephone, by Internet or by completing, signing, dating and returning the enclosed proxy card. Voting instructions are included on the enclosed proxy card. If you attend the annual meeting (whether in-person or virtually), you may continue to have your shares voted as instructed in the proxy, or you may withdraw your proxy at the annual meeting and vote your shares in person. Thank you for your continued interest in Ryman Hospitality Properties, Inc., and we look forward to seeing you at the annual meeting.
Sincerely,

Colin V. Reed
Executive Chairman of the Board of Directors

Ryman Hospitality Properties, Inc.
Notice of Annual Meeting of Stockholders
Thursday, May 9, 2024 10:00 a.m. central time	JW Marriott Hill Country Resort & Spa 23808 Resort Parkway San Antonio, TX 78261 and live via the Internet at www.virtualshareholdermeeting.com/RHP2024	Record Date The close of business March 22, 2024
Items of Business
•	To elect the ten (10) nominees identified in this proxy statement for a one-year term as directors;
•	To approve, on an advisory basis, our executive compensation;
•	To approve our 2024 Omnibus Incentive Plan;
•	To ratify the appointment by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for 2024; and
•	To conduct any other business if properly raised.
You will find more information on the matters for voting in the proxy statement on the following pages. If you are a stockholder of record, you may vote by mail, by toll-free telephone number or the Internet prior to the meeting, or you may vote at the meeting (either in-person or virtually).
Your vote is important to us. We strongly encourage you to exercise your right to vote as a stockholder. Please sign, date and return the enclosed proxy card in the envelope provided, or vote by calling the toll-free number or using the Internet — even if you plan to attend the annual meeting (either in-person or virtually). You may revoke your proxy at any time before the completion of voting for the annual meeting.
You will find instructions on how to vote beginning on page 10. Most stockholders vote by proxy and do not attend the annual meeting in person. However, you are entitled to attend the annual meeting if you were a stockholder of record or a beneficial holder as of the close of business on March 22, 2024, or if you are an authorized representative of any such stockholder or beneficial holder.
By Order of the Board of Directors of Ryman Hospitality Properties, Inc.,
Scott J. Lynn, Secretary
Nashville, Tennessee
April 4, 2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on May 9, 2024. This proxy statement and our 2023 annual report to stockholders are available on the internet at:

https://ir.rymanhp.com/proxy-materials-1

On this site, you will be able to access this proxy statement, our 2023 annual report to stockholders and our annual report on Form 10-K for the fiscal year ended December 31, 2023, and all amendments or supplements (if any).

2024 NOTICE OF MEETING AND PROXY STATEMENT
Questions and Answers About How to Vote Your Shares	10
Proposals	14
Proposal 1: Election of the Ten (10) Nominees for Director Identified in this Proxy Statement	14
Proposal 2: Advisory Vote on Executive Compensation	20
Proposal 3: Approval of 2024 Omnibus Incentive Plan	21
Equity Compensation Plan Information	33
December 31, 2023 Equity Compensation Plan Information Table	33
Proposal 4: Ratification of Independent Registered Public Accounting Firm for 2024	34
Stock Ownership	48
Beneficial Stock Ownership of Directors, Executive Officers and Large Stockholders Table	48

2024 NOTICE OF MEETING AND PROXY STATEMENT
Compensation Discussion and Analysis	50
Executive Summary	50
Our Compensation Program	55
2023 Compensation Decisions	56
Other Compensation Information	63
2024 NEO Compensation	65
Human Resources Committee Report	67
Executive Compensation	68
2023 Summary Compensation Table	68
2023 Grants of Plan-Based Awards	70
2023 Grants of Plan-Based Awards Table	70
Outstanding Equity Awards at 2023 Fiscal Year End	71
Outstanding Equity Awards at 2023 Fiscal Year End Table	71
2023 Option Exercises and Stock Vested	73
2023 Option Exercises and Stock Vested Table	73
2023 Pay Versus Performance	74
2023 Pay Versus Performance Table	74
Other Compensation Information	80
Pension Benefits	80
Nonqualified Deferred Compensation	80
2023 Nonqualified Deferred Compensation Table	81
Potential Payments on Termination or Change of Control	82
Employment and Severance Agreements	82
Description of Potential Payments on Termination or Change of Control	82
Summary of Potential Payments on Termination or Change of Control	86
Director Compensation	88
Cash Compensation	88
Equity-Based Compensation	88
Director Stock Ownership Guidelines	88
2023 Non-Employee Director Compensation Table	89

2024 NOTICE OF MEETING AND PROXY STATEMENT
Certain Transactions	90
Our Independent Registered Public Accounting Firm	91
Appointment of Ernst & Young LLP	91
Fee Information	91
Audit Committee Report	93
Submitting Stockholder Proposals and Nominations for 2025 Annual Meeting	95
Stockholder Proposals	95
Nominations of Board Candidates	95
Discretionary Voting of Proxies on Other Matters	96
Instructions for Attending the Annual Meeting Virtually	96
Appendix A – Reconciliation of Non-GAAP Financial Measures to GAAP Measures	A-1
Appendix B – 2024 Omnibus Incentive Plan	B-1

2024 NOTICE OF MEETING AND PROXY STATEMENT
Proxy Summary
This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information that you should consider, so please read the entire proxy statement before voting. Additionally, for more complete information about our 2023 financial performance, please see our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Ryman Hospitality Properties, Inc. Annual Meeting of Stockholders
Time and Date:	10:00 a.m., central time, May 9, 2024
Place:	JW Marriott Hill Country Resort & Spa 23808 Resort Parkway San Antonio, Texas 78261
Record Date:	March 22, 2024
Number of Common Shares Eligible to Vote at the Meeting (and Record Holders) as of the Record Date:	59,890,257 (803 holders of record)
Company Principal Executive Offices:	One Gaylord Drive Nashville, Tennessee 37214
Date of First Mailing of Proxy Statement and Accompanying Materials to Stockholders:	April 4, 2024
Voting Matters
	Matter	Board Recommendation	Page Reference
Proposal 1:	Election of the Ten (10) Nominees for Director Identified in this Proxy Statement	FOR each director nominee	14
Proposal 2:	Advisory Vote on Executive Compensation	FOR	20
Proposal 3:	Approval of 2024 Omnibus Incentive Plan	FOR	21
Proposal 4:	Ratification of Independent Registered Public Accounting Firm for 2024	FOR	34
Director Nominees
Name	Age	Director Since	Primary Occupation	Committee Memberships; Other Roles	Other Public Company Boards
Rachna Bhasin	51	2016	Founder/CEO, EQ Partners	Human Resources; Nominating & CG	Shutterstock, Inc.; PropertyGuru Group Limited
Alvin Bowles Jr.	50	2017	Vice-President, Global Business Group - Americas, Meta Platforms, Inc.	Audit	—

2024 NOTICE OF MEETING AND PROXY STATEMENT
Name	Age	Director Since	Primary Occupation	Committee Memberships; Other Roles	Other Public Company Boards
Mark Fioravanti	62	2022	President & Chief Executive Officer, Ryman Hospitality Properties, Inc.	—	—
William E. Haslam	65	2023	Private Investor; Former Governor of Tennessee	Audit	—
Erin Mulligan Helgren	54	2024	CEO, OfficeSpace Software, Inc.	Audit	Skyline Champion Corp.
Fazal Merchant	50	2017	Former Co-CEO, Tanium, Inc.	Audit (Chair)	Warner Bros. Discovery, Inc.
Christine Pantoya	54	2019	COO & CFO, Kiswe Mobile Inc.	Audit; Nominating & CG	—
Robert Prather, Jr.	79	2009	President & CEO, Heartland Media, LLC	Human Resources; Nominating & CG (Chair)	GAMCO Investors, Inc.
Colin Reed	76	2001	Executive Chairman of the Board of Directors, Ryman Hospitality Properties, Inc.	—	First Horizon National Corporation
Michael Roth	78	2022(1)	Former Executive Chairman, The Interpublic Group of Companies	Human Resources (Chair); Nominating & CG	—

2024 NOTICE OF MEETING AND PROXY STATEMENT
Board of Directors Matrix
The following matrix provides information about the director nominees, including certain types of knowledge, skills, experiences and attributes possessed by one or more of our director nominees, and why our Board believes these knowledge, skills, experiences and attributes are relevant to our business and operations. The matrix does not encompass all of the knowledge, skills, experiences or attributes of our director nominees, and does not suggest that a director nominee who is not listed as having any particular knowledge, skill, experience or attribute is unable to contribute to the decision-making process in that area.
	Ms. Bhasin	Mr. Bowles	Mr. Fioravanti	Mr. Haslam	Ms. Helgren	Mr. Merchant	Ms. Pantoya	Mr. Prather	Mr. Reed	Mr. Roth
Knowledge, Skills and Experience

Other Public Company Board Service (Current or prior service on other public company boards provides a broader understanding of corporate governance and the dynamics of a corporate board, and further ensures management accountability and the protection of stockholder interests)
	•			•	•	•		•	•	•

Organizational Leadership (C-Suite and/or senior executive leadership experience in large organizations ensures that directors can assist the company in executing its strategy while understanding the complexities and competing priorities that may arise)
	•	•	•	•	•	•	•	•	•	•
Financial Literacy (Necessary to provide oversight of the company’s financial performance, its financial reporting processes and its internal controls)	•	•	•	•	•	•	•	•	•	•
Strategic Planning (Integral to the company’s strategic growth and direction)	•	•	•	•	•	•	•	•	•	•

Human Capital Management (Critical in designing programs to attract, retain and compensate qualified employees, overseeing succession planning activities and ensuring compensation and benefit programs align with stockholder interests and do not encourage excessive risk taking)
	•	•	•	•	•	•	•	•	•	•

2024 NOTICE OF MEETING AND PROXY STATEMENT
	Ms. Bhasin	Mr. Bowles	Mr. Fioravanti	Mr. Haslam	Ms. Helgren	Mr. Merchant	Ms. Pantoya	Mr. Prather	Mr. Reed	Mr. Roth
Knowledge, Skills and Experience
Operational Experience (Provides an understanding of the day-to-day issues facing the company’s management team)	•	•	•	•	•	•	•	•	•	•

Enterprise Risk Management/ Relevant Subject Matter Expertise (Expertise in enterprise risks such as cybersecurity is critical in overseeing the company’s ERM framework and in understanding the specific risks facing the company)
	•	•	•	•	•	•	•	•	•	•
Media & Entertainment/ Technology Industry Experience (Integral to understanding the company’s business model and the industry-specific issues and risks facing the company)	•	•			•	•	•	•		•
Hospitality/REIT Industry Experience (Integral to understanding the company’s business model and the industry-specific issues and risks facing the company)			•						•	•
Demographics
Race/Ethnicity
African American		•
Asian/South Asian	•					•
Hispanic/Latinx
White/Caucasian			•	•	•		•		•
Gender
Female	•				•		•
Male		•	•	•		•		•	•	•
Board Tenure
Years	8	7	2	1	—	6	5	15	23	20(1)
Independence
Independent Director	•	•		•	•	•	•	•		•
(1)	Mr. Roth previously served as a member of our Board from May 2004 to May 2021. Mr. Roth served as a Director Emeritus from May 2021 until his re-appointment to the Board in February 2022.

2024 NOTICE OF MEETING AND PROXY STATEMENT
Company Highlights
Total Stockholder Return
The following table shows the company’s total stockholder return, or TSR(2), as compared to the S&P 500 Index and the FTSE NAREIT Equity REITs Index, over the last one, three and five years.

(2)
TSR is equal to stock price appreciation plus dividends, with dividends reinvested quarterly. For more information with respect to the comparison of our TSR with that of the S&P 500 Index and the FTSE NAREIT Equity REITs Index over the applicable time periods, please see the Compensation Discussion and Analysis beginning on page 50.

Financial Highlights
Our financial results in 2023 represented a significant improvement from 2022, due to a continued significant improvement in group business in our hospitality segment, as well as increased levels of activity in our entertainment segment. In light of these conditions, our total revenue increased approximately 19.5% from 2022 ($2.16 billion in 2023, as compared to $1.81 billion in 2022), and in 2023 we generated:
•	consolidated net income of $341.8 million (as compared to a consolidated net income of $134.9 million in 2022); and
•
consolidated Adjusted EBITDAre, excluding non-controlling interest in consolidated joint venture(3) of $660.9 million (as compared to consolidated Adjusted EBITDAre, excluding non-controlling interest in consolidated joint venture of $540.5 million in 2022).

(3)
Consolidated Adjusted EBITDAre, excluding non-controlling interest in consolidated joint venture is a non-GAAP financial measure. For a definition of consolidated Adjusted EBITDAre, excluding non-controlling interest in consolidated joint venture and a reconciliation of this non-GAAP financial measure to consolidated net income (the most comparable GAAP financial measure), and an explanation of why we believe consolidated Adjusted EBITDAre, excluding non-controlling interest in consolidated joint venture presents useful information to investors, see Appendix A.

2024 NOTICE OF MEETING AND PROXY STATEMENT
Our efforts in 2023 were focused on execution of our planned growth initiatives in both our hospitality and entertainment segments, as well as the acquisition of the JW Marriott Hill Country Resort & Spa in June 2023. We continue to focus on our long-term strategic objectives of increasing funds available for distribution to our stockholders and creating long-term stockholder value. You can find more information about our 2023 financial and operating performance, and its impact on our compensation decisions, in the Compensation Discussion and Analysis beginning on page 50.
Compensation Highlights
Objectives
In order to achieve our corporate strategic objectives and to attract, retain and motivate a team of qualified, talented and knowledgeable executives who are capable of performing their responsibilities, we design our executive compensation with the intent of providing competitive compensation programs which reward strong performance and limit compensation when our performance objectives are not achieved. We believe that our compensation programs provide a suitable balance between long- and short-term compensation and have an appropriate performance-based and “at risk” component.

2024 NOTICE OF MEETING AND PROXY STATEMENT
Compensation Program Summary
The elements of the compensation program for our named executive officers, or NEOs, which are described more fully in the Compensation Discussion and Analysis beginning on page 50, are:
Compensation Element	Key Characteristics	2023 Compensation Decisions	Percentage of 2023 Target Total Compensation(4)
Base Salary	• Fixed compensation. • Payable in cash. • Reviewed annually and adjusted when appropriate.
Mr. Fioravanti’s 2023 base salary was established in connection with his new responsibilities as our President & CEO effective on January 1, 2023 and was not further adjusted in 2023.

Mr. Reed’s 2023 base salary was established in connection with his new responsibilities as our Executive Chairman effective on January 1, 2023 and was not further adjusted in 2023.

Our other NEOs received a 6.5% increase in base salary (on average) in 2023.
• 16.9% of our CEO’s target total compensation. • 26.8% of our other NEOs’ target total compensation (on average).
Short-Term Cash Incentive Compensation	• Variable compensation. • Payable in cash based on performance against annually established performance objectives.
Annual short-term cash incentives were paid to each NEO at 158.4% of the target payout level due to our financial performance relative to previously established goals.

Each NEO also received a discretionary cash incentive compensation award in recognition of their individual contributions in 2023, as described below.
• 25.3% of our CEO’s target total compensation. • 30.5% of our other NEOs’ target total compensation (on average).
Long-Term Equity Incentive Compensation	• Variable compensation. • Performance-based RSUs, linked to TSR performance, vesting over a three-year performance period. • Time-based RSUs vesting ratably over four years.	Annual long-term equity incentive compensation for 2023 was approximately 52% in the form of performance-based RSUs and 48% in the form of time-based RSUs.	• 56.7% of our CEO’s target total compensation. • 41.0% of our other NEOs’ target total compensation (on average).
Executive-Level Perquisites	• Fixed compensation. • Participation in broad-based plans at same cost as other employees. • Certain executive-level perquisites not paid generally to our other employees.	Our NEOs received only modest executive-level perquisites in 2023.	• 1.1% of our CEO’s target total compensation. • 1.7% of our other NEOs’ target total compensation (on average).
(4)	Calculated in the manner described in the Compensation Discussion and Analysis beginning on page 50.

2024 NOTICE OF MEETING AND PROXY STATEMENT
Our Compensation Practices
We also are mindful of the risks to our stockholders that may be inherent in our compensation programs, and we attempt to utilize compensation practices that mitigate these risks. Some of these compensation practices are:
What We Do
✔
We Pay for Performance—We tie pay to performance in a manner that we believe advances our stockholders’ interests by paying a significant portion of our NEOs’ total compensation opportunities in the form of variable compensation. In 2023, 53.5% of our CEO’s total target compensation and 51.0% of our other NEOs’ target total compensation (on average) was performance-based.

✔
Our Annual Performance-Based RSU Awards are Tied to TSR—The annual long-term performance-based awards to our NEOs are in the form of RSUs which vest based on our achievement of TSR compared to the TSR of a designated peer group of other comparable companies, and there is no minimum payout level associated with these awards (i.e., all of these awards are “at risk”). We believe these awards incentivize our NEOs and align the interests of our NEOs with our stockholders.

✔
We Hold an Annual Say on Pay Vote—Consistent with the views of our stockholders, initially expressed in 2011 and reaffirmed in 2017 and 2023, we continue to conduct an annual “say-on-pay” advisory vote to solicit our stockholders’ views on our compensation programs.

✔	We Solicit Independent Compensation Advice—Our Human Resources Committee retains Aon, a leading independent compensation consultant.
✔
We Require Meaningful Levels of Stock Ownership by Our Executives and Directors—Our stock ownership guidelines require meaningful levels of stock ownership by our executives (including 5x base salary for our CEO) and directors. All NEOs and non-employee directors are currently in compliance with the guideline applicable to them, after taking into account the applicable grace period for our recently appointed directors.

✔
We Have Implemented Meaningful Stock Retention Guidelines—Any officer or director who does not meet the applicable stock ownership guideline (regardless of any compliance grace period) must hold at least 50% of the net shares received in any stock option exercise or RSU vesting.

✔
Compensation Clawback—We have adopted an NYSE-compliant executive compensation recoupment policy which provides for mandatory recoupment of erroneously-awarded incentive-based compensation resulting from designated accounting restatements.

✔	Relevant Peer Groups—We use representative and relevant peer groups when determining compensation.
What We Don’t Do
✘
We Don’t Provide Excessive Levels of Guaranteed Compensation—Our short-term cash incentive compensation plan and the terms of the performance-based RSUs issued to our NEOs do not have minimum payout levels. All of this compensation is performance-based and “at risk”.

✘
We Don’t Make “Mid-Stream” Changes to Previously Granted Performance-Based RSU Awards—We believe as a general matter that once issued, changes should not be made to the design of long-term performance-based RSU awards. Accordingly, no changes have been made to any previously-granted performance-based RSU awards.

✘
We Don’t Make “Single Trigger” Cash Payments Upon a Change of Control—The employment and severance arrangements with our NEOs require a “double trigger” (requiring both a change of control and termination of employment) for cash severance payments following a change of control.

✘	We Don’t Pay “Gross Ups” For Severance Payments—We do not provide excise or other tax “gross up” payments in connection with any severance payment made to an NEO.
✘
We Don’t Allow Hedging or Significant Pledging of Company Securities by Officers and Directors—Directors and executive officers are prohibited from engaging in hedging transactions designed to offset decreases in the market value of our securities, and directors and executive officers may not pledge a significant amount of company securities without prior approval.

2024 NOTICE OF MEETING AND PROXY STATEMENT
Corporate Governance Highlights
Our Board of Directors has adopted governance policies that we believe are in the best interests of our stockholders, including:
•	Annual election of all directors.
•	Board refreshment and reduction in average board tenure.
•
On at least an annual basis, the Nominating and Corporate Governance Committee of our Board of Directors evaluates the Board’s composition to ensure that the Board maintains complementary and diverse skill sets, perspectives, backgrounds and experiences for its continued effectiveness, with the goal of having a mix of years of tenure of Board members between those who have served longer term, medium term or shorter term.

•
All of our independent directors other than Mr. Prather and Mr. Roth (who previously served as a director from 2004 to 2021 and who re-joined our Board in February 2022) have joined our Board since 2015. Immediately following the Annual Meeting, the average tenure of our independent directors will be 8 years (including Mr. Roth’s years of prior service), as compared to 15 years in 2015, and the average age of our independent directors will be 60 years, as compared to 67 years in 2015.

•	Majority vote standard in uncontested elections.
•	Independent, involved and informed Board of Directors.
• All directors, other than Mr. Reed and Mr. Fioravanti, are independent.
•
Each of our incumbent directors standing for election who served as directors in 2023, including each of our independent directors, had at least 75% attendance at all Board and committee meetings in 2023.

• Board orientation for new members and ongoing director education.
•	A diverse Board, with 50% of our Board members being diverse, 30% of our Board members being racially/ethnically diverse, and 30% of our Board members being female.
•	Independent Lead Director, as well as separate Executive Chairman and Chief Executive Officer positions.
•	Independent Board committees.
• Our three active standing Board committees are comprised solely of independent directors.
•	Executive sessions of independent directors are held at each regularly scheduled Board meeting.
•	Annual Board and committee self-evaluations.
•	Board oversight of risk management.
•	No stockholder rights plan.
•	Common stock is the only class of voting securities outstanding.
•	Ongoing engagement with stockholders.
•	Commitment to Environmental, Social and Governance (“ESG”) considerations.

2024 NOTICE OF MEETING AND PROXY STATEMENT
Questions and Answers
About How to Vote Your Shares
Below are instructions on how to vote, as well as information on your voting rights as a stockholder. Some of the instructions vary depending on how your stock is held. It’s important to follow the instructions that apply to your situation.
Q.
Who can vote at the Annual Meeting of Stockholders?
A.
At the Annual Meeting, each holder of shares of our common stock is entitled to one vote for each share of common stock held by such stockholder close of business on March 22, 2024 (the record date).
Q.
How do I vote at the Annual Meeting?
A.
Electronically. You may vote using the Internet or by phone.
To use the Internet, go to www.proxyvote.com to transmit your voting instructions up until 11:59 p.m. eastern time on May 8, 2024 (for shares in our 401(k) plan, the voting deadline is 11:59 p.m. eastern time on May 7, 2024). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
To vote by phone, dial 1-800-690-6903 up until 11:59 p.m. eastern time on May 8, 2024 (for shares in our 401(k) plan, the voting deadline is 11:59 p.m. eastern time on May 7, 2024). Have your proxy card in hand when you call and then follow the instructions.
At the Meeting or by Mail. If you hold the shares in your own name, you may also vote at the meeting or by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope. If you vote by proxy, the proxies identified on the back of the proxy card will vote your shares in accordance with your instructions. If you submit a signed proxy card but do not mark the boxes showing how you wish to vote, the proxies will vote your shares in accordance with the recommendations of the Board.
Q.
How can I participate in the Annual Meeting virtually?
A.
You will be able to log into the virtual annual meeting platform by visiting www.virtualshareholdermeeting/RHP2024 and entering the control number found on your proxy materials. Stockholders participating virtually will also be able to submit questions via the virtual meeting platform and to vote their shares. See page 96 for more information on how to participate in the Annual Meeting virtually.
Q.
What is the purpose of the Annual Meeting?
A.
At the Annual Meeting, you and your fellow stockholders will vote on the following matters:
Proposal	Matter
1	Election of the ten (10) nominees for director identified in this proxy statement
2	Avisory vote on executive compensation
3	Approval of 2024 Omnibus Incentive Plan
4	Ratification of independent registered public accounting firm for 2024
You and your fellow stockholders will also be asked to transact any other business that may property come before the meeting or any adjournment or postponement.

2024 NOTICE OF MEETING AND PROXY STATEMENT
Q.
What if my shares are held in “street name” by a broker?
A.
If you do not own your shares directly, but instead are the beneficial owner of shares held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee, as the record holder of the shares, must vote those shares in accordance with your instructions. If you do not give instructions to your broker, bank or other nominee, your broker, bank or other nominee can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. On non-discretionary items for which you do not give instructions, your shares will be counted as “broker non-votes”.
Q.
What shares are included on my proxy card?
A.
Your proxy card represents all shares registered in your name with the transfer agent on the record date, including those shares owned pursuant to our 401(k) plan.
Q.
Which matters to be presented at the Annual Meeting are discretionary items and may be voted on by a broker?
A.
A discretionary item is a proposal that is considered routine under the rules of the New York Stock Exchange. Shares held in street name may be voted by your broker, bank or other nominee on discretionary items in the absence of voting instructions given by you.
The matters presented in Proposal 1 (Election of Directors), Proposal 2 (Advisory Vote on Executive Compensation) and Proposal 3 (Approval of 2024 Omnibus Incentive Plan) are not considered routine under the rules of the NYSE. Therefore, brokers, banks or other nominees will not have the ability to vote shares held in street name with respect to those proposals unless the broker, bank or other nominee has received voting instructions from the beneficial owner of the shares held in street name. Broker non-votes will not impact the outcome of Proposals 1, 2 or 3. It is therefore important that you provide instructions to your broker, bank or other nominee if your shares are held in street name by a broker, bank or other nominee so that you are able to vote with respect to Proposals 1, 2 or 3. Proposal 4 (Ratification of Independent Registered Public Accounting Firm for 2024) is considered routine and therefore may be voted upon by your broker, bank or other nominee if you do not give instructions for the shares held in street name by your broker, bank or other nominee. If any other matter that properly comes before the meeting is not considered routine under the rules of the NYSE, broker non-votes will not impact the outcome of this matter.
Q.
How many shares must be present to hold the Annual Meeting?
A.
The holders of a majority of the shares of our common stock outstanding on the record date, or 29,945,129 shares, in person or by a valid proxy, must be present at the meeting for any business to be conducted, known as a “quorum.” Proxies received but marked as “abstain,” as well as shares that are counted as broker non-votes, will be counted as shares that are present for purposes of determining the presence of a quorum.
Q.
What if a quorum is not present at the Annual Meeting?
A.
If a quorum is not present at the scheduled time of the meeting, we may adjourn the meeting, either with or without a vote of the stockholders. If we propose to have the stockholders vote whether to adjourn the meeting, the people named in the enclosed proxy will vote all shares of our common stock for which they have voting authority in favor of the adjournment.
We also may adjourn the meeting if for any reason the Board determines that adjournment is necessary or appropriate to enable our stockholders to (i) consider fully information which the Board determines has not been sufficiently or timely available to stockholders

2024 NOTICE OF MEETING AND PROXY STATEMENT
or (ii) otherwise effectively exercise their voting rights. An adjournment will have no effect on the business that may be conducted at the meeting.
Q.
How does the Board recommend I vote on each of the proposals?
A.
The Board recommends that you vote as follows on each of the following proposals:
Proposal	Matter
1	FOR election of the ten (10) nominees for director identified in this proxy statement
2	FOR approval of the advisory vote on executive compensation
3	FOR approval of 2024 Omnibus Incentive Plan
4	FOR ratification of independent registered public accounting firm for 2024
Q.
How do I change my vote?
A.
You can revoke your proxy at any time before the meeting by:
•	Submitting a later-dated proxy card by mail or transmitting new voting instructions via internet or phone;
•	Giving written notice to Scott J. Lynn, our corporate secretary, stating that you are revoking your proxy; or
•	Attending the meeting either in-person or virtually and voting your shares.
If you hold your shares in “street name” your broker, bank or other nominee will provide you with instructions on how to revoke your proxy.
Q.
Who will count the votes?
A.
Representatives of Broadridge will count the votes and act as the independent inspector of elections.
Q.
How are shares in the Company’s 401k plan voted?
A.
401(k) plan participants may vote the shares held under the plan in their name by signing and returning the proxy card you received no later than May 7, 2024. Your vote will be confidential, and the plan trustee will direct your vote in the manner you indicate. The voting results for all shares in the plan will be tabulated for all participants and reported on an aggregate basis. The trustee will vote the shares at the meeting through the custodian holding the shares. If a plan participant’s voting instructions are not received before the meeting (or later revoked) the shares will be considered unvoted. All unvoted shares will be voted at the meeting by the plan trustee in direct proportion to the voting results of plan shares for which proxies are voted.
Q.
What if I send in my proxy card and do not specify how my shares are to be voted?
A.
If you send in a signed proxy card but do not give any voting instructions, your shares will be voted as follows on each of the following proposals:
Proposal	Matter
1	FOR election of the ten (10) nominees for director identified in this proxy statement
2	FOR approval of the advisory vote on executive compensation
3	FOR approval of 2024 Omnibus Incentive Plan
4	FOR ratification of independent registered public accounting firm for 2024
Q.
How will the proxies vote on any other business brought up at the Annual Meeting?
A.
We are not aware of any other business to be considered at the meeting other than the proposals described in this proxy statement. If

2024 NOTICE OF MEETING AND PROXY STATEMENT
any other business is properly presented at the meeting, your signed proxy card authorizes Colin V. Reed, Robert Prather and Scott J. Lynn to use their discretion to vote on these other matters.
Q.
What are my voting options on Proposal 1 (Election of Directors)?
A.
You may:
•	Vote FOR all of the director nominees;
•	Vote FOR specific director nominees;
•	Vote AGAINST all director nominees;
•	Vote AGAINST specific director nominees;
•	ABSTAIN from voting with respect to all of the director nominees; or
•	ABSTAIN from voting with respect to specific director nominees.
A nominee will be elected as a director if the number of votes cast “FOR” such nominee’s election exceeds the number of votes cast “AGAINST” such nominee’s election (with abstentions and broker non-votes not counted as votes cast either for or against such election). Proxies may not be voted for more than ten (10) directors, and stockholders may not cumulate votes in the election of directors. See “Majority Voting Standard for Director Elections” below for the effect of a director nominee failing to receive the required majority vote in an election.
Q.
What are my voting options on the other proposals?
A.
When voting on either Proposal 2 (Advisory Vote on Executive Compensation), Proposal 3
(Approval of 2024 Omnibus Incentive Plan) or Proposal 4 (Ratification of Independent Registered Public Accounting Firm for 2024), you may:
•	Vote FOR the proposal;
•	Vote AGAINST the proposal; or
•	ABSTAIN from voting.
If you abstain from voting on Proposal 2, Proposal 3 or Proposal 4, your shares will be counted as present in person or represented by proxy and entitled to vote on such proposal, and thus the abstention will have the same effect as a vote AGAINST such proposal.
Q.
Is my vote confidential?
A.
Yes. All proxy cards and vote tabulations that identify an individual stockholder are kept confidential. Except to meet legal requirements, your vote will not be disclosed to us unless a proxy solicitation is contested, you write comments on the proxy card, or you authorize disclosure of your vote. However, we may confirm whether a stockholder has voted or take other actions to encourage voting.
Q.
How many votes are required to approve each proposal?
A.
With respect to Proposal 1, a director nominee will be elected as a director if the number of votes cast “FOR” such nominee exceed the number of votes cast “AGAINST” such nominee (with abstentions and broker non-votes not counting as votes cast for or against a nominee). With respect to Proposals 2, 3 and 4, a majority of shares entitled to vote and present in person or by proxy is required to approve each such proposal.

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Proposals
Proposal 1 (Election of the Ten (10) Nominees for Director Identified in this Proxy Statement)
The information below about the business background of each nominee for director has been provided by each nominee. All nominees are currently directors. In case any nominee is not available to serve as a director, the person or persons voting the proxies may vote your shares for such other person or persons designated by the Board if you have submitted a proxy card.
The Board may also choose to reduce the number of directors to be elected at the meeting. Each of the nominees shall be elected to serve as a director until the annual meeting of stockholders in 2025 or until his or her respective successor is otherwise duly elected and qualified, or until his or her earlier resignation or removal. The names of the nominees for director, along with their present positions, their principal occupations, current directorships held with other public companies, as well as directorships with other public companies during the past five years, their ages and the year first elected as a director, are set forth below. Individual qualifications, experiences and skills that contribute to the Board’s effectiveness as a whole, as determined by the Nominating and Corporate Governance Committee, are also described below.
Incumbent Directors Standing for Re-Election
Rachna Bhasin

Founder/Chief Executive Officer, EQ Partners, a private consulting firm, since January 2019. Ms. Bhasin has served as an independent director of media company Shutterstock, Inc. since August 2019 and as an independent director of PropertyGuru Group Limited, a Singapore-based property technology company, since August 2021. From October 2015 to January 2019, Ms. Bhasin served as Chief Business Officer of Magic Leap, Inc., a digital technology company. Prior to such time, Ms. Bhasin was Senior Vice-President of Corporate Strategy and Business Development at media company SiriusXM Radio, a position she had held since 2010. From 2007 until 2010 Ms. Bhasin was General Manager, Strategic Partnerships and Personalization at technology company Dell, Inc., and from 2004 to 2007 she served as Vice President of Business Development at the media company EMI Music, North America.

Qualifications: Ms. Bhasin’s experience in the technology and media industries provide her with a unique perspective on our challenges and opportunities.

Current Directorships: Shutterstock, Inc.; PropertyGuru Group Limited

Former Directorships: None

Age: 51

Director since: 2016

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Alvin Bowles Jr.

Vice-President, Global Business Group – Americas, technology company Meta Platforms, Inc. (formerly known as Facebook, Inc.), since May 2023; Global Vice-President, Partnerships & Business Engineering, Meta, January 2022 to May 2023; Vice-President, Global Marketing Solutions, Meta, January 2020 to January 2022; Head of Global Publisher Sales and Operations, Facebook, October 2015 to January 2020; CEO of media company GrabMedia, March 2011 to September 2015; SVP, Integrated Marketing & Brand Solutions, of media company BET, April 2007 to December 2010; Vice President Sales, Publisher, AOL Black Voices, of media and technology company AOL, April 2005 to April 2007; Vice President, Global Media Group, of entertainment company Time Warner Inc., January 2004 to April 2005.

Qualifications: Mr. Bowles brings operating experience in large, complex organizations as a result of his service as a senior executive of public and private companies, including those with a focus on digital media and technology.

Current Directorships: None

Former Directorships: None

Age: 50

Director since: 2017

Mark Fioravanti

Our President & Chief Executive Officer since January 2023; our President from March 2022 through December 2022; our President and Chief Financial Officer from March 2015 to March 2022; our Executive Vice President and Chief Financial Officer, August 2011 to March 2015; our Senior Vice President and Chief Financial Officer, June 2009 to August 2011; our Senior Vice President of Finance and Treasurer, June 2007 to June 2009; our Executive Vice President and President of our ResortQuest International subsidiary from March 2004 to June 2007; our Senior Vice President of Marketing, August 2002 to March 2004. Prior to joining us, Mr. Fioravanti served in a variety of roles with gaming company Harrah’s Entertainment, Inc.

Qualifications: Mr. Fioravanti’s day-to-day leadership as our CEO, and his many years of experience in the hospitality industry, provides him with a deep knowledge of our operations and a unique insight into our challenges and opportunities.

Current Directorships: None

Former Directorships: None

Age: 62

Director since: 2022

William E. Haslam

Private Investor, since 2019. From 2011 to 2019, Mr. Haslam served as Governor of the State of Tennessee. From 2003 until 2011, Mr. Haslam served as the Mayor of Knoxville, Tennessee. From 1999 until 2001, Mr. Haslam served as Chief Executive Officer of the e-commerce and catalog division of retailer Saks Fifth Avenue. From 1980 until 1999 Mr. Haslam served in a variety of roles with travel center operator Pilot Corporation, eventually serving as President.

Qualifications: Mr. Haslam’s experiences as a senior executive in the public and private sectors brings managerial and operational expertise.

Current Directorships: None

Former Directorships: None

Age: 65

Director since: 2023

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Erin Mulligan Helgren

Chief Executive Officer of OfficeSpace Software Inc., a privately-held enterprise software company, since April 2023. From November 2021 through December 2022, Ms. Helgren served as CEO and as a director of Bonterra, a public benefit corporation operating a social good software platform. Ms. Helgren served as CEO and as a director of information technology company Social Solutions LLC from April 2020 to November 2021. From September 2017 to March 2020, Ms. Helgren served as CEO of Calytera, an information technology company. Ms. Helgren previously spent 11 years at information technology company Dell, Inc., serving as (among other roles) Dell’s Global Chief Marketing Officer. Ms. Helgren also previously served as Chief Marketing Officer for solar company SunPower Corporation and technology company Bazaarvoice, Inc.

Qualifications: Ms. Helgren brings operations and marketing experience in large, complex organizations as a result of her service as a senior executive and director of public and private companies.

Current Directorships: Skyline Champion Corp.

Former Directorships: None

Age: 54

Director since: 2024

Fazal Merchant

Senior Advisor, investment company Sixth Street Partners, since May 2021; and Director of asset management firm Ariel Investments, LLC, since March 2021. Previously, Mr. Merchant served as Co-Chief Executive Officer of Tanium, Inc., a privately-held endpoint security and systems management company, from June 2019 to September 2020; Chief Operating Officer and Chief Financial Officer of Tanium, May 2017 to June 2019; Consultant to WndrCo, a new media and technology company, December 2016 to May 2017; Chief Financial Officer, media company DreamWorks Animation SKG, September 2014 to September 2016; Chief Financial Officer, media company DirecTV Latin America, December 2013 to September 2014; SVP, Treasurer & Corporate Development, media and technology company DirecTV, July 2012 to April 2014; Managing Director, Head of Global Industrials Group, Americas, financial services company Royal Bank of Scotland, January 2011 to July 2012.

Qualifications: Mr. Merchant brings financial and accounting experience in large, complex organizations as a result of his service as a senior executive and director of public and private companies.

Current Directorships: Warner Bros. Discovery, Inc.

Former Directorships: Meritor, Inc.

Age: 50

Director since: 2017

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Christine Pantoya

Chief Operating Officer, Chief Financial Officer and board member, technology company Kiswe Mobile Inc., since July 2023; Chief Commercial Officer and Head of Strategy, FANchise, an integrative fan-controlled sports league, from July 2020 to July 2023. Ms. Pantoya served as Non-Executive Partner, Delta Partners Group, an investment and advisory firm, from June 2019 to July 2023. Ms. Pantoya has also served as a senior advisor to multiple early-stage companies since January 2019. From November 2020 until June 2022 Ms. Pantoya served as Chief Financial Officer of Omnichannel Acquisition Corp., a consumer-technology focused SPAC. From January 2015 to October 2018, Ms. Pantoya served as SVP & Head of Mobile & Direct-to-Consumer for the National Basketball Association, a professional sports league. From April 2012 to January 2015, Ms. Pantoya served as VP of Corporate Development and Strategy for telecommunications company Verizon Communications. Prior to such time, Ms. Pantoya served in a variety of roles for telecommunications companies Cox Communications, Enhanced Wireless, Clearwire and Sprint Nextel.

Qualifications: Ms. Pantoya’s current and past roles with media and entertainment companies provide her with insights on the challenges and opportunities faced by our Entertainment business segment.

Current Directorships: None

Former Directorships: None

Age: 54

Director since: 2019

Robert Prather, Jr.

President and Chief Executive Officer, Heartland Media, LLC, a television broadcasting company, since June 2013; Chief Executive Officer, Heartland Media Acquisition Corp., a media focused SPAC, March 2021 to August 2023; President and Chief Executive Officer, Allen Media Broadcasting, a television broadcasting company, February 2020 to June 2023; President and Chief Operating Officer, Gray Television, Inc., a television broadcasting company, September 2002 to June 2013; Executive Vice President, Gray Television, Inc., 1996 to September 2002; Chief Executive Officer, Bull Run Corporation (now Southern Community Newspapers, Inc.), a media and publishing company, 1992 to December 2005.

Qualifications: Mr. Prather’s history as a chief executive officer of media companies provides financial expertise, as well as operating experience in the media and entertainment industries. Mr. Prather also has considerable corporate governance experience through his service on the boards of other public companies.

Current Directorships: GAMCO Investors, Inc.

Former Directorships: Diebold Nixdorf, Inc.; Heartland Media Acquisition Corp.

Age: 79

Director since: 2009

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Colin Reed

Executive Chairman of our Board since January 2023; our Chief Executive Officer from April 2001 through December 2022; Chairman of our Board from May 2005 through December 2022; our President from November 2012 to March 2015 and from April 2001 to November 2008; Member, three-executive Office of the President, gaming company Harrah’s Entertainment, Inc., May 1999 to April 2001; Chief Financial Officer, Harrah’s Entertainment, Inc., April 1997 to April 2001. Mr. Reed previously served in a variety of other management positions with Harrah’s Entertainment, Inc. and its predecessor, hotel operator Holiday Corp., from 1977 to April 1997.

Qualifications: Mr. Reed’s day-to-day leadership as Executive Chairman of our Board, as well as his many years of experience as our CEO and in the hospitality industry, provides him with deep knowledge of our operations and gives him unique insights into our challenges and opportunities.

Current Directorships: First Horizon National Corporation

Former Directorships: None

Age: 76

Director since: 2001

Michael Roth

Executive Chairman (from January 2021 to December 2021), The Interpublic Group of Companies, a global marketing services company; Chairman (from July 2004 to December 2020) and Chief Executive Officer (from January 2005 to December 2020), The Interpublic Group of Companies; Chairman of the Board and Chief Executive Officer, The MONY Group Inc. (and its predecessor entities), a financial services company, 1997 to 2004.

Mr. Roth served as a Director Emeritus of the Company from May 2021 until February 2022, when he rejoined our Board of Directors.

Qualifications: As a result of his past service as the chief executive officer and chairman of public companies, Mr. Roth brings a variety of experience and expertise to the Board, including in the areas of capital markets, accounting and corporate governance.

Current Directorships: None

Former Directorships: The Interpublic Group of Companies; Pitney Bowes, Inc.

Age: 78

Director since: 2022 (previous service as a director from 2004-2021)

2024 NOTICE OF MEETING AND PROXY STATEMENT
Board Meetings in 2023 and Director Attendance
In 2023 the Board met 7 times. Each incumbent director standing for re-election who served as a director in 2023 attended 100% of the Board meetings on which such director was a member during 2023. Each director who served as a director in 2023 attended at least 75% of the total number of meetings of the Board and those committees of which the director was a member in the aggregate during 2023, other than Christian Brickman, who resigned from the Board effective as of March 21, 2023 in connection with his acceptance of a new position with Pritzker Private Capital.
Company Voting Recommendation
The Board unanimously recommends that our stockholders vote FOR each of our nominees.
Our Corporate Governance Guidelines and Bylaws provide for a majority voting standard in uncontested director elections. A director nominee will be elected to the Board only if the number of votes cast “FOR” such nominee’s election exceeds the number of votes cast “AGAINST” such nominee’s election (with abstentions and broker non-votes not counted as votes cast either for or against such election). If an incumbent nominee for director fails to receive the required majority vote in a director election, he or she will tender his or her resignation as a director for consideration by the Nominating and Corporate Governance Committee and, ultimately, the Board.
In the event any incumbent nominee for director does not receive the requisite majority vote, our Corporate Governance Guidelines and Bylaws provide that our Nominating and Corporate Governance Committee will evaluate the circumstances of the failed election and will make a recommendation regarding how to act upon the tendered resignation to the full Board, in light of the best interests of the company and its stockholders. The full Board will then act upon the resignation, taking into account the recommendation of the Nominating and Corporate Governance Committee, and will publicly disclose its decision regarding the tendered resignation and its rationale within 90 days of the certification of the election results. If the Board accepts the resignation, the nominee will no longer serve on the Board. If the Board rejects the resignation, the nominee will continue to serve until his or her successor has been duly elected and qualified or until his or her earlier disqualification, death, resignation or removal.

2024 NOTICE OF MEETING AND PROXY STATEMENT
Proposal 2 (Advisory Vote on Executive Compensation)
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking stockholders to cast an advisory (non-binding) vote on our executive compensation for our named executive officers, or NEOs. Please read the Compensation Discussion and Analysis beginning on page 50 and the related compensation tables and narrative discussion appearing on pages 68 through 81, which provide more information on the compensation paid to our NEOs for 2023.
Our executive compensation programs are designed to attract, retain and motivate qualified, knowledgeable and talented executives who are capable of performing their responsibilities. Our efforts in 2023 were focused on execution of our planned growth initiatives in both our hospitality and entertainment segments, as well as the acquisition of the JW Marriott Hill Country Resort & Spa in June 2023.
We continue to focus on our long-term strategic objectives of increasing funds available for distribution to our stockholders and creating long-term stockholder value. You can find more information about our 2023 financial and operating performance, and its impact on our compensation decisions, in the Compensation Discussion and Analysis beginning on page 50.
Company Voting Recommendation
For the reasons discussed above and in the Compensation Discussion and Analysis beginning on page 50, we are asking our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the company’s stockholders approve, on an advisory basis, the compensation paid to the company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, in this proxy statement.”
Approval of this proposal requires the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on this matter. If you abstain from voting on this matter, your abstention will have the same effect as a vote against the proposal. Broker non-votes will not impact the outcome of this matter. While this vote is advisory and therefore not binding on us, our Board and our Human Resources Committee value the opinions of our stockholders and will take into consideration the outcome of this vote when making future decisions regarding our executive compensation programs.
The Board unanimously recommends that the stockholders vote FOR the approval of the advisory resolution relating to the compensation of our NEOs as disclosed in this proxy statement.

2024 NOTICE OF MEETING AND PROXY STATEMENT
Proposal 3 (Approval of 2024 Omnibus Incentive Plan)
We are asking our stockholders to approve the Ryman Hospitality Properties, Inc. 2024 Omnibus Incentive Plan (the “2024 Plan”). A summary of the principal features of the 2024 Plan can be found below, and the full text of the 2024 Plan is attached as Appendix B to this proxy statement.
Proposal 3 asks that our stockholders approve the 2024 Plan.
One of our general compensation philosophies is that a significant portion of the total compensation paid to each of our executive officers should be in the form of “at risk” pay in order to create proper incentives for our executives to achieve corporate and individual objectives and maximize stockholder value over the long-term. We also believe that the total compensation paid to our executives should be market competitive to support recruitment and retention. We further believe that each executive’s long-term incentive compensation should be closely aligned with our stockholders’ interests, as more fully described in the Compensation Discussion and Analysis beginning on page 50.
Participants in our long-term incentive compensation program generally include our executive officers, certain of our management-level employees and non-employee directors. We believe that the utilization of equity-based awards has been effective over the years in enabling us to attract and retain the talent critical to the company and that stock ownership has focused our key employees on improving our performance and helped create a culture that encourages our officers and employees to think and act as stockholders.
Information About the 2024 Omnibus Incentive Plan
Background. On February 22, 2024, upon the recommendation and approval of the Human Resources Committee, which functions as our compensation committee, our Board adopted the 2024 Plan, effective as of May 9, 2024, subject to the approval of stockholders at this Annual Meeting. Our Board is seeking stockholder approval of the 2024 Plan in accordance with the NYSE Listed Company Rules.
The 2024 Plan is intended to replace our existing equity incentive compensation plan, the Ryman Hospitality Properties, Inc. 2016 Omnibus Incentive Plan (the “2016 Plan”). If the 2024 Plan is approved by our stockholders, the 2016 Plan will expire on May 9, 2024, and thereafter no new awards may be granted under the 2016 Plan. Outstanding awards under the 2016 Plan, however, will continue to be governed by the 2016 Plan and the agreements under which they were granted.
If our stockholders do not approve the 2024 Plan, the 2016 Plan will expire on May 4, 2026 and we will not be able to grant regular equity awards to our new and existing officers, employees, directors and consultants in excess of amounts currently available under the 2016 Plan, which we believe would significantly and adversely impact our executive compensation program and impair our ability to retain and attract executives and other employees. Therefore, we believe that the approval of this proposal is in the best interests of the company and our stockholders.
The 2024 Plan, like the 2016 Plan, allows us to offer equity-based compensation to our officers, employees, directors and consultants in the form of stock options, stock appreciation rights, restricted stock, restricted stock units (“RSUs”), performance shares, performance units and other awards. The Human Resources Committee has deemed it advisable to make equity awards in the form of RSUs (both time-based and performance-based) rather than stock options to better align the interests of our executives with our stockholders, to encourage executive retention and to conform to compensation practices in the REIT industry. The proposal to approve the 2024 Plan does not imply that we intend to materially alter our compensation practices, although, as was the case under the 2016 Plan, the company and the Human Resources Committee maintain the ability to do so.

2024 NOTICE OF MEETING AND PROXY STATEMENT
Key Terms of the 2024 Plan. Key features of the 2024 Plan (and, where applicable, changes from the 2016 Plan) are highlighted below.
Plan Feature	2024 Plan Terms	Change from the 2016 Plan
Share Reserve (Section 4.1 of the 2024 Plan)
1,864,262, consisting of 1,500,000 newly authorized shares, plus 364,262 shares available for grant under the 2016 Plan as of March 22, 2024 (less any shares granted under the 2016 Plan after March 22, 2024).

After giving effect to the reduced number of shares in the 2024 Plan, our equity plan overhang as of March 22, 2024 would have been 1.0% (as calculated below), assuming the expiration of the 2016 Plan and assuming stockholder approval of the 2024 Plan).

The 2016 Plan originally made 1,800,000 shares (less any shares granted under a predecessor plan during the period from March 17, 2016 to May 4, 2016) available for grant. As of March 22, 2024, there were 364,262 shares available for grant under the 2016 Plan.

Limit on Full Value Awards (Section 4.1 of the 2024 Plan)	No limit on the portion of the Share Reserve used for full value awards such as RSUs.	No change.
Expiration Date (Section 16.2 of the 2024 Plan)	May 9, 2034.	The 2016 Plan expires on May 4, 2026.
No Liberal Share Recycling (Section 4.1 of the 2024 Plan)
The following shares underlying any award will not again become available for awards under the 2024 Plan: (1) shares tendered or withheld in payment of the exercise price of an option award; (2) shares tendered or withheld to satisfy any tax withholding obligation with respect to an award; (3) shares repurchased by the company with proceeds received from the exercise of an option award; and (4) shares subject to an SAR that are not issued in connection with the stock settlement of that SAR upon its exercise.
No change.
Forfeited Awards (Section 4.1 of the 2024 Plan)	Awards made under the 2016 Plan and the 2024 Plan which terminate, expire unexercised or are settled for cash, forfeited or cancelled will be added back to the share reserve.	No change.

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Plan Feature	2024 Plan Terms	Change from the 2016 Plan
No Repricing (Section 6.2 of the 2024 Plan)
The 2024 Plan prohibits the repricing of stock options or SARs without stockholder approval. This restriction applies to both direct repricing (lowering the exercise price of a stock option) and indirect repricing (cancelling an outstanding stock option in exchange for a cash award or another award).
No change.
Minimum Vesting Requirement (Sections 6.6, 7.4 and 9 of the 2024 Plan)	No award will have an originally-stated vesting period of less than one year (except for any substitute awards). Up to 5% of the Share Reserve will not be subject to this requirement.	No change.
Amendment (Section 14 of the 2024 Plan)
Generally, our Board may amend or terminate the 2024 Plan at any time. We must obtain stockholder approval for any change that would require such approval under the NYSE listing standards and any other regulatory requirement with which the Board must comply. However, no rights under an outstanding award may be impaired by such action without the consent of the officer, employee, director or consultant holding an affected award.
No change.
Recoupment/ Clawback Provision (Section 14.4 of the 2024 Plan)
Awards will be subject to recoupment under certain circumstances, including to the extent (1) set forth in any award agreement, (2) the recipient is subject to our NYSE Executive Compensation Recoupment Policy or any other company recoupment policy that we may adopt, or (3) required by applicable law.
The 2024 Plan includes a direct reference to our NYSE Executive Compensation Recoupment Policy, which was adopted on August 10, 2023.
Limit on Non- Employee Director Compensation (Section 10.3 of the 2024 Plan)
The aggregate value of all compensation (both cash and equity) paid or granted, as applicable, to any non-employee director in any calendar year shall not exceed $500,000 (subject to exceptions for extraordinary circumstances such as service on a special committee).
No change.

2024 NOTICE OF MEETING AND PROXY STATEMENT
Overhang and Dilution. The table below sets forth information regarding our overhang, or potential stockholder dilution, and dilution rates as of December 31, 2023, 2022 and 2021. In addition, in fiscal year 2024 through March 22, 2024, we have granted 131,852 RSUs. As of March 22, 2024, there were 59,890,257 shares of our common stock outstanding, and the closing price of a share of common stock on the NYSE was $116.87 per share.
	March 22, 2024 (Including 2024 Plan)	March 22, 2024	December 31,
			2023	2022	2021
Total Shares of Common Stock(1)	60,285,244	60,285,244	60,106,651	55,561,906	55,467,481
Restricted Stock Units	308,657	308,657	300,141	304,352	283,644
Performance Stock Units(2)	143,303	143,303	301,714	280,659	277,572
Total Shares Subject to Outstanding Awards	451,960	451,960	601,855	585,011	561,216
Number of Shares Remaining Available for Grant	1,864,262	364,262	497,052	680,178	848,750
Overhang(3)	1.0%	1.0%	1.0%	1.1%	1.0%
Dilution(4)	3.8%	1.4%	1.8%	2.3%	2.5%
(1)
Includes 394,987 units of limited partnership interest (“OP Units”) of RHP Hotel Properties, LP, our operating partnership, in 2023, 394,987 OP Units in 2022, and 394,987 OP Units in 2021. OP Units have economic terms that are substantially similar to shares of our common stock and are redeemable, in certain circumstances, for shares of our common stock on a one-for-one basis.

(2)
The number of performance stock units that are outstanding at December 31, 2023 reflects the number of shares that could be earned based on satisfaction of the applicable performance goals at the target (100%) achievement level for each outstanding award, except for the 2021 performance-based RSU awards, which were valued at the stretch (150%) performance level as of December 31, 2023.

(3)
Overhang is calculated by dividing the number of shares issuable pursuant to equity awards outstanding at the end of the fiscal year by the number of common shares outstanding at the end of the fiscal year.

(4)
Dilution is calculated by dividing the sum of (x) the number of shares issuable pursuant to equity awards outstanding at the end of the fiscal year plus (y) the number of shares available under all equity incentive plans, by the number of common shares outstanding at the end of the fiscal year.

Burn Rate Information. The table below sets forth information regarding historical awards granted in 2023, 2022 and 2021 and the corresponding Annual Burn Rate (as such term is defined below):
	2023	2022	2021
Stock options granted(1)	—	—	—
Full-value awards (RSUs) granted(2)	201,749	191,213	336,199
Total awards granted	201,749	191,213	336,199
Weighted-average common shares outstanding(3)	57,750,000	55,140,000	55,047,000
Annual Burn Rate(4)	0.35%	0.35%	0.61%
Three Year Average Burn Rate(4)	0.44%
(1)	During the last three years, the company, consistent with its current compensation practices, has not granted any company stock options to its employees or directors.

2024 NOTICE OF MEETING AND PROXY STATEMENT
(2)
Consists of time-based RSU awards and performance-based RSU awards granted to employees, officers and directors during the applicable fiscal year. The number of performance-based RSUs granted in each applicable year reflect the target number of shares that could be earned based on satisfaction of the applicable performance goals, plus in the case of awards in which the applicable performance period ends on the last day of a fiscal year, an additional amount of RSUs to reflect vesting at the stretch (150%) level, which was the level of achievement obtained for each such award.

(3)
For purposes of the calculation above, weighted-average common shares outstanding is calculated using the basic shares outstanding, as reported in the footnotes to our Annual Report on Form 10-K for the applicable year, but excluding the 394,987 OP Units outstanding at the end of each fiscal year.

(4)	Annual Burn Rate for an applicable fiscal year is equal to (i) the number of full-value awards granted during such year divided by (ii) the weighted-average common shares outstanding during such year.
For purposes of the tables above, the number of shares issuable pursuant to equity awards does not include any dividend equivalents that may be earned after the date of grant.
In determining to adopt the 2024 Plan and recommend the 2024 Plan to our stockholders, the Human Resources Committee (the “Committee”) and the Board considered various factors, including the number and type of awards made by us in recent years under the 2016 Plan, our burn rate, our overhang (including our potential overhang if the 2024 Plan is approved by our stockholders), and the shares remaining for issuance under the 2016 Plan, and the guidelines of certain proxy advisory firms.
Summary of the 2024 Plan
The following paragraphs summarize the material terms of the 2024 Plan. This summary does not purport to be a complete description of all of the provisions of the 2024 Plan. It is qualified in its entirety by reference to the full text of the 2024 Plan, a copy of which is attached as Appendix B to this proxy statement.
Purpose. The primary purpose of the 2024 Plan is to promote the interests of the company and its stockholders by, among other things, (i) attracting and retaining key officers, employees and directors of, and consultants to, the company and its subsidiaries and affiliates, (ii) motivating those individuals by means of performance-related incentives to achieve long-range performance goals, and (iii) linking the compensation of those individuals to the long-term interests of the company and its stockholders.
Shares Available for Awards under the Plan. Under the 2024 Plan, awards may be made in common stock of the company. Subject to adjustment as provided by the terms of the 2024 Plan, the maximum aggregate number of shares of common stock with respect to which awards may be granted under the 2024 Plan (the “Share Reserve”) will be 1,864,262 (which represents 364,262 shares previously authorized under the 2016 Plan and 1,500,000 additional shares being authorized pursuant to the 2024 Plan, minus the number of shares subject to awards that are granted pursuant to the 2016 Plan after March 22, 2024). No more than 1,000,000 shares authorized under the 2024 Plan may be awarded as incentive stock options.
Subject to adjustment as provided by the terms of the 2024 Plan, the Share Reserve shall be increased by the number of shares with respect to which awards were granted under our 2016 Plan as of the date the 2024 Plan is approved by our stockholders at this Annual Meeting, but which thereafter terminate, expire unexercised, or are settled for cash, forfeited or canceled without delivery of the shares under the terms of the 2016 Plan.
Shares of common stock subject to an award under the 2024 Plan that are cancelled, expire unexercised, forfeited, settled in cash or otherwise terminated without a delivery of shares of common stock to the participant will increase the Share Reserve to the extent of any such settlement, forfeiture, termination, expiration or cancellation. Notwithstanding the foregoing, the following shares underlying any award under the 2016 Plan or the 2024 Plan will not again become available for awards under the 2024 Plan: (1) shares tendered or withheld in payment of the exercise price of an option award: (2) shares tendered or withheld to satisfy any tax withholding obligation with respect to an award; (3) shares repurchased by the company with proceeds received from the exercise of an option award; and (4) shares subject to an SAR that are not issued in connection with the stock settlement of that SAR upon its exercise.

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Shares of common stock issued under the 2024 Plan may be either newly-issued shares or shares which have been reacquired by the company. Shares issued by the company as substitute awards granted solely in connection with the assumption of outstanding awards previously granted by a company acquired by the company, or with which the company combines (“Substitute Awards”), do not reduce the number of shares available for awards under the Plan, to the extent permitted under the rules of the New York Stock Exchange.
With certain limitations, awards made under the 2024 Plan may be adjusted by the Committee to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the 2024 Plan in the event of any stock or extraordinary cash dividend, stock split, reverse stock split, or extraordinary corporate transaction such as a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other similar corporate transaction or event that affects the capitalization of the company or change in applicable laws, regulations or accounting principles or other unusual or nonreccuring event.
Eligibility and Administration. Current and prospective officers and employees, and directors of, and consultants to, the company or its subsidiaries or affiliates are eligible to be granted awards under the 2024 Plan. As of the date of this proxy statement, approximately 309 of our employees, eight non-employee directors and no consultants would be eligible to participate in the 2024 Plan if it were currently in place. However, the company has not at the present time determined who will receive the shares of common stock that will be authorized for issuance under the 2024 Plan or how they will be allocated. The Committee will administer the 2024 Plan, except with respect to awards to non-employee directors, for which the 2024 Plan will be administered by the Board. Under the 2024 Plan, the Committee will be composed of not less than two non-employee directors, each of whom will be a “Non-Employee Director” for purposes of Section 16 of the Exchange Act and Rule 16b-3 thereunder, and will be independent as defined by the listing standards of the NYSE. Subject to the terms of the 2024 Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted, determine and later amend (subject to certain limitations) the terms and conditions of any award, interpret and specify the rules and regulations relating to the 2024 Plan, and make all other determinations which may be necessary or desirable for the administration of the 2024 Plan.
Minimum Vesting Period. Except for Substitute Awards, in connection with the death or disability of a participant, or in the event of a Change in Control (as defined in the 2024 Plan), no award will have a vesting period of less than one year from the date of grant (inclusive of any performance periods related thereto); provided, that the Committee has the discretion to waive this requirement with respect to an award at or after grant, so long as the total number of shares that are issued pursuant to awards having an originally stated vesting period of less than one year from the date of grant (inclusive of any performance periods related thereto) do not exceed 5% of the Share Reserve.
Non-Employee Director Compensation Limit. The aggregate value of all compensation paid or granted, as applicable, to any individual for service as a non-employee director with respect to any calendar year, including equity awards granted and cash fees paid by the company to such non-employee director, will not exceed $500,000 in value, calculating the value of any awards granted under the 2024 Plan based on the grant date fair value of such awards for financial reporting purposes. The Board may make exceptions to this applicable limit described above for individual non-employee directors in extraordinary circumstances, such as where any such non-employee director is serving on a special litigation or transaction committee of the Board, as the Board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation involving such non-employee director
Stock Options and Stock Appreciation Rights. The Committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options to participants in the 2024 Plan. The Committee may specify the terms of such grants subject to the terms of the 2024 Plan. The Committee is also authorized to grant SARs, either with or without a related option. The grant of a stock option or SAR will occur when the Committee by appropriate action determines to grant a participant a stock option or SAR and establishes the number of shares and exercise price of such award, or on

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such later date as the Committee may specify. The exercise price per share subject to an option or SAR is determined by the Committee, but may not be less than the fair market value of a share of common stock on the date of the grant, except in the case of Substitute Awards.
Except in connection with corporate transactions involving the company (such as a stock or extraordinary cash dividend, stock split, reverse stock split, or extraordinary corporate transaction such as a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other similar corporate transaction or event that affects the capitalization of the company), the Committee shall not have the power to (i) amend the terms of previously granted options or SARs to reduce the exercise price thereof, (ii) cancel such options or SARs in exchange for a cash payment or a grant of either substitute options or SARs with a lower exercise price than the canceled award, or (iii) take any other action with respect to an option or SAR that would be treated as a repricing under the rules and regulations of the NYSE or the principal securities exchange or national market on which the shares are traded, in each case without the approval of the company’s shareholders.
The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Committee, except that no option or SAR may have a term exceeding 10 years (provided that under certain circumstances the period of time over which an option or SAR may be exercised will be automatically extended if on the scheduled expiration date of the award exercise would violate applicable securities law, subject to certain limitations as described in the 2024 Plan). Incentive stock options that are granted to holders of more than 10% of the company’s voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value.
A stock option or SAR may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted thereunder for the exercise thereof. Stock options and SARs shall be exercised by written notice of intent to exercise the stock option or SAR and, with respect to options, payment in full to the company of the amount of the option price for the number of shares with respect to which the option is then being exercised.
Payment of the option price must be made (i) in cash or cash equivalents, (ii) at the discretion of the Committee, by transfer, either actually or by attestation, to the company of unencumbered shares previously acquired by the participant valued at the fair market value of such shares equal to the option price at the time of exercise, together with any applicable withholding taxes, such transfer to be upon such terms and conditions as determined by the Committee, or (iii) by a combination of such cash (or cash equivalents) and such shares, by delivering a notice of exercise of the option and simultaneously selling the shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the company, using the proceeds of such sale as payment of the option price, together with any applicable withholding taxes or withholding shares otherwise deliverable to the participant pursuant to the option having an aggregate fair market value at the time of exercise equal to the total option price together with any applicable withholding taxes. Until the participant has been issued the shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such shares. No dividend equivalent rights may be granted with respect to stock options or SARs.
Restricted Shares and Restricted Stock Units. The Committee is authorized to grant restricted shares of common stock and RSUs. Restricted shares are shares of common stock subject to transfer restrictions as well as forfeiture upon certain terminations of employment (or other service-providing capacity) prior to the end of a restricted period or other conditions specified by the Committee in the award agreement. A participant granted restricted shares of common stock generally has many of the rights of a stockholder of the company with respect to the restricted shares, including the right to receive dividends and the right to vote such shares. However, none of the restricted shares may be transferred for value, encumbered or disposed of (other than pursuant to will or the laws of descent) during the restricted period or until after fulfillment of the restrictive conditions.
Each RSU has a value equal to the fair market value of a share of common stock on the date of grant. The Committee determines, in its sole discretion, the restrictions applicable to the RSUs. Unless otherwise provided in

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an award agreement, a participant will receive dividend equivalent rights in respect of any vested RSU, which will be paid at such time as provided in the applicable award agreement or by the Committee, provided that no dividend equivalent rights will be paid on RSUs that are not vested unless and only to the extent the underlying RSU actually vests. Except as determined otherwise by the Committee, RSUs may not be transferred, encumbered or disposed of (and in any event no transfers for consideration will be permitted). In addition, except as may otherwise be provided in an award agreement such RSUs will terminate, without further obligation on the part of the company, unless the participant remains in continuous employment (or other service-providing capacity) of the company for the restricted period and any other restrictive conditions relating to the RSUs are met.
Performance Awards. A performance award consists of a right that is denominated in cash or shares of common stock, valued in accordance with the achievement of certain performance goals during certain performance periods as established by the Committee, and payable at such time and in such form as the Committee shall determine. Performance awards may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis, as determined by the Committee. Termination of employment prior to the end of any performance period, other than for reasons of death or disability, will result in the forfeiture of the performance award, except as otherwise determined by the Committee. A participant’s rights to any performance award may not be transferred, encumbered or disposed (and in any event no transfers for consideration will be permitted), except by will or the laws of descent and distribution or as the Committee may otherwise determine.
Performance awards are subject to certain specific terms and conditions under the 2024 Plan. Performance goals for participants will be limited to one or more of the following financial performance measures relating to the company or any of its subsidiaries, operating units, business segments or divisions: (a) earnings before interest, taxes, depreciation and/or amortization (EBITDA) or Adjusted EBITDA; (b) operating income or profit; (c) operating efficiencies; (d) return on equity, assets, capital, capital employed or investment; (e) after tax operating income; (f) net income; (g) earnings or book value per Share; (h) cash flows, funds from operations and adjusted funds from operations; (i) total sales or revenues or sales or revenues per employee; (j) production (separate work units); (k) stock price or total shareholder return; (l) dividends; (m) debt reduction; (n) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures; (o) any other financial or non-financial metric or goal that the Committee deems appropriate; or (p) any combination thereof.
Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the company or any subsidiary, operating unit, business segment or division of the company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or shares outstanding, or to assets or net assets. The Committee may appropriately adjust any evaluation of performance under criteria set forth in the 2024 Plan to exclude any of the following events that occurs during a performance period: (i) asset impairments or write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; (v) any items that are “unusual in nature” or “infrequently occurring” within the meaning of generally accepted accounting principles or other extraordinary items that are included within management’s discussion and analysis of financial condition and results of operations appearing in the company’s annual report to stockholders for the applicable year; (vi) the effect of adverse governmental or regulatory action, or delays in governmental or regulatory action; (vii) any other event either not directly related to the operations of the company or not within the reasonable control of the company’s management; and (viii) any other similar item or event selected by the Committee in its discretion in light of the purposes for which the performance award was granted.
Within a reasonable time following the commencement of each performance period, the Committee will, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each participant for such performance period.

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Following the completion of each performance period, the Committee will evaluate whether and the extent to which the applicable performance targets have been achieved and the amounts, if any, payable to participants for such performance period. The Committee will have the right to adjust the amount payable under a performance award at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period. With respect to any participant, the maximum annual number of shares in respect of which all performance awards may be granted under the 2024 Plan is 900,000, and the maximum annual amount of all performance awards that are settled in cash that may be granted in any year is $5,000,000.
Other Stock-Based Awards. The Committee is authorized to grant any other type of awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. The Committee will determine the terms and conditions of such awards, consistent with the terms of the 2024 Plan.
Non-Employee Director Awards. Subject to applicable legal requirements and the limits on compensation paid to non-employee directors as noted above, the Board may provide that all or a portion of a non-employee director’s annual retainer and/or retainer fees or other awards or compensation as determined by the Board be payable in non-qualified stock options, SARs, restricted shares, RSUs and/or other stock-based awards, including unrestricted shares, either automatically or at the option of the non-employee directors. The Board will determine the terms and conditions of any such awards, including those that apply upon the termination of a non-employee director’s service as a member of the Board. Non-employee directors are also eligible to receive other awards pursuant to the terms of the 2024 Plan; provided, however, that with respect to awards made to non-employee directors, the 2024 Plan will be administered by the Board.
Termination of Employment. The Committee will determine the terms and conditions that apply to any award upon the participant’s termination of employment with the company, its subsidiaries and affiliates, and provide or amend such terms in the applicable award agreement or in its rules or regulations.
Change in Control. Unless otherwise provided in an award agreement, a “Change in Control” (as defined in the 2024 Plan) shall not affect the vesting or exercisability of, or restrictions applicable to, outstanding awards.
Subject to certain qualifications and exceptions set forth in the 2024 Plan, the 2024 Plan defines a “Change in Control” to mean:
•
Any person (with certain exceptions) is or becomes the beneficial owner, directly or indirectly, of securities of the company representing more than 35% of the combined voting power of the company’s then outstanding voting securities;

•
During any twelve month period, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority of the Board, treating any individual whose election or nomination was approved by a majority of the incumbent directors as an incumbent director for this purpose;

•	The consummation of:
a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction that requires the approval of the company’s shareholders, unless (1) the stockholders immediately prior to the merger have more than 50% of the combined voting power of the voting securities in the surviving entity or its parent in substantially the same proportions as before the transaction, (2) the individuals who were members of the incumbent Board immediately prior to the execution of the definitive agreement providing for such transaction constitute more than 50% of the members of the board of directors of the surviving entity or its parent, and (3) no person (subject to certain exceptions) owns 35% or more of the voting securities of the surviving entity unless such ownership existed before the transaction;
A complete liquidation or dissolution of the company; or

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The sale of all or substantially all of the assets of the company to any person, other than to a subsidiary of the company.
Amendment and Termination. The Board may amend, alter, suspend, discontinue or terminate the 2024 Plan or any portion of the 2024 Plan at any time, except that stockholder approval must be obtained for any such action if such approval is necessary to comply with any tax or regulatory requirement with which the Board deems it desirable or necessary to comply (including the rules and regulations of the NYSE). The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award, either prospectively or retroactively. The Committee may not materially and adversely affect the rights of any award holder without the award holder’s consent.
The company may cancel any award granted pursuant to the 2024 Plan, require reimbursement of any award by a participant, and effect any other right of recoupment of equity or other compensation provided under the 2024 Plan in accordance with the terms of any award agreement, the company’s NYSE Executive Compensation Recoupment Policy (as it may be amended from time to time) or any company recoupment policies that may be adopted and/or modified from time to time (each, a “Clawback Policy”) including those adopted or modified to comply with any applicable laws. In addition, the company may utilize any method of recovery specified in any such Clawback Policy in connection with any award recoupment pursuant to the terms of any Clawback Policy, and a participant may be required to repay to the company previously paid compensation, whether required by the 2024 Plan or an award agreement, in accordance with any Clawback Policy. By accepting an award, each Participant agrees to be bound by any Clawback Policy as in effect, or as may be adopted and/or modified from time to time by the company in its discretion.
Other Terms of Awards. The company may take action, including the withholding of amounts from any award made under the 2024 Plan, to satisfy withholding and other tax obligations. The Committee may provide for additional cash payments to participants to defray any tax arising from the grant, vesting, exercise or payment of any award.
Effective Date. The 2024 Plan will become effective as of May 9, 2024, provided that the 2024 Plan has been approved by the stockholders of the company at this Annual Meeting. No new awards may be granted under the 2024 Plan after May 9, 2034, the tenth anniversary of the effective date of the 2024 Plan.
New Plan Benefits
The company has not approved any awards that are conditioned on stockholder approval of the 2024 Plan. The company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future under the 2024 Plan because awards granted under the 2024 Plan will be made at the discretion of the Committee. If the proposed 2024 Plan had been in effect in 2023, the company expects that the number of awards granted in 2023 would not have been different from those actually made in that year under the 2016 Plan.

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Certain U.S. Federal Income Tax Consequences
The following is a brief summary of certain U.S. federal income tax aspects of awards under the 2024 Plan based upon the U.S. federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and the exact tax consequences to any participant will depend upon his or her particular circumstances and other factors. Participants may also be subject to certain other U.S. state, local and non-U.S. taxes, which are not described herein. Participants in the 2024 Plan are encouraged to consult their own tax advisors with respect to such other tax considerations or particular federal tax implications of awards granted under the 2024 Plan.
Stock Options. The grant of an incentive stock option or a nonqualified stock option with an exercise price not less than the fair market value of the common stock for which it is exercisable on the date of grant is not generally a taxable event to the participant. A participant generally will not recognize taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply) and the company is not entitled to any deduction for U.S. federal income tax purposes. Upon the exercise of a nonqualified stock option, a participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any income recognized by the participant as a result of the exercise of a nonqualified stock option will be compensation income and will be subject to income and employment tax withholding at the time the option is exercised. The company generally is entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonqualified stock option.
Sale of Common Stock. The sale or other disposition of shares of common stock acquired pursuant to an award under the 2024 Plan generally will be a taxable event to the participant. In general, a participant who sells such shares will recognize gain or loss equal to the difference between the amount realized by the participant on such disposition and the participant’s adjusted tax basis in the shares. A participant’s adjusted tax basis in shares acquired under the 2024 plan generally will be the amount paid for such shares plus the amount, if any, of ordinary income recognized in connection with the purchase or vesting of such shares. Except as described below with respect to shares acquired upon the exercise of an incentive stock option for which the applicable holding periods were not met, any gain or loss resulting from the sale of shares acquired by a participant under the 2024 Plan generally will be taxed as capital gain or loss. A capital gain or loss will be long-term if at the time of the sale, the participant has held the shares for more than one year. The time for which the participant held any stock option prior to its exercise is not taken into account for purposes of determining whether the participant held the shares received upon the exercise of the option for more than one year. Long-term capital gain recognized by a participant generally is taxed at preferential rates. The deductibility of capital losses is subject to limitations.
If a participant sells shares of common stock acquired upon the exercise of an incentive stock option before the end of the period ending two years following the date the option was granted and one year following the exercise of the option, however, a portion of the participant’s gain equal to the difference between (i) the fair market value of the shares on the date the option was exercised (or, if less, the amount realized upon the disposition of those shares), and (ii) the option exercise price, will be characterized as ordinary income, rather than capital gain, at the time of such sale. The company will generally be entitled to an income tax deduction of the same amount.
Stock Appreciation Rights. The grant of a stock appreciation right with an exercise price at least equal to the fair market value (on the grant date) of the common stock to which it relates is not a taxable event to the participant or the company. The exercise of a stock appreciation right will result in the participant recognizing ordinary income on the value of the stock appreciation right at the time of exercise, and the company generally will be entitled to a deduction for the amount of such ordinary income recognized by the participant. The participant also will recognize capital gain or loss on the subsequent sale of any shares acquired upon the exercise of a stock appreciation right. For this purpose, the participant’s adjusted tax basis in the shares is the fair market value of such shares at the time the stock appreciation right is exercised.
Other Stock-Based Awards; Performance Awards. A participant who is granted any other stock-based award that is not subject to any vesting or forfeiture restrictions will generally recognize, at the time of grant (or, if later, at the

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time of payment in case of RSUs and similar awards), ordinary income equal to the amount of cash or fair market value of any other property received. If such other stock-based award is in the form of an RSU or a similar award that does not provide for the delivery of shares or cash until a vesting condition (including a performance-based condition) has been satisfied, the participant generally would not recognize ordinary income until the date the vesting condition is satisfied and the shares or cash have been made available to the participant. If such other stock-based award is in the form of property transferred subject to restrictions ((including performance-based vesting conditions), such as a restricted share award, the participant would not recognize ordinary income until the restrictions lapse, unless the participant makes a Section 83(b) Election (as discussed below). The participant’s initial adjusted tax basis in any shares received upon payment or settlement of such a stock-based award is equal to the amount of ordinary income the participant recognized upon receipt of the shares, plus the amount, if any, the participant paid for such shares. The company generally is entitled to a deduction for the amount of ordinary income recognized by the participant with respect to such other stock-based awards at the time the participant recognized the ordinary income.
Section 83(b) Considerations. A participant who receives a grant of (or otherwise acquire) shares of common stock subject to a “substantial risk of forfeiture” may make an election under Section 83(b) of the Code (a “Section 83(b) Election”) with respect to such shares within 30 days following the date on which the shares are acquired. If shares acquired pursuant to an award under the 2024 Plan are subject to a substantial risk of forfeiture and the participant does not make a Section 83(b) Election, the participant would recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the first date that the shares are no longer subject to a substantial risk for forfeiture and are transferable, over the price paid, if any, for such shares. In contrast, a participant who makes the Section 83(b) Election with respect to such shares will recognize ordinary income in the year of grant equal to the excess, if any, of the fair market value of the shares acquired over the price paid for such shares (if any); the participant would not recognize any further ordinary income at the time the shares are no longer subject to a substantial risk of forfeiture. Thus, any further appreciation in the fair market value of such shares common stock generally will be taxed as a capital gain, rather than as ordinary income, when the shares are sold as discussed more fully above.
A Section 83(b) Election may be disadvantageous, however, if the participant included amounts in income as a result of making the Section 83(b) Election and the shares subsequently decreased in value, inasmuch as any losses recognized on a subsequent disposition of such shares would be capital losses, the deductibility of which is subject to certain limitations. Additionally, if the participant ultimately forfeits the shares, no deduction will be available to such participant with respect to any income inclusion that resulted from the Section 83(b) Election.
A Section 83(b) Election may not be available with respect to certain forms of awards. There can be no assurances as to whether the applicable tax rates will change or whether the value of the shares will appreciate. A participant who purchases or acquires shares subject to a substantial risk of forfeiture is urged to consult his or her personal tax advisor regarding the effects of a Section 83(b) Election.
Company Tax Deductions. In general, the company will be able to deduct the amount of ordinary income a participant recognizes in connection with the exercise of an option or stock appreciation right or the vesting or payment of another stock-based award. The company’s deduction, however, may be limited by Section 162(m) of the Code, which generally limits the deductibility of compensation paid to any current or prior named executive officer in any one year to $1,000,000 (excluding certain grandfathered or excluded amounts).

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Equity Compensation Plan Information
December 31, 2023 Equity Compensation Plan Information Table
The table below includes information about our equity compensation plans as of December 31, 2023:
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	601,855(1)	—(1)	497,052
Equity compensation plans not approved by security holders	—	—	—
Total:	601,855(1)	—(1)	497,052
(1)
Consists of: 300,141 shares issuable upon the vesting of time-based RSUs, with a weighted-average grant date fair value of $81.75 per share; and 301,714 shares issuable upon the vesting of performance-based RSUs, with a weighted-average grant date fair value of $73.46 per share (valuing the 2021 performance-based RSUs at the stretch (150%) level and the remaining performance-based RSUs outstanding at the target (100%) level).

Company Voting Recommendation
The Board and the Human Resources Committee unanimously recommend that the stockholders vote FOR the proposal to approve the 2024 Plan.
The approval of the 2024 Plan requires the affirmative vote of a majority of the votes entitled to vote and present in person or represented by proxy at the Annual Meeting. If you abstain from voting on this matter, your abstention will have the same effect as a vote against the proposal. Broker non-votes will not impact the outcome of this matter.

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Proposal 4 (Ratification of Independent Registered Public Accounting Firm for 2024)
Proposal 4 asks that our stockholders vote to ratify the Audit Committee’s appointment of Ernst & Young LLP as the independent registered public accounting firm to audit our financial statements and internal control over financial reporting for the 2024 fiscal year. You can find more information about our relationship with Ernst & Young LLP on page 91 of this proxy statement.
Proposal 4 asks that our stockholders vote to ratify the Audit Committee’s appointment of Ernst & Young LLP as the independent registered public accounting firm to audit our financial statements for the 2024 fiscal year. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. The Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our stockholders’ best interests.
Ernst & Young LLP has served as our independent registered public accounting firm since 2002. Representatives of Ernst & Young LLP will be present at the meeting. They will be available to respond to your questions and may make a statement if they desire.
Company Voting Recommendation
Approval of this proposal requires the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on the matter. If you abstain from voting on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, your abstention will have the same effect as a vote against the proposal.
The Board and the Audit Committee unanimously recommend that the stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2024.

2024 NOTICE OF MEETING AND PROXY STATEMENT
Company Information

Corporate Governance
Our business is managed under the direction of our Board of Directors. The Board delegates the conduct of the business to our senior management team. In 2023 the Board met 7 times. Each incumbent director standing for re-election who served as a director in 2023 attended 100% of the Board meetings on which such director was a member during 2023. Each director who served as a director in 2023 attended at least 75% of the total number of meetings of the Board and those committees of which the director was a member in the aggregate during 2023, other than Christian Brickman, who resigned from the Board, effective as of March 21, 2023, in connection with his acceptance of a new position with Pritzker Private Capital.
We have adopted Corporate Governance Guidelines governing the conduct of our Board. The charters of our Audit Committee, Human Resources Committee and Nominating and Corporate Governance Committee, as well as our Corporate Governance Guidelines, are all posted on our web site at www.rymanhp.com (under “Corporate Governance” on the Investor Relations page).
We have also adopted a Code of Business Conduct and Ethics which is applicable to all employees, officers and directors, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Business Conduct and Ethics is available on our web site at www.rymanhp.com (under “Corporate Governance” on the Investor Relations page). We intend to post amendments to or waivers from our Code of Business Conduct and Ethics (to the extent applicable to our directors, principal executive officer, principal financial officer or principal accounting officer) at this location on our website.
We will provide a copy of our Corporate Governance Guidelines, our committee charters or our Code of Business Conduct and Ethics (and any amendments or waivers) to any stockholder or other person upon receipt of a written request addressed to:
Ryman Hospitality Properties, Inc.
Attn: Corporate Secretary
One Gaylord Drive
Nashville, Tennessee 37214
Links to websites included in this proxy statement are provided as inactive textual references and solely for convenience purposes. Content on the websites, including content on our company website, is not part of this Proxy Statement or incorporated herein or into any of our other filings with the SEC.
Board Leadership Structure
Prior to January 1, 2023, Mr. Reed served as Chief Executive Officer and Chairman of the Board. Upon Mr. Fioravanti’s appointment as Chief Executive Officer effective on January 1, 2023, Mr. Reed no longer served in the combined role of Chief Executive Officer and Chairman of the Board. In connection with these management changes, the Board has determined that it is in the best interests of the company and its stockholders to have the positions of Chairman of the Board and Chief Executive Officer filled by different individuals. This leadership structure allows our Chief Executive Officer to focus on the company’s day-to-day operations, while allowing our Executive Chairman to lead the Board in providing advice and oversight to management. In this regard, both Mr. Fioravanti and Mr. Reed have extensive experience with the company, and the Board believes that its leadership structure provides the Board with an optimal use of their combined extensive knowledge of our industry and enables clear communication between management and the Board.
The Board believes that Mr. Reed’s lengthy experience in the hospitality industry, including his service as our Chief Executive Officer from April 2001 through December 2022, uniquely qualify him to serve as our

2024 NOTICE OF MEETING AND PROXY STATEMENT
Executive Chairman. In addition to his extensive knowledge of our industry, Mr. Reed possesses an understanding of both the opportunities and challenges we face. The Board believes that Mr. Reed is best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most important matters facing the company. The Board also believes that Mr. Reed’s role ensures clear accountability, enhances our ability to articulate our strategy and message to our employees, stockholders and business partners and enables decisive overall leadership.
The Board believes that various practices and policies of the company ensure that independent members of the Board provide appropriate oversight, consultation and involvement. In particular, the Board continues to believe that it is important to continue to have an Independent Lead Director who will play an active role and oversee many of the functions that an independent chair would otherwise perform. The Board has adopted a description of the duties of the Independent Lead Director, which is posted on our website at www.rymanhp.com (under “Corporate Governance” on the Investor Relations page). Pursuant to this description, the Chairman of the Nominating and Corporate Governance Committee serves as the company’s Independent Lead Director, and that individual is currently Robert Prather.
Some of the primary functions of the Independent Lead Director are:
•
To call, convene and chair meetings of the non-management directors or independent directors and other meetings as may be necessary from time to time and, as appropriate, provide prompt feedback to the Executive Chairman;

•	To coordinate and develop the agenda for and chair executive sessions of the independent directors;
•	To coordinate feedback to the Executive Chairman on behalf of independent directors regarding business issues and management;
•	To be available, as appropriate, for direct communication with major stockholders who request such a communication; and
•
To perform such other duties as may be necessary for the Board to fulfill its responsibilities or as may be requested by the Board as a whole, by the non-management directors, or by the Executive Chairman.

Each of our incumbent directors other than Mr. Reed and Mr. Fioravanti is independent, and the Board believes that the independent directors coupled with the Independent Lead Director provide effective oversight of management. Our non-management directors meet regularly in scheduled executive sessions, and the Independent Lead Director presides at these executive sessions. Following an executive session of our non-management directors, the Independent Lead Director acts as a liaison between the non-management directors and the Executive Chairman regarding any specific feedback or issues, provides the Executive Chairman with input regarding agenda items for Board and committee meetings, and coordinates with the Executive Chairman regarding information to be provided to our non-management directors in performing their duties. The Board believes that this approach appropriately and effectively complements Mr. Reed’s Executive Chairman role.
Although we believe that the current structure described above is appropriate in the current circumstances, the Board retains the authority to modify this structure to best address our circumstances, if and when appropriate.
Board Attendance at Annual Meeting of Stockholders
We strongly encourage each member of the Board to attend the Annual Meeting of Stockholders. We conducted the 2023 Annual Meeting in a hybrid manner permitting stockholders to formally attend either in person or virtually in a manner compliant with Delaware law. All directors then in office attended the 2023 Annual Meeting.
As described on page 96, the company plans to host the 2024 Annual Meeting in a “hybrid” format, with attendees expected to be able to formally attend the upcoming Annual Meeting either in person or virtually. The company currently expects that all directors will attend the upcoming Annual Meeting in person.

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Independence of Directors
Pursuant to our Corporate Governance Guidelines, the Board undertook its annual review of director independence in February 2024. Our Board determines the independence of its members through a broad consideration of all relevant facts and circumstances, including an assessment of the materiality of any relationship between the company and a director. In making this assessment, the Board looks not only at relationships from the director’s standpoint, but also from the standpoint of persons or organizations with which the director has an affiliation. In making its determination, the Board adheres to the requirements of, and applies both the objective and subjective standards set forth by, the NYSE (as set forth in Section 303A.02 of the NYSE listed company manual), as well as the requirements and standards of the SEC and other applicable laws and regulations.
During this review, the Board considered whether there are or have been any transactions and relationships between each director, or any member of his or her immediate family, and the company and its subsidiaries and affiliates. The Board also examined whether there are or have been any transactions and relationships between the incumbent directors, or their affiliates, and members of the company’s senior management or their affiliates. The purpose of this review was to determine whether any of these relationships or transactions were inconsistent with a determination that the director is independent.
As part of this review, the Board considered Mr. Roth’s prior service as a Director Emeritus of the Company from May 2021 to February 2022, performing the duties described below under Director Emeritus Program. Mr. Roth received $55,000 in compensation for his service as a Director Emeritus in 2021, and he received $27,500 in compensation for his service as a Director Emeritus in 2022. The Board determined that the amount of compensation paid to Mr. Roth as a Director Emeritus did not impair Mr. Roth’s independence. Except as set forth above, the Board concluded that no other transactions or relationships involving directors relevant to such independence determination existed.
As a result of this review, the Board affirmatively determined that, with the exception of Colin Reed and Mark Fioravanti, all of our incumbent directors are independent of the company and its management.
Committees of the Board
The Board maintains 3 standing committees, an Audit Committee, Human Resources Committee and Nominating and Corporate Governance Committee, to facilitate and assist the Board in the execution of its responsibilities.
Audit Committee
The current members of the Audit Committee are Fazal Merchant (Chair), Alvin Bowles, Wiliam E. Haslam, Erin M. Helgren and Christine Pantoya.
The committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The committee is responsible for, among other things:
•
overseeing the integrity of our financial information, the performance of our internal audit function and system of internal controls and compliance with legal and regulatory requirements relating to preparation of financial information;

•	appointing, compensating, retaining and overseeing our independent registered public accounting firm;
•	evaluating the qualifications, independence and performance of our independent registered public accounting firm;
•	meeting with our independent registered public accounting firm and with our director of internal audit concerning, among other things, the scope of audits and reports;
•	reviewing the work programs of our independent registered public accounting firm and the results of its audits; and
•	assessing our risk assessment and risk management policies.
The Board has determined that all the members of the committee are financially literate pursuant to the NYSE rules. The Board also has determined that Mr. Merchant is an “audit committee financial expert” within the meaning stipulated by the SEC.
In 2023, the committee met 7 times.

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Human Resources Committee
The current members of the Human Resources Committee are Michael Roth (Chair), Rachna Bhasin and Robert Prather.
The committee is responsible for, among other items:
•
reviewing and approving, at least annually, all compensation policies and programs that benefit employees, including employment and severance agreements, incentive programs, benefits and retirement programs;

•
reviewing and approving annually the corporate goals and objectives relative to the CEO’s compensation, evaluating the CEO’s performance in light of those objectives, and determining and approving the CEO’s compensation level based on this evaluation;

•	reviewing and approving annual compensation, fees and benefits (as applicable), and administering and granting awards under cash- and equity-based incentive plans; and
•	reviewing and approving compensation for executive officers and directors (subject to, in the case of director compensation, approval by the full Board).
The committee has also delegated to the CEO the authority to make limited equity grants to new members of our management team to allow such grants to be made in a timely manner, as the committee generally only meets on a quarterly basis. Equity grants under this delegation of authority may only be made as initial equity grants to newly hired executives (other than officers subject to Section 16 of the Exchange Act) and on the same terms and conditions as were applied by the committee in its most recent prior equity grants. In addition, equity grants under this delegation of authority to any one executive are limited to 6,250 RSUs and must be ratified by the committee.
The committee has engaged Aon as its compensation consultant since 2013. The committee has determined that no conflict of interest exists between Aon and the company (including the company’s Board members and company management) pursuant to Item 407(e)(3)(iv) of SEC Regulation S-K. In 2023 neither Aon nor any affiliate of Aon provided any services to the company or its affiliates apart from its engagement by the committee described above.
For additional information regarding the committee’s processes and procedures for considering and determining executive compensation, including the role of executive officers in determining the amount or form of executive compensation, see Compensation Discussion and Analysis below.
In 2023, the committee met 4 times.
Compensation Committee Interlocks and Insider Participation
The Human Resources Committee (which functions as our compensation committee) is comprised entirely of independent directors. In addition, there are no relationships among our executive officers, members of the committee or entities whose executives serve on the Board or the committee that require disclosure under applicable regulations of the SEC.
Nominating and Corporate Governance Committee
The current members of the Nominating and Corporate Governance Committee are Robert Prather (Chair), Rachna Bhasin, Christine Pantoya and Michael Roth.
The committee is responsible for, among other things:
•	developing and recommending criteria for the selection of new directors and recommending to the Board nominees for election as directors and appointment to committees;
•	developing and recommending changes and modifications to our corporate governance guidelines and our code of conduct to the Board;
•	monitoring and enforcing compliance with our corporate governance guidelines, certain provisions of our code of conduct and other policies;
•	monitoring and overseeing our ESG program; and
•	advising the Board on corporate governance matters, including as appropriate obtaining updates on corporate governance developments from professional advisors.
In 2023, the committee met 6 times.
A formal Board evaluation covering Board operations and performance, with a written evaluation from each Board member, is conducted annually by the committee

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to enhance Board effectiveness. Recommended changes are considered by the full Board. In addition, each Board committee conducts an annual self-evaluation.
The committee annually reviews with the Board the company’s “Statement of Expectations of Directors.” This review includes an assessment of independence, diversity, age, skills, experience and industry backgrounds in the context of the needs of the Board and the company, as well as the ability of current and prospective directors to devote sufficient time to performing their duties in an effective manner. Directors are expected to actively participate in Board discussions and exemplify the highest standards of personal and professional integrity. In particular, the committee seeks directors with established strong professional reputations and expertise in areas relevant to the strategy and operations of our businesses.
While our Corporate Governance Guidelines do not prescribe specific diversity criteria for selection of directors, as a matter of practice, the committee annually reviews the tenure, performance and contributions of existing Board members to the extent they are candidates for re-election, and considers all aspects of each candidate’s qualifications and skills in the context of the needs of the company at that point in time with a view to creating a Board with a diversity of experience and perspectives, including diversity with respect to race, gender, geography and areas of expertise. In addition, on February 23, 2023, our Corporate Governance Guidelines were amended to provide that the committee will include, and will have any search firm that it engages include, women and minority candidates in the pool from which director candidates are selected. Finally, the committee’s charter gives it responsibility to develop and recommend criteria for the selection of new directors to the Board, including but not limited to diversity, age, skills, experience, time availability and such other criteria as the committee shall determine to be relevant at the time.
Currently, the Board has five directors who are diverse, three of whom are racially and ethnically diverse, and three of whom are female. The Board has met its previously established goal of having at least 30% gender diversity on the Board by the company’s 2024 Annual Meeting of Stockholders.
Historically, the Board, based on the recommendations of the committee, has been successful in its director refreshment efforts. For example, all of our independent directors other than Mr. Prather and Mr. Roth (who re-joined our Board in 2022 after previously serving from 2004 to 2021) have joined our Board since 2015. This director refreshment process not only reduced the average tenure of our directors but also resulted in a more diverse Board.
The committee also considers the impact of any changes in the employment of existing directors. In this regard, if a director changes employment, the director is required to submit a letter of resignation to the committee. The committee then reviews the director’s change of employment and determines whether the director’s continued service on the Board would be advisable as a result of such change. After completing this evaluation, the committee makes a recommendation to the full Board as to whether to accept the director’s resignation, and the Board makes a final determination of whether to accept the director’s resignation.
The committee considers candidates for Board membership recommended by its members and other Board members, as well as by management and stockholders. From time to time the committee may also engage a third party search firm to identify prospective Board members. The committee will only consider stockholder nominees for Board membership submitted in accordance with the procedures set forth in Submitting Stockholder Proposals and Nominations for 2025 Annual Meeting beginning on page 95. With respect to the recent process which resulted in Ms. Helgren being appointed to our Board, the committee received referrals for several potential candidates from existing Board members, and it did not engage a third party search firm to identify additional candidates.
Once the committee has identified a prospective nominee, the committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the committee with the recommendation of the prospective candidate, as well as the committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill

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vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request additional information about the prospective nominee’s background and experience. The committee then evaluates the prospective nominee against the following standards and qualifications:
•	the ability of the prospective nominee to represent the interests of our stockholders;
•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;
•	the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other boards; and
•	the extent to which the prospective nominee contributes to the range of knowledge, diversity, skill and experience appropriate for the Board.
The committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board and the evaluations of other prospective nominees. In connection with this evaluation, the committee determines whether to interview the prospective nominee, and if warranted, one or more members of the committee, and others as appropriate, will interview the prospective nominee in person or by telephone. After completing this evaluation and interview, the committee makes a recommendation to the full Board as to whether this prospective nominee and any other prospective nominees should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the committee. With respect to the recent process which resulted in Ms. Helgren being appointed to our Board, the committee evaluated the referrals received from existing Board members and established a group of finalists in accordance with the processes and procedures described above, which resulted in the selection of Ms. Helgren as a director.
New directors participate in an orientation program that includes discussions with senior management, their review of background materials on our strategic plan, organization and financial statements and visits to our facilities. We encourage each director to participate in continuing educational programs that are important to maintaining a director’s level of expertise to perform his or her responsibilities as a Board member.
Majority Voting Standard for Director Elections
Our Corporate Governance Guidelines and Bylaws provide for a majority voting standard in uncontested director elections. Under these provisions, any director nominee in an uncontested election will be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election at any meeting for the election of directors at which a quorum is present (with abstentions and broker non-votes not counted as votes cast either for or against such election). In addition, under our Corporate Governance Guidelines, each director agrees, by serving as a director or by accepting nomination for election as a director, that if while serving as a director he or she fails to receive the required majority vote in a director election, he or she will tender his or her resignation as a director for consideration by the Nominating and Corporate Governance Committee and, ultimately, the Board, as described below.
In the event any incumbent director nominee does not receive the requisite majority vote, our Corporate Governance Guidelines provide that our Nominating and Corporate Governance Committee will evaluate the circumstances of the failed election and will make a recommendation regarding the director’s resignation to the full Board and will evaluate the resignation in light of the best interests of the company and its stockholders in determining whether to recommend accepting or rejecting the tendered resignation, or whether other action should be taken. Thereafter, the Board will act upon the resignation, taking into account the recommendation of the Nominating and Corporate Governance Committee, and will publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days of the certification of the election results. In such event, if the Board accepts the resignation, the nominee will no longer serve on the Board, and if the Board rejects the resignation, the

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nominee will continue to serve until his or her successor has been duly elected and qualified or until his or her earlier disqualification, death, resignation or removal.
Director Refreshment
The Board does not believe in imposing term limits or a mandatory retirement age as such policies may result in the loss of experienced directors who have developed expertise and insights into the Company’s business, strategy and industry. The Board recognizes the importance of an appropriate balance of experience and fresh perspectives and considers the overall mix of age and tenure on the Board. The Nominating and Corporate Governance Committee evaluates, at least annually, the Board’s composition to ensure that the Board maintains complementary and diverse skill sets, perspectives, backgrounds and experiences for its continued effectiveness.
The Board intends to maintain an orderly turnover of members of the Board over time, with the goal of having a mix of years of tenure of Board members between those who have served longer term, medium term, or shorter term.
Director Emeritus Program
Our Board has created a Director Emeritus program to avail itself of the counsel of retiring directors who have made and can continue to make a unique contribution to the deliberations of the Board. Under the program, the Board may, at its discretion, designate a retiring director as Director Emeritus for one or more one-year terms following the director’s retirement. A Director Emeritus may provide advisory services as requested from time to time and may be invited to attend meetings of the Board, but may not vote, be counted for quorum purposes or have any of the duties or obligations imposed on our directors or officers under applicable law or otherwise be considered a director. We did not utilize the Director Emeritus program during 2023.
Director Commitments
The Board believes that all members of the Board should devote sufficient time and attention to their duties and to otherwise fulfill the responsibilities required of directors. In assessing whether directors and director nominees have sufficient time and attention to devote to board duties, the Nominating and
Corporate Governance Committee and the Board consider, among other things, whether directors serve on an excessive number of public company boards, a situation commonly referred to as “overboarding”.
Our Board believes that each of our directors has demonstrated the ability to devote sufficient time and attention to board duties and to otherwise fulfill the responsibilities required of directors. However, we understand that certain of our stockholders, and certain proxy advisory firms, may have previously deemed Robert Prather “overboarded” under such firms’ respective policies based on the number of public company boards on which he served. In August 2023, Mr. Prather’s service as chief executive officer and as a director of Heartland Media Acquisition Corp., a media-focused SPAC, ended upon that company’s redemption of all outstanding shares of Class A common stock and its subsequent dissolution.
CEO Pay Ratio
The Dodd-Frank Act requires that we disclose the ratio of CEO pay in 2023 to the median employee pay of all our employees, other than the CEO, calculated in accordance with Item 402(u) of SEC Regulation S-K. In making this calculation, we first identified the company’s median employee by examining the 2023 total cash compensation for all individuals, excluding our CEO, who were employed by us on December 31, 2023, the last day of our payroll year.
We included all employees, whether employed on a full-time, part-time or seasonal basis (for purposes of this calculation, a total of 1,461 employees). We did not make any assumptions, adjustments or estimates with respect to total cash compensation, except that we annualized the compensation for all full- and part-time employees who were not employed by us for all of 2023. We selected total cash compensation for all employees as our compensation measure because we do not widely distribute annual equity awards to employees. We then identified the company’s median employee based on total cash compensation, and we determined that such median employee served as a culinary employee in a venue in our Entertainment business segment and averaged a 29-hour work week during 2023.
As required by SEC rules, for purposes of calculating the pay ratio, pay for the median employee and for Mr. Fioravanti, who served as our CEO as of

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December 31, 2023, were determined using the methodology set forth in our 2023 Summary Compensation Table on page 68 below. Using this methodology, we determined that a reasonable estimate of the 2023 total compensation of our median employee was $37,630, and that the 2023 total compensation of our CEO was $6,015,205.
In addition to the pay ratio disclosure required by the Dodd-Frank Act, we believe that it is also important to take into consideration:
•
the nature of our overall employee base, which contains a small number of full-time employees dedicated to our hospitality REIT business segment and a larger number of full- and part-time employees working in our Entertainment business segment (with many of our part-time employees only working a few hours each week at various times to service the numerous concerts and other events at our entertainment venues); and

•	the fact that, unlike many chief executives, our CEO oversees two lines of business, a hospitality REIT and an entertainment operating company.
We continue to believe that it is appropriate to provide two additional supplemental calculations that reflect the pay ratio of the total compensation of our CEO to (1) the total compensation of the median of all full-time employees, and (2) the total compensation of the median of the full-time employees of our REIT entity (comprising our Hospitality business segment)
Accordingly, we determined that the following were reasonable estimates of the pay ratio required to be disclosed by Item 402(u) of SEC Regulation S-K, as well as the supplemental pay ratios described above:
Dodd-Frank Act Pay Ratio Information
CEO to Median Employee Pay Ratio (Calculated in Accordance with Item 402(u) of SEC Regulation S-K)	160:1
Supplemental Pay Ratio Information(1)
CEO to Median Employee Pay Ratio (Full-Time Employees Only)(2)	108:1
CEO to Median Employee Pay Ratio (Full-Time REIT Employees Only)(3)	49:1
(1)
The supplemental ratios listed above were calculated based on the total compensation paid to our CEO and to the median employees identified above using the methodology set forth in our 2023 Summary Compensation Table on page 68 below.

(2)
For purposes of calculating this supplemental pay ratio, only full-time employees of the company as of December 31, 2023 (a total of 816 employees) were included in the determination of the median company employee.

(3)
For purposes of calculating this supplemental pay ratio, only full-time employees employed by our REIT entity (comprising our Hospitality business segment) as of December 31, 2023 (a total of 94 employees) were included in the determination of the median company employee.

In designing our CEO’s compensation in 2023, our Human Resources Committee was mindful of the need to provide a market-competitive compensation package with a significant element of equity-based and performance-based compensation (not generally available to our employee base), which the committee believes is in the best interests of the company and its stockholders. Additionally, the committee monitors management’s determination of compensation at all levels of the company (including through pay surveys and other market assessments), based on each employee’s position, skill level and experience, and the committee believes that our compensation practices as a whole are fair and competitive with others in the marketplace.
Compensation Clawback
On August 10, 2023, our Board adopted the Ryman Hospitality Properties, Inc. NYSE Executive Compensation Recoupment Policy (the “Recoupment Policy”) in accordance with the requirements of Exchange Act Rule 10D-1 and the corresponding NYSE listing standards. The Recoupment Policy, which applies to current and former executive officers, provides for the mandatory recoupment of erroneously awarded incentive-based compensation in the event of an accounting restatement due to the material noncompliance of the company with any financial reporting requirements under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.
The Recoupment Policy provides that promptly following such an accounting restatement, the Human Resources Committee will determine the amount of erroneously awarded compensation, which is the excess of the amount of incentive-based compensation

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received by current and former executive officers that exceeds the amount of incentive-based compensation that otherwise would have been received if it had been determined based on the restated amounts, computed without regard to taxes paid. Subject to certain exceptions in the Recoupment Policy, we will reasonably promptly require the recoupment of such erroneously awarded compensation from the applicable current and former executive officers. The Recoupment Policy provides that the Human Resources Committee may determine, in its sole discretion, the method(s) for recouping any erroneously awarded incentive-based compensation, which may include taking any remedial and recovery actions permitted by applicable legal requirements and the rules and regulations of the NYSE, as determined by the Human Resources Committee.
In addition, Section 304 of the Sarbanes-Oxley Act of 2002 requires the recovery of incentive awards in certain circumstances. If we are required to restate our financials due to material noncompliance with any financial reporting requirements as a result of misconduct, Section 304 of the Sarbanes-Oxley Act provides that our CEO and CFO will be required to reimburse us for (1) any bonus or other incentive- or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and (2) any profits realized from the sale of our securities during such 12 month period.
The 2016 Plan provides, and the 2024 Plan (if approved by our shareholders) will provide, that any award made to a participant under the plan will be subject to mandatory repayment by the participant to us to the extent required by (a) any award agreement, (b) the Recoupment Policy or any “clawback” or recoupment policy adopted by the company to comply with the requirements of any applicable laws, rules or regulations, including final SEC rules adopted pursuant to Section 954 of the Dodd-Frank Act, or otherwise, or (c) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, including the Sarbanes-Oxley Act of 2002.
Board’s Role in Risk Oversight
The Board as a whole has responsibility for oversight of the company’s enterprise risk management function, with reviews of certain areas being conducted by the relevant Board committees that report on their deliberations to the Board. The oversight responsibility of the Board and its committees is made possible by a management report process that is designed to provide both visibility and transparency to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. In this regard, each committee meets in executive session with key management personnel and representatives of outside advisors (for example, our vice-president of internal audit meets in executive session with the Audit Committee). The areas of focus of the Board and its committees include competitive, economic, operational, financial (accounting, credit, liquidity and tax), legal, compliance, information technology security programs (including cybersecurity), ESG/corporate social responsibility, political and reputational risks.
The Board and its committees oversee risks associated with their respective principal areas of focus, as outlined below:
Board/ Committee	Primary Areas of Risk Oversight
Board of Directors:
Enterprise risk management, including competitive, operational, strategic, financial and execution risks associated with the annual operating plan and the long-term plan; major litigation and regulatory exposures; acquisitions and divestitures; senior management succession planning; and other current matters that may be material risks to the company.

Audit Committee:
Risks and exposures associated with financial matters, including financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, information technology security programs (including cybersecurity), and investment guidelines and credit and liquidity.

Nominating and CG Committee:
Risks and exposures relating to corporate governance, director succession planning and ESG issues. ESG issues overseen by the committee include sustainability, corporate social responsibility and DE&I considerations.

Human Resources Committee:	Risks and exposures associated with leadership assessment, management succession planning and compensation programs.

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We believe that the Board’s role in risk oversight is facilitated by the leadership structure of the Board. In this regard, we believe that, by separating the positions of Chief Executive Officer and Chairman of the Board in connection with the executive transition noted above, which became effective on January 1, 2023, the Board receives a valuable perspective that combines the extensive knowledge of our industry possessed by Mr. Reed and Mr. Fioravanti.
At the same time, this leadership structure allows Mr. Fioravanti to focus on managing the Company’s business in his role as Chief Executive Officer and allows Mr. Reed to focus on leading the Board in his role as Executive Chairman, combining his operational experience as a member of management with the oversight focus of a member of the Board. We also believe that the division of risk management-related roles among the company’s full Board, Audit Committee, Nominating and Corporate Governance Committee and Human Resources Committee as noted above fosters an atmosphere of significant involvement in the oversight of risk at the Board level and complements our risk management policies.
The Board, in executive sessions of non-management directors (which are presided over by the company’s Independent Lead Director), also considers and discusses risk-related matters. This provides a forum for risk-related matters to be discussed without management or the Executive Chairman of the Board present. The company’s Independent Lead Director acts as a liaison between the company’s Executive Chairman of the Board and the company’s independent directors to the extent that any risk-related matters discussed at these executive sessions require additional feedback or action.
In setting compensation, the Human Resources Committee also considers the risks to our stockholders that may be inherent in our compensation programs. We believe that our compensation programs are appropriately structured and provide for a suitable balance between long-term and short-term compensation and have an appropriate performance-based and “at risk” component. We also believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the company.
Information Technology
Given the importance of information technology security to our company, the Audit Committee receives regular reports from our chief information officer (“CIO”) and our vice-president of internal audit regarding our program for managing our information security risks, including data privacy and protection risks we face. In addition, our CIO and vice-president of internal audit meet quarterly with the Audit Committee to inform them of current cybersecurity risks and threats, as well as cybersecurity enhancement projects. Our information security risk mitigation efforts, which are overseen by the Audit Committee, include required monthly cybersecurity training for all employees with company accounts and annual training for service-related employees on cybersecurity topics including social engineering (e.g., phishing), ransomware, denial of service or information, and other security breach tactics. Additionally, on a quarterly basis, our Enterprise Risk Management Committee, which includes several members of senior management, including our chief financial officer, our CIO and a Certified Information Systems Auditor, presents all of our top organizational and operational risks, including information security-related risks, focus areas and accomplishments throughout our various businesses to our Board.
Environmental, Social and Governance
Environmental, Social and Governance Program
We have created an ESG program, as we believe such a program is an integral part of our operating strategy. The Nominating and Corporate Governance Committee of the Board oversees our ESG program efforts. We also have a management-level ESG steering committee, which supports our commitment to ESG and other public policy matters.
The pillars of our ESG program are as follows:
•
Good Corporate Governance. As described more fully in Corporate Governance Highlights on page 9, we strive to maintain good corporate governance practices, which we believe are a key component in the creation of stockholder value.

2024 NOTICE OF MEETING AND PROXY STATEMENT
•	Environmental Sustainability. Our focus on sustainability is exemplified by our commitment to the following four principles:
•	Conservation, including through energy and water conservation and reduction of waste;
•	Preservation, including through preserving the natural and cultural heritage of the locations of our properties;
•	Personification, including putting people first by investing in them and facilitating a people-centric culture in our businesses; and
•	Innovation, including the pursuit of sustainable growth by enhancing the value of our brands and assets through investments, technology and environmental best practices.
We also believe it is important to address climate and resource issues by measuring our progress in improving the environmental footprint of our hotel properties. Specifically, we have worked with Marriott, the operator of our hotel properties, to establish baselines for our energy, water and waste usage for our hotel portfolio and to establish annual goals with respect to such usage. We also continue to work with Marriott to implement new, and to expand existing, programs at our hotels to minimize risk and enhance value.
•
Corporate Citizenship. We strive to be a good corporate citizen in the markets in which we operate through financial and volunteer support of worthy causes, as well as through direct community engagement. Our charitable foundation, which has a primary focus on youth, education and the arts, supports many organizations in our community, including the PENCIL Foundation and YMCA of Middle Tennessee’s Camp Widjiwagan.

We also believe it is important to ensure the safety of our employees and guests, to uphold labor rights and take steps to prevent sexual harassment of our employees. Finally, we think it is important to respect and uphold fundamental human rights, and to work to eradicate modern slavery from the industries in which we operate and the supply chains of those industries.
•	Diversity, Equity and Inclusion. We remain committed to diversity and inclusion. We have a strong track record of fair employment practices, and we strive to create an inclusive experience for all employees through key diversity and inclusion initiatives. In 2023 these initiatives included educational partnerships encouraging minority candidates to pursue hospitality and entertainment careers, identifying and showcasing diverse talent in our entertainment venues and fostering an inclusive employment environment through our human resources processes (including training, leadership development and talent reviews).
Workforce Composition and Minority Representation
We are committed to equal employment opportunity (EEO), and it is our policy to provide EEO to all persons regardless of race, color, religion, sex (i.e., pregnancy, gender identity, or sexual orientation), national origin, age, mental and/or physical disability, genetic information or military status.
We have recently enhanced our recruitment initiatives to attract, employ and develop more minority candidates. In 2023, these efforts included establishing relationships with diverse Nashville-area community groups in preparation for future open positions. We have also increased our presence and partnerships with local schools and universities to hire more diverse graduates at our venues and engage these graduates in career development programs.
In 2023 we continued a management development and mentoring program for high-potential employees, with an emphasis on diverse participants.
In 2023 we also established a series of employee resource groups with the goal of bringing together employees with similar interests or identities to discuss career and workplace topics in a supporting and inclusive environment. In addition, we continue to promote our diversity, equity and inclusion mission more prominently across our career platforms, including through OPEN, a platform designed to share our diversity and inclusion philosophy through personal stories from our employees.
You can visit the OPEN microsite here:
https://www.rhpdiversity.com/

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In addition, we have provided more information about our workforce in our 2022 year-end ESG report, described below.
ESG Program Report
For more information about our ESG program, including our 2022 year-end ESG report (which was published in the third quarter of 2023 and which provides a detailed overview of our ESG efforts and progress) and our ESG steering committee charter, please visit our website at:
https://rymanhospitalitypropertiesinc.gcs-
web.com/sustainability/sustainability-reports
We expect to publish our 2023 year-end ESG report, providing an update on our ESG efforts and progress to date, in the third quarter of 2024.
Restrictions on Hedging and Pledging of Company Stock
Our insider trading policy restricts our executive officers and directors from engaging in any transactions designed to hedge or otherwise offset any decrease in the fair market value of our equity securities. Our insider trading policy also prohibits executive officers and directors from pledging or otherwise encumbering a significant amount of equity securities (generally defined as the lesser of 0.50% of our outstanding equity securities or 10% of the equity securities owned by the individual) without prior approval of the Human Resources Committee.
As of January 31, 2024, no directors or executive officers have entered into pledges or otherwise encumbered their shares of company stock in excess of such limitation.
Proxy Solicitation
We will bear the cost of soliciting proxies for the 2024 Annual Meeting. We have retained Morrow Sodali LLC to assist in the solicitation and will pay them approximately $6,000. Our officers may also solicit proxies by mail, telephone, e-mail or facsimile transmission, but we will not reimburse them for their efforts. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials.
Stockholder Outreach
We believe that our relationship with our stockholders is an important part of our corporate governance program. Our stockholder and investor outreach generally includes investor road shows, analyst meetings, investor days and investor conferences and meetings. We also communicate with our stockholders through our SEC filings (including our annual report and proxy statement), press releases and our website. In addition, our conference calls for quarterly earnings releases are available to anyone in real time and on an archived basis. During 2023 we also reached out to 26 of our largest stockholders who have a policy of engaging with portfolio companies, representing approximately 66% of our outstanding shares, to engage in a dialogue regarding their areas of focus and concern.
The primary corporate governance Issue raised by our stockholders during 2023 was as follows:
Continued Focus on ESG Efforts, Including Additional Information on our Diversity, Equity and Inclusion Efforts. Several investors continue to ask that we provide an enhanced level of reporting regarding our ESG policies and procedures, as well as additional information regarding our diversity, equity and inclusion efforts. We intend to continue expanding this reporting in future ESG reports. Several investors also asked that we consider setting longer-term carbon reduction and other ESG specific goals for our hospitality business, as well as including additional ESG goals as a component of our annual incentive compensation programs. We will continue to be mindful of these requests as we design our ESG and compensation programs for future years.

2024 NOTICE OF MEETING AND PROXY STATEMENT
Communications with the Board of Directors
Stockholders, employees and others interested in communicating with the Board (including non-management directors) may write to Ryman Hospitality Properties, Inc., Attn: Corporate Secretary, One Gaylord Drive, Nashville, Tennessee 37214. The Corporate Secretary reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of our Corporate Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may review a log of all correspondence addressed to members of the Board and request copies of any such correspondence.
Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters. In addition, stockholders, employees and other interested parties may communicate directly with our Independent Lead Director, individual independent directors or the independent directors as a group by email at boardofdirectors@rymanhp.com.

2024 NOTICE OF MEETING AND PROXY STATEMENT
Stock Ownership
The table below lists the beneficial ownership of our common stock as of March 22, 2024 (unless otherwise noted) by all directors, director nominees each of our NEOs, and the directors, director nominees and executive officers as a group. The table also lists all institutions and individuals known to hold more than 5% of our common stock, as obtained from SEC filings. The percentages shown are based on outstanding shares of common stock as of March 22, 2024. Unless otherwise noted, the address for each person listed is our principal office.
Beneficial Stock Ownership of Directors, Executive Officers and Large Stockholders Table
Name	Shares Owned(1)	Director Deferred Restricted Stock Units(2)	Stock Options Exercisable	Total Shares Owned	% of Total Outstanding
Rachna Bhasin, Director	7,315(3)	—	—	7,315(3)	*
Alvin Bowles, Director	4,029(3)	2,055	—	4,029(3)	*
Mark Fioravanti, NEO & Director	260,090	—	—	260,090	*
William E. Haslam, Director	12,806(3)	—	—	12,806(3)	*
Erin M. Helgren, Director	—	—	—	—	*
Fazal Merchant, Director	6,082(3)	—	—	6,082(3)
Christine Pantoya, Director	6,450(3)	1,299	—	6,450(3)	*
Robert Prather, Director	3,960	35,147	—	3,960	*
Colin Reed, NEO & Director	1,378,632(4)	—	—	1,378,632(4)	2.3%
Michael Roth, Director	40,903(3)	—	—	40,903(3)	*
Jennifer Hutcheson, NEO	23,892	—	—	23,892	*
Patrick Chaffin, NEO	22,651	—	—	22,651	*
Scott Lynn, NEO	31,702	—	—	31,702	*
All directors and executive officers (as a group)	1,798,512	38,501	—	1,798,512	3.0%
The Vanguard Group	8,243,727(5)	—	—	8,243,727	13.8%
BlackRock, Inc.	6,572,037(6)	—	—	6,572,037	11.0%
FMR LLC	3,594,904(7)	—	—	3,594,904	6.0%
*	Less than one percent.
(1)
With respect to our NEOs, directors, director nominees and executive officers, this column includes shares of common stock issuable upon the vesting of RSUs that will vest prior to May 22, 2024. For a listing of the RSUs held by NEOs, see Outstanding Equity Awards at 2023 Fiscal Year End below. For a listing of the RSUs held by non-employee directors, see Director Compensation below.

(2)
Represents RSUs awarded to directors which have vested but receipt has been deferred. Also includes RSUs issued in lieu of cash director fees to participating directors. Directors may elect to defer receipt of RSUs awarded under our current and former omnibus incentive plans until either a specified date or the director’s retirement or resignation from the Board. This column reflects shares issuable to each director at the end of the applicable deferral period.

2024 NOTICE OF MEETING AND PROXY STATEMENT
(3)
For Ms. Bhasin, Mr. Haslam, Mr. Merchant, and Mr. Roth, includes 1,299 shares each issuable upon the vesting of RSUs prior to May 22, 2024. For Mr. Bowles, includes 2,035 shares issuable upon the vesting of RSUs prior to May 22, 2024. For Ms. Pantoya, includes 1,477 shares issuable upon the vesting of RSUs prior to May 22, 2024.

(4)
Includes 667,574 shares credited to Mr. Reed’s SERP, as defined in Other Compensation Information—Nonqualified Deferred Compensation below. Mr. Reed does not have voting or investment power with respect to these shares, and his sole right is to receive these shares upon termination of employment in accordance with the terms of his employment agreement.

(5)
Based solely on information in Amendment Number 11 to Schedule 13G filed with the SEC on February 13, 2024 by The Vanguard Group, which has shared voting power with respect to 155,496 shares, sole dispositive power with respect to 8,026,775 shares and shared dispositive power with respect to 216,952 shares. The address for the reporting persons is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(6)
Based solely on information in Amendment No. 14 to Schedule 13G filed with the SEC on January 24, 2024 by BlackRock, Inc., which has sole voting power with respect to 6,152,088 shares and sole dispositive power with respect to 6,572,037 shares. The address for the reporting person is 50 Hudson Yards, New York, New York 1001. Includes shares beneficially owned by BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland, Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canda Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Fund Advisors and BlackRock Fund Managers Ltd.

(7)
Based solely on information in Amendment No. 1 to Schedule 13G filed with the SEC on February 9, 2024 by FMR LLC, which has sole dispositive power with respect to 3,594,904 shares. The address for the reporting person is 254 Summer Street, Boston, Massachusetts 02210.

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Compensation Discussion and Analysis
Executive Summary
Overview
Our executive compensation programs are designed to attract, retain and motivate qualified, knowledgeable and talented executives who are capable of performing their responsibilities. In designing our executive compensation programs, our goals are to ensure that:
•
A significant portion of the total compensation paid to each named executive officer, or NEO, is in the form of “at risk” pay in order to create proper incentives for our executives to achieve corporate and individual objectives and to both maximize stockholder value over the long-term and to align pay with stockholders’ interests;

•	A strong pay-for-performance philosophy synchronizes incentive payments with actual financial and business results relative to performance expectations;
•	Our pay decisions are transparent to all stakeholders and tethered to sound governance measures; and
•	Total compensation opportunity throughout our organization is market competitive to support recruitment and retention.
Our corporate objectives are to continue to increase funds available for distribution to our stockholders and to create long-term stockholder value. Consistent with these goals and objectives, the Human Resources Committee, which acts as our compensation committee, has developed and approved an executive compensation program providing for a range of compensation levels for our NEOs with the intent of rewarding strong performance and reducing compensation when our performance objectives are not achieved.
For purposes of this Compensation Discussion and Analysis, our NEOs during 2023 were:
•	Mark Fioravanti, our President & Chief Executive Officer (our principal executive officer).
•	Colin Reed, our Executive Chairman of the Board of Directors.
•	Jennifer Hutcheson, our Executive Vice President & Chief Financial Officer (our principal financial officer).
•	Patrick Chaffin, our Executive Vice President & Chief Operating Officer – Hotels.
•	Scott Lynn, our Executive Vice President & General Counsel.

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Company Highlights—2023 Financial and Operating Highlights
Our financial results in 2023 represented continued improvement in group business in our hospitality segment, as well as increased levels of activity in our entertainment segment. In light of these conditions, our total revenue increased approximately 19.5% from 2022 ($2.16 billion in 2023, as compared to $1.81 billion in 2022), and in 2023 we generated:
•	consolidated net income of $341.8 million (as compared to consolidated net income of $134.9 million in 2022); and
•
consolidated Adjusted EBITDAre, excluding non-controlling interest in consolidated joint venture(1) of $660.9 million (as compared to consolidated Adjusted EBITDAre, excluding non-controlling interest in consolidated joint venture of $540.5 million in 2022).

Our efforts in 2023 were focused on execution of our planned growth initiatives in both our hospitality and entertainment segments, as well as the acquisition of the JW Marriott Hill Country Resort & Spa in June 2023. We continue to focus on our long-term strategic objectives of increasing funds available for distribution to our stockholders and creating long-term stockholder value.
(1)
Consolidated Adjusted EBITDAre, excluding non-controlling interest in consolidated joint venture is a non-GAAP financial measure. For a definition of consolidated Adjusted EBITDAre, excluding non-controlling interest in consolidated joint venture and a reconciliation of this non-GAAP financial measure to consolidated net income (the most comparable GAAP financial measure), and an explanation of why we believe consolidated Adjusted EBITDAre, excluding non-controlling interest in consolidated joint venture presents useful information to investors, see Appendix A.

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Company Highlights—Total Stockholder Return
The following chart shows how a $100 investment in our common stock on December 31, 2018 would have grown to $185.11 on December 31, 2023, with dividends reinvested quarterly. The chart also compares the TSR of our common stock to the same investment in the S&P 500 Index and the FTSE NAREIT Equity REITs Index over the same period, with dividends reinvested quarterly.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
Among Ryman Hospitality Properties, Inc., the S&P 500 Index
and the FTSE Nareit Equity REITs Index
$250
$200
$150
$100
$50
$0
12/18
12/19
12/20
12/21
12/22
12/23
Ryman Hospitality Properties, Inc.
S&P 500
FTSE Nareit Equity REITs

*$100 invested on 12/31/18 in stock or index, including reinvestment of dividends.
Fiscal year ending December 31.
Copyright© 2024 Standard & Poor's, a division of S&P Global. All rights reserved.
The stock price performance included in this graph is not necessarily indicative of future stock price performance.
	12/18	12/19	12/20	12/21	12/22	12/23
Ryman Hospitality Properties, Inc.	$100.00	$135.68	$108.90	$147.79	$132.02	$185.11
S&P 500	$100.00	$131.49	$155.68	$200.37	$164.08	$207.21
FTSE NAREIT Equity REITs	$100.00	$126.00	$115.92	$166.04	$125.58	$142.83

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Company Highlights—Compensation Practices
In designing our compensation programs, we are mindful of the risks to our stockholders that may be inherent in our compensation programs, and we attempt to utilize compensation practices that mitigate these risks. In designing our compensation programs, we also have considered feedback from our investors and other relevant third parties. Our compensation program includes the following compensation practices:
•
Pay for Performance—We tie pay to performance in a manner that we believe advances our stockholders’ interests by paying a significant portion of our NEOs’ total compensation opportunities in the form of variable compensation payable upon the performance of short- and long-term performance targets.

•
Design of Our Short-Term Cash Incentive Compensation Program—As described below under 2023 Short-Term Cash Incentive Compensation on page 57, our annual short-term cash incentive compensation plan is performance-based, and the plan does not have minimum payout levels (i.e., all of this compensation is “at risk”). For 2023, our annual short-term cash incentive compensation plan was based on the achievement of the financial goals described below under 2023 Short-Term Cash Incentive Compensation on page 57.

Each NEO was awarded 2023 short-term cash incentive compensation at 158.4% of the target payout level as a result of our achievement of the financial objectives outlined below under 2023 Short-Term Cash Incentive Compensation. No adjustments were made to the annual short-term cash incentive compensation plan, and discretionary awards were made to each NEO as a result of their individual contributions to our financial and operating results in 2023, as more fully described beginning on page 58.
•
Design of Our Long-Term Equity Incentive Compensation Program—As described below under 2023 Long-Term Equity Incentive Compensation on page 59, a significant portion of our NEOs’ annual long-term incentive compensation is in the form of performance-based RSUs which vest based on our achievement of TSR compared to the TSR of a designated peer group, combined with a group of additional comparable companies selected from the FTSE NAREIT Lodging Resorts Index. As described on page 59 below, there is no minimum payout level associated with these performance-based RSU awards (i.e., all of this compensation is “at risk”). As described on page 59 below, there is also a cap on the total amount of compensation which may be earned in connection with these performance-based awards.

We believe as a general matter that “mid-stream” changes should not be made to previously granted performance-based awards. Accordingly, no changes were made in 2023 to previously-granted performance-based awards.
•
Meaningful Stock Ownership and Retention Guidelines for Executives and Directors—Our stock ownership guidelines require meaningful levels of stock ownership by our executives (including 5x base salary for our CEO) and directors. In addition, any officer or director who does not meet the applicable stock ownership guideline (regardless of any compliance grace period) must hold at least 50% of the net shares received in any RSU vesting. See Stock Ownership and Retention Guidelines on page 63 below.

•
No “Single Trigger” Cash Payments Upon a Change of Control—As described in Post-Termination Benefits on page 64 below, the employment and severance arrangements with our NEOs require a “double trigger” (requiring both a change of control and termination of employment) for cash severance payments following a change of control.

•
No Tax “Gross Ups” For Severance Payments—As described in Post-Termination Benefits on page 64 below, we do not provide excise or other tax “gross up” payments in connection with any severance payment made to an NEO.

2024 NOTICE OF MEETING AND PROXY STATEMENT
2023 Compensation Summary
The charts below illustrate the balance of the elements of target total compensation(1) during 2023 for Mr. Fioravanti, who served as our CEO during 2023, and the average of the other NEOs.

As the charts above indicate, a significant portion of our NEO’s target total compensation is performance-based and tied to stock performance, thus aligned with the interests of our stockholders. Target total compensation for our CEO is weighted more toward long-term incentives than the other NEOs, as the Human Resources Committee wants to encourage our CEO to focus on our long-term growth.
(1)
Percentage of total compensation as calculated above is based on the 2023 base salary and the value of executive-level perquisites paid to the NEO which were not paid generally to all employees, the 2023 short-term cash incentive compensation plan award (assuming achievement at the target performance level (awards were paid at 158.4% of the target performance level based on 2023 performance pursuant to the terms of the 2023 short-term cash incentive compensation plan; in addition discretionary cash bonuses were paid to each NEO, as described below)), the grant date fair value of the performance-based RSU awards granted in February 2023 to each NEO (assuming vesting at the target achievement level), and the grant date fair value of the time-based RSU awards granted in February 2023 to each NEO. Each compensation element is outlined in more detail below in the 2023 Summary Compensation Table set forth on page 68.

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Our Compensation Program
The key elements of the compensation program for our executive officers are:
Compensation Element	Key Characteristics	Why We Pay This Element	Considerations in Determining the Amount of Pay	2023 Decisions
Base Salary	• Fixed compensation. • Payable in cash. • Reviewed annually and adjusted when appropriate.	• To attract and retain qualified executives. • Compensate for roles and responsibilities.	• Level of responsibility. • Individual skills, experience and performance.
Mr. Fioravanti’s 2023 base salary was established in connection with his new responsibilities as our Present & CEO effective on January 1, 2023. His base salary was not further adjusted in 2023.

Mr. Reed’s 2023 base salary was reduced in connection with his new responsibilities as our Executive Chairman effective on January 1, 2023. His base salary was not further adjusted in 2023.

Our other NEOs received a 6.5% increase in base salary in 2023 (on average).

See page 56.

Short-Term Cash Incentive Compensation	• Variable compensation. • Payable in cash based on performance against annually established performance objectives. • Reviewed annually and adjusted from year to year when appropriate.	• Motivate and reward executives. • Incentivizes the executives to meet our short-term financial and operational objectives.	• Goals were based on the achievement of designated financial goals, as described below.
Based on performance relative to the financial goals, an award to each NEO was paid at 158.4% of the target payout level for 2023, with discretionary cash bonuses paid to each NEO in recognition of individual contributions to our results in 2023. See page 58.

Long-Term Equity Incentive Compensation	• Variable compensation. • Time-based RSUs vesting ratably over four years. • Performance-based RSUs vesting over a three-year performance period based on a designated performance metric.
• Motivate and reward executives.
• Aligns the interests of executives and stockholders and focuses the executives on long-term objectives over a multi-year period.
• Encourages retention through long-term vesting.

Time-Based Awards
• RSUs vest in 25% increments over 4 years
Performance-Based Awards
• RSUs vest based on TSR relative to a designated peer group of comparable companies over a 3-year performance period.
• Awards pay out at a range from 0% to 150% of target with no shares earned for performance below 50% of financial target.

The mix of long-term equity incentive awards granted pursuant to our annual long-term equity incentive compensation program in 2023 was approximately 52% in the form of performance- based RSUs and approximately 48% in the form of time-based RSUs. See page 59.

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Compensation Element	Key Characteristics	Why We Pay This Element	Considerations in Determining the Amount of Pay	2023 Decisions
Other Benefits	• Fixed compensation. • Participation in broad-based plans at same cost as other employees. • Certain executive-level perquisites not paid generally to our other employees.	• Allow senior executives to participate in broad-based benefit programs. • Provide competitive benefits to our executive officers.	• Level of benefits provided to all employees. • Executive benefits provided by similarly-positioned companies.	Our NEOs received only modest executive-level perquisites. See page 62.
2023 Compensation Decisions
Our Human Resources Committee (which functions as our compensation committee) annually reviews our executive compensation program to determine how well actual compensation targets and levels meet our overall compensation philosophy and to compare our compensation programs to our peers. The committee also oversees our compensation programs.
Compensation Peer Group
For 2023, the committee used a compensation peer group of the following 14 companies:
American Homes 4 Rent	Kilroy Realty Corp.
Apple Hospitality REIT, Inc.	Mid-America Apartment Communities, Inc.
Ashford Hospitality Trust, Inc.	Park Hotels & Resorts, Inc.
Camden Property Trust	Pebblebrook Hotel Trust
DiamondRock Hospitality Co.	RLJ Lodging Trust
Highwoods Properties, Inc.	Sunstone Hotel Investors, Inc.
Host Hotels & Resorts, Inc.	Xenia Hotels & Resorts, Inc.
The committee believed, based on Aon’s recommendation, that these companies were the most relevant peer group against which to review compensation for our NEOs in 2023, as such companies were all REITs with a focus on lodging, apartments or other real estate investments and had an implied market capitalization and/or total enterprise value within a range similar to the company. Based on the criteria described above, the committee removed Chatham Lodging Trust and Summit Hotel Properties, Inc. (because the capitalization of these companies is not within a range similar to the company) and Hersha Hospitality Trust (as a result of its acquisition and subsequent delisting) from, and added American Homes 4 Rent, Apple Hospitality REIT, Inc., Camden Property Trust, Highwoods Properties, Inc. and Host Hotels & Resorts, Inc. to, the company’s peer group for 2023. This peer group had total enterprise value ranging from approximately $2.6 billion to $20.1 billion as of December 31, 2023, compared to the company’s total enterprise value of approximately $9.8 billion as of December 31, 2023.
The committee annually determines whether our overall executive compensation program is consistent with our business strategy and promotes our compensation philosophy. In determining target total annual compensation for each NEO, the committee relies on its general experience and subjective considerations of various factors, including our strategic business goals, information with respect to the peer group set forth above, proprietary and publicly available compensation surveys and data with respect to REITs and other public companies provided by Aon, and each executive officer’s position, experience, level of responsibility, individual job performance, contributions to our corporate performance, job tenure and future potential.
The committee does not set specific targets or utilize any formulaic benchmarks for overall compensation or for allocations between fixed and performance-based compensation, cash and non-cash compensation or short-term and long-term compensation. In addition, the committee uses proprietary and publicly available compensation surveys and data with respect to REITs and other public companies provided by our compensation consultant, Aon, to obtain a general understanding of current compensation practices, including to confirm that the base salary and other elements of target total compensation opportunity for our executive officers is at a market-competitive level.
Base Salary
Base salary is designed to compensate our NEOs for their roles and responsibilities and to provide a secure level of guaranteed cash compensation. We have employment agreements with Mr. Fioravanti and

2024 NOTICE OF MEETING AND PROXY STATEMENT
Mr. Reed that provide for a minimum base salary. We have severance agreements with Ms. Hutcheson, Mr. Chaffin and Mr. Lynn that do not provide for any minimum base salary.
Each NEO’s base salary was set based on:
•	the executive’s roles and responsibilities; and
•	the executive’s skills, experience and performance.
In 2023, base salary represented 16.9% of our CEO’s total compensation package and (on average) 26.8% of our other NEOs’ total compensation package (calculated in the manner described on page 54). The committee annually reviews the base salaries of each NEO and may make adjustments based on individual performance and changes in roles and responsibilities.
At its February 23, 2023 meeting, the committee reviewed the existing base salaries and perquisites for our NEOs. Specifically, the committee considered each NEO’s current base pay, taking into account base salary levels paid to persons holding similar positions at peer companies. The committee also noted that it had previously established, effective as of January 1, 2023, new base salaries for Mr. Fioravanti in his new role as President & CEO ($850,000, an increase of $100,000 from his previous salary) and for Mr. Reed in his new role as Executive Chairman ($500,000, a decrease of $600,000 from his previous salary).
Based on its review of the factors described above, the committee determined that the base salary amounts for the NEOs for 2023 should be as follows:
	2023 Base Salary ($)	% Increase From 2022 Base Salary
Mark Fioravanti	850,000	—(1)
Colin Reed	500,000	—(2)
Jennifer Hutcheson	481,500	7.0%
Patrick Chaffin	575,000	4.5%
Scott Lynn	458,309	8.0%
(1)	In connection with the previously announced executive transition, Mr. Fioravanti’s base salary was set at $850,000 effective upon his assumption of duties as our President and CEO on January 1, 2023.
(2)	In connection with the previously announced executive transition, Mr. Reed’s base salary was set at $500,000 effective upon his assumption of duties as our Executive Chairman on January 1, 2023.
2023 Short-Term Cash Incentive Compensation
We provide annual cash incentive compensation designed to reward achievement of specific previously established short-term financial and strategic goals.
2023 Performance Goals
For 2023 the committee determined that the NEOs would have the opportunity to earn the following percentages of their base salary at the threshold, target and stretch levels, based on the achievement of designated financial performance goals, as described below:
	Threshold Level	Target Level	Stretch Level
Mr. Fioravanti	75%	150%	300%
Mr. Reed	75%	150%	300%
Ms. Hutcheson	62.5%	125%	250%
Mr. Chaffin	50%	100%	200%
Mr. Lynn	50%	100%	200%
These percentages were unchanged from 2022. In 2023, assuming performance at the target level of achievement, short-term cash incentive compensation represented 25.3% of our CEO’s total compensation package and (on average) 30.5% of our other NEOs’ total compensation package (calculated in the manner described on page 54).
In designing the short-term cash incentive compensation program for 2023, the committee noted that in 2022 (in light of the continued uncertainty associated with the effects of the COVID-19 pandemic) it had utilized a combination of financial metrics measuring both revenues and profitability, as well as a set of designated strategic objectives. Based on its assessment of the company’s business and the current operating environment, the committee believed that, for 2023, it would be appropriate to return to its historical practice of solely utilizing financial metrics in the design of the short-term cash incentive compensation plan.

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As a result, the committee determined that each NEO’s short-term cash incentive compensation for 2023 should be based on the following financial performance goals:
Performance Goal	Threshold (90%)	Target (100%)	Stretch (110%)	Weighting at Target Achieve- ment
Total Consolidated Revenue	$1.8 billion	$2.0 billion	$2.2 billion	25%
AFFO Available to Common Stockholders and Unit Holders	$376.0 million	$417.8 million	$459.5 million	50%
Consolidated Adjusted EBITDAre Margin	28.7%	31.9%	35.1%	25%
These financial performance goals were set by the committee after thorough discussion with management regarding our anticipated financial performance. In choosing these goals, the committee considered the general economic climate expected in 2023 and the expected conditions in the hospitality industry. The committee elected to weigh the metric AFFO available to common stockholders and unit holders more heavily because it was one of the primary non-GAAP metrics used by investors to measure our financial performance. The committee intended the target performance goals for each metric to be a challenging level of achievement. In addition, when the committee established these targets at the beginning of 2023, it made a determination that it would have the discretion to adjust the financial metrics included in the plan to exclude losses or expense, or income or gain, related to certain unusual, infrequently occurring or other specified events as set forth in our omnibus incentive plan.
The committee determines the level of achievement of each such goal under the short-term cash incentive compensation program. Pursuant to the terms of the program, with respect to each senior executive of the Company (including each NEO): (i) achievement of the threshold level of achievement of an individual financial performance goal would result in a payout percentage equal to 50% of the applicable weight of such goal; (ii) achievement of the target level of achievement of an individual financial performance goal would result in a payout percentage of 100% of the applicable weight of such goal; and (iii) each percentage point of achievement between the target level of achievement and the stretch level of achievement, using straight-line interpolation, will result in a two percentage point increase of the payout percentage of the applicable weight of each financial performance goal (with a maximum payout of 200% of target).
In addition, under the terms of our omnibus incentive plan, the committee may exercise negative discretion in determining the final amounts of the short-term cash incentive awards payable at any given level of performance to ensure that such awards accurately reflect our actual performance. The committee also had the option of lowering the amount of, or not awarding, annual cash incentive compensation otherwise payable to an executive under the plan for 2023 if the executive did not attain a minimum-level annual performance rating under the company’s employee evaluation program, which is a prerequisite to receiving cash incentive compensation under the plan.
2023 Short-Term Incentive Compensation Awards
At its February 21, 2024 meeting the committee determined that, with respect to the Company’s senior executives, including each NEO, the financial performance goals under the short-term incentive compensation plan for the 2023 fiscal year were achieved as follows:
Performance Goal	Actual Result	Achieve- ment Level	Payout %
Total Consolidated Revenue	$2.16 billion	Between Target and Stretch (102.9%)	32.2%
AFFO Available to Common Stockholders and Unit Holders	$465.6 million(1)	Stretch (111.5%)	100%
Consolidated Adjusted EBITDAre Margin	32.0%	Between Target and Stretch (100.4%)	26.2%
(1)
The Company’s AFFO available to common stockholders and unit holders for the 2023 fiscal year, as reported in the Company’s financial statements, was $473.1 million. The committee determined that, for purposes of calculating AFFO available to common stockholders and unit holders under the short-term incentive compensation plan for 2023, it would be appropriate to exclude the impact of the JW Marriott Hill Country Resort & Spa acquisition (including the partial year 2023 operating results following our acquisition of the hotel, as well as the transaction costs associated with the acquisition and interest expense from the related financing), as well as to make certain other immaterial adjustments. As a result of these adjustments, fiscal year 2023 AFFO available to common stockholders and unit holders was determined

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by the committee to be $465.6 million for purposes of the short-term incentive compensation plan for 2023, which exceeded the stretch financial goal under the plan.
The committee determined the overall level of achievement under the short-term cash incentive compensation plan for the Company’s senior executives, including each NEO, was 158.4% of the target payout level, which represented the sum of the payout percentages for each of the financial goals listed above. The committee also reviewed the annual performance rating of each NEO and determined that each NEO met the minimum level performance rating.
The committee also determined that each NEO should receive an additional amount of cash incentive compensation, as listed below, due to their contributions to the company’s financial and operating results in 2023, including:
•
with respect to Mr. Fioravanti, his efforts in overseeing the company’s senior management team and his contributions to the company’s financial and operating results, as well as his leadership in the transactions associated with the acquisition of the JW Marriott Hill Country Resort & Spa;

•
with respect to Mr. Reed, his leadership of our strategic planning process, his oversight of the relationship between management and the Board, his activities with respect to our joint venture arrangement with respect to our Entertainment business segment and his significant involvement in our government relations activities;

•	with respect to Ms. Hutcheson, her oversight of the company’s treasury, accounting and capital markets activities in connection with the strategic and operating activities described above;
•
with respect to Mr. Chaffin, his continued efforts in effectively supervising the company’s relationship with the manager of its hotel properties and his oversight of the company’s design and construction function; and

•	with respect to Mr. Lynn, his oversight of the company’s legal and compliance functions in connection with the strategic and operating activities described above.
As a result, the committee approved the following short-term cash incentive compensation awards:
	Calculated Short-Term Cash Incentive Compen- sation(1) ($)	Discretion- ary Short- Term Cash Incentive Compen- sation ($)
Mark Fioravanti	2,019,600	230,400
Colin Reed	1,188,000	62,000
Jennifer Hutcheson	939,016	50,000
Patrick Chaffin	901,686	48,314
Scott Lynn	713,586	36,414
(1)	The estimated threshold, target and stretch payout levels for each NEO under this plan for 2023 are listed in the 2023 Grants of Plan-Based Awards table below.
2023 Long-Term Equity Incentive Compensation
Our long-term equity incentive compensation plan is designed to align the interests of our NEOs and stockholders and focus our NEOs on long-term objectives over a multi-year period. Long-term equity incentive awards are also intended to attract and retain our NEOs through long-term vesting.
In 2023, long-term equity incentive compensation represented 56.7% of our CEO’s total compensation package and (on average) 41.0% of our other NEOs’ total compensation package (calculated in the manner described on page 54).
Long-Term Equity Incentive Compensation Plan Components
For 2023, the annual long-term equity incentive plan components are:
TSR-Linked Performance-Based Restricted Stock Unit Awards:
•	Vest over a three-year period based on our TSR over the award cycle, as compared to our peers.
•	Awards settled in stock, with cash dividends on RSUs being paid only upon RSUs that ultimately vest upon the achievement of performance goals.
•	Granted only to the NEOs and senior executives.

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Time-Based Restricted Stock Unit Awards:
•
Annual time-based RSU awards vest in equal amounts over four years, beginning on the first anniversary of the grant date. In certain cases, in connection with a promotional RSU grant or to aid in retention, the committee may designate that certain time-based RSU awards will vest in equal installments over two years, beginning on the third anniversary of the grant date.

•	Awards settled in stock, with dividends on RSUs held by our NEOs being paid in additional RSUs only upon RSUs that ultimately vest.
•	Granted to the NEOs, as well as to other eligible employees.
2023 Long-Term Equity Incentive Compensation Awards
For 2023, the committee discussed with Aon the most appropriate way to motivate and retain our executives. The committee believed it was important to continue to use RSU awards to better align the interests of our executives with our stockholders, to encourage executive retention and to conform to compensation practices in the REIT industry.
As a result of these discussions, the committee decided to structure long-term equity incentive compensation awards in 2023 as a combination of performance-based RSUs and time-based RSUs, with the total value awarded to each executive determined based on a number of factors, including but not limited to corporate and individual performance, historical grants and competitive practices. The committee determined that each NEO should receive RSU awards based on the following percentage of such NEO’s base salary, with approximately 52% of the awards in the form of performance-based RSUs and approximately 48% of the awards in the form of time-based RSUs (based on the grant date fair value of such awards): Mr. Fioravanti: 300% of base salary; Mr. Reed: 300% of base salary; Ms. Hutcheson: 150% of base salary; Mr. Chaffin: 100% of base salary; and Mr. Lynn: 100% of base salary. Except with respect to Mr. Fioravanti (whose percentage increased effective January 1, 2023 in connection with his new role as President & CEO), these percentages were unchanged from 2022.
As a result of the determinations discussed above, on February 22, 2023, the committee made the following long-term incentive compensation awards to the NEOs:
	Time- Based RSU Awards(1) (#)	Perfor- mance- Based RSU Awards(2) (#)
Mark Fioravanti	16,180	17,336
Colin Reed	10,260	10,939
Jennifer Hutcheson	4,072	4,400
Patrick Chaffin	3,244	3,503
Scott Lynn	2,584	2,792
(1)	The time-based RSUs vest ratably over four years, beginning March 15, 2024.
(2)
Up to 150% of the performance-based RSUs listed above will vest on March 15, 2026 based on our TSR performance over the three-year award cycle (January 1, 2023 – December 31, 2025) relative to the median of the TSR performance of a designated peer group.

2023 Performance-Based RSU Awards (2023-2025 Performance Period)
The amount of the performance-based RSUs which will ultimately vest on March 15, 2026 will be determined by comparing our TSR performance during the performance period (January 1, 2023 – December 31, 2025) relative to the median of the TSR performance of the following two peer groups (the “2023 Performance Peer Groups”), weighted equally: (1) our 2023 compensation peer group listed above; and (2) the following companies within the FTSE NAREIT Lodging Resorts Index:
Apple Hospitality REIT, Inc.	Park Hotels & Resorts, Inc.
Ashford Hospitality Trust, Inc.	Pebblebrook Hotel Trust
Braemar Hotels & Resorts, Inc.	RLJ Lodging Trust
Chatham Lodging Trust	Sotherly Hotels, Inc.
DiamondRock Hospitality Co.	Summit Hotel Properties, Inc.
Hersha Hospitality Trust	Sunstone Hotel Investors, Inc.
Host Hotels & Resorts, Inc.	Xenia Hotels & Resorts, Inc.
InnSuites Hospitality Trust
The members of the peer group listed above were selected from among the FTSE NAREIT Lodging

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Resorts Index companies due to their relative enterprise value compared to the company and/or their relative TSR performance over a three-year period.
This peer group was identical to the peer group we used in 2022, except for the deletion of CorePoint Lodging Inc. from the peer group due to its acquisition and subsequent delisting in 2022.
The 2023 performance-based RSU awards will vest as follows:
Company TSR Performance	% of Award Vesting
Greater than or equal to 15 percentage points above the median TSR performance of the 2023 Performance Peer Groups	150%
Equal to the median TSR performance of the 2023 Performance Peer Groups	100%
15 percentage points below the median TSR performance of the 2023 Performance Peer Groups	50%
Greater than 15 percentage points below the median TSR performance of the 2023 Performance Peer Groups	0%
If the performance achieved falls in between the established performance goal levels, the percentage of the award earned by the NEO will be determined using straight-line interpolation and rounding to the nearest full share.
The awards also provide that if our TSR is negative, on an absolute basis, the committee may, in its discretion, reduce by 25% the number of awards ultimately vesting. In no event will the final value of the award exceed 500% of the fair market value of our common stock on the grant date of February 22, 2023. This plan design has been in effect since the company converted to a REIT in 2013, as the committee has long held the belief that limiting the maximum value of the award ensures the NEOs are not disproportionally rewarded for performance.
The committee re-evaluates the 2023 Performance Peer Groups for each fiscal year to take into account changes to the composition of the 2023 Performance Peer Groups (i.e., corporate changes such as mergers or delistings), or to otherwise modify the terms of the award to take into account such other factors which the committee in its sole discretion has determined. The committee has not exercised this discretion in connection with the 2023 performance-based RSU awards, except as described above.
The committee believed the amount of these awards was appropriate given our compensation philosophy and objectives, specifically noting that achievement of greater than “target” level performance would have also resulted in higher than average TSR to our stockholders, as compared to our peers. In 2023, performance-based RSUs represented 28.2% of our CEO’s total compensation package and (on average) 20.5% of our other NEOs’ total compensation package (calculated in the manner described on page 54).
2023 Time-Based RSU Awards
The time-based RSUs granted to the NEOs reflected in the chart above vest ratably over four years, beginning on March 15, 2024. The committee believed the amount of the time-based RSU awards made to our NEOs was appropriate given our compensation philosophy and objectives, including the need to retain our executives. In 2023, time-based RSUs represented 28.5% of our CEO’s total compensation package and (on average) 20.5% of our other NEOs’ total compensation package (calculated in the manner described on page 54).
Vesting of One-Time 2021 Long-Term Stockholder Value Creation Program Awards
As previously disclosed, in February 2021 a special one-time performance-based RSU grant was awarded to each NEO and to all director level and above employees of the Company (a total of 52 employees) to incentivize management’s pandemic recovery efforts and to encourage retention in the current competitive labor market. This was the first special one-time grant of this type since the company’s conversion to a REIT in 2013, and the company does not currently anticipate making such an award on a regular or semi-regular basis in the future.
The components of this award were:
•
Awards were to vest to the extent that, over the period from March 1, 2021 until March 1, 2024, the company’s stock price performance achieved designated targets (specifically, 50% of the award would be earned if the company’s common stock achieved a consecutive 20 day trading period volume-weighted average price (“VWAP”) of

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$100.98 at any time during the three year performance period (March 1, 2021 – March 1, 2024), and the remaining 50% of the award would be earned if the company’s common stock achieved a consecutive 20 day trading period VWAP of $109.05 at any time during the three year performance period (March 1, 2021 – March 1, 2024)).
•
To the extent earned, up to 100% of the awards were to vest and be settled in company stock on March 15, 2024, with cash dividends on RSUs being paid only upon RSUs that ultimately vest upon the achievement of performance goals.

In designing the program, the committee was mindful of establishing target company stock prices that would be a challenging level of achievement and that, if achieved, would correlate with a meaningful amount of appreciation in the value of our common stock.
Specifically, the committee noted that the two stock price levels established under the program ($100.98 and $109.05) represented (i) a 25% premium and a 35% premium, respectively, above the company’s closing common stock price on the day prior to the date of the award ($80.78), and (ii) a 10% premium and a 19% premium, respectively, above the company’s then all-time high closing common stock price of $91.49 per share. In addition, there was no minimum payout level associated with these performance-based RSU awards (i.e., all of this compensation was “at risk”).
Based on our achievement of both of the applicable stock price targets described above, the following RSUs vested under this program in March 2024 as follows:
2021 Stock Price-Linked Value Creation Program RSU Awards Vesting in March 2024 (#)
Mark Fioravanti	15,882
Colin Reed	47,059
Jennifer Hutcheson	4,500
Patrick Chaffin	8,382
Scott Lynn	7,059
Vesting of 2021 Performance-Based RSU Awards in March 2024 (2021-2023 Performance Period)
In February 2021 we awarded performance-based RSUs to each NEO, which ultimately were to vest based on the company’s TSR performance over the 3-year award cycle (2021-2023), as compared to the TSR for the two designated performance peer groups during the same performance period (the “2021 Performance Peer Groups”).
Specifically, the 2021 performance-based RSU awards were to vest as follows:
Company TSR Performance	% of Award Vesting
Greater than or equal to 15 percentage points above the median TSR performance of the 2021 Performance Peer Groups	150%
Equal to the median TSR performance of the 2021 Performance Peer Groups	100%
15 percentage points below the median TSR performance of the 2021 Performance Peer Groups	50%
Greater than 15 percentage points below the median TSR performance of the 2021 Performance Peer Groups	0%
Our TSR over the performance period, calculated pursuant to the terms of the performance-based RSU agreements, was approximately 81 percentage points above the median TSR performance of the designated performance peer groups. As a result, the 2021 performance-based RSUs ultimately vested at the 150% level in March 2024 as follows:
2021 Performance- Based RSU Awards Vesting in March 2024 (#)
Mark Fioravanti	13,500
Colin Reed	34,737
Jennifer Hutcheson	3,750
Patrick Chaffin	6,000
Scott Lynn	5,250
Benefits and Perquisites
Our benefit programs are based upon an assessment of competitive market factors and a determination of what is needed to attract and retain qualified executives. Our primary benefits for executives include

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participation in our broad-based plans at the same cost as other employees. These plans include a tax qualified 401(k) savings plan (with matching contributions up to four percent of a participant’s pay), health and dental plans and various disability and life insurance plans. We also provide a limited amount of executive-level perquisites to our NEOs and other designated senior executives, including executive-level life disability and life insurance plans, reimbursement of executive physical examination fees and a supplemental deferred compensation plan, or SUDCOMP.
Our NEOs and other employees routinely use commercial air service for business travel, and we generally reimburse them only at the coach or business class rate.
We maintain a limited aircraft program to provide our executives with timely and cost-effective travel alternatives in connection with our business activities. We do not operate any aircraft, own or lease a hangar or employ pilots. Instead, we have purchased a fractional interest in an aircraft. We pay a fixed monthly fee, plus a variable charge for hours actually flown. Our directors, NEOs and other employees use this aircraft for selected business trips when commercial air service is unavailable or otherwise impractical, based on the availability and cost of commercial air service, the travel time involved, the number of employees traveling and the need for flexible travel arrangements. All travel under this program must be approved by our CEO.
We also make the aircraft available to our Executive Chairman, CEO and our other executives for limited personal use, which is typically limited to permitting the executive’s spouse or other family member to accompany the executive on required business travel. We believe allowing limited personal use of our aircraft program serves to reduce our executives’ personal travel time and to increase the time they can conduct company business on our behalf.
In 2023 these executive-level perquisites described above, in total, represented approximately 1.1% of our CEO’s total compensation package and (on average) 1.7% of our other NEOs’ total compensation package (calculated in the manner described on page 54).
When we recruited Mr. Reed to join our company in 2001, we agreed to pay Mr. Reed a retirement benefit pursuant to a Custom Mid-Career Supplemental Employee Retirement Plan, or SERP. This benefit, which is described in Other Compensation
Information—Nonqualified Deferred Compensation below, was in the committee’s view essential to attracting Mr. Reed to employment with us and has also proved valuable in securing his extended employment. The company has fully satisfied its funding obligations under the SERP by previously paying, in total, $3.5 million to Mr. Reed’s SERP account (as described below), and the current balance in Mr. Reed’s SERP account in excess of such amount is attributable to investment gains and losses associated with the assets in the SERP account (currently shares of our common stock).
Other Compensation Information
Stock Ownership and Retention Guidelines
The committee has adopted stock ownership guidelines for our senior executives. These guidelines are designed to encourage our executives to have a meaningful equity ownership in our company, thereby linking their interests with those of our stockholders. These guidelines provide that within five years of becoming a senior executive, each executive must own (by way of shares owned directly or indirectly (including through our 401(k) plan) and shares represented by unvested time-based RSUs, but not including unexercised stock options or performance-based RSUs) common stock with a value of either five times (5x) base salary for Mr. Fioravanti (our CEO), three times (3x) base salary for the other NEOs (including Mr. Reed, our Executive Chairman), and two times (2x) base salary for other executives subject to these guidelines. The guidelines also provide that if an executive is not currently in compliance with this guideline (regardless of the compliance grace period), the executive must retain 50% of the net shares (after satisfying any tax obligations and any required payments upon exercise) received upon vesting of RSUs or the exercise of stock options.

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As of January 31, 2024 (the annual compliance date) all of the NEOs were in compliance with the guidelines, as follows:
	Required Ownership as of January 31, 2024(1)	Shares Owned
Mark Fioravanti	38,672	279,077(2)
Colin Reed	13,649	1,359,907(3)
Jennifer Hutcheson	13,144	25,967(2)
Patrick Chaffin	15,696	42,656(2)
Scott Lynn	12,511	29,585(2)
(1)
The number of shares required to be owned by an NEO is an amount equal to (i) the product obtained by multiplying the NEO’s base salary times the applicable multiple (5x for Mr. Fioravanti and 3x for the other NEOs (including Mr. Reed)) divided by (ii) the closing market price of our common stock on January 31, 2024 ($109.90).

(2)	Includes the following number of shares of common stock issuable upon the vesting of time-based RSUs: Mr. Fioravanti: 43,437; Ms. Hutcheson: 9,009; Mr. Chaffin: 8,849; and Mr. Lynn: 7,341.
(3)	Includes 667,574 shares credited to Mr. Reed’s SERP and 42,035 shares of common stock issuable upon the vesting of time-based RSUs.
Post-Termination Benefits
The committee believes that severance and change of control benefits assist in attracting and retaining qualified executives. The levels of payments and benefits upon termination were set to be at a market-competitive level based upon each executive’s experience and level in the organization.
Mr. Fioravanti and Mr. Reed have employment agreements that provide for cash severance payments and certain other benefits if termination occurs without “Cause” or if the executive leaves for “Good Reason” (as defined in their employment agreement). These agreements also provide for cash compensation and certain other benefits in the event of termination following a “Change of Control” of the company (i.e., a “double trigger”). Ms. Hutcheson, Mr. Chaffin and Mr. Lynn have severance agreements that provide for cash compensation and certain other benefits only in the event of termination following a “Change of Control” of the company (i.e., a “double trigger”). In addition, no tax gross-ups are provided in connection with any severance payments to our NEOs. Information regarding these payments, including a definition of key terms and the amount of benefits that would have been received by our NEOs had termination occurred on December 31, 2023, is found under Potential Payments on Termination or Change of Control on page 82.
Tax Deductibility Considerations
The committee’s policy is to consider the tax treatment of compensation paid to our executives with appropriate awards for their performance. While compensation in excess of $1.0 million per year paid to any of our NEOs is generally not tax deductible for U.S. federal income tax purposes, the committee believes that the interests of our stockholders are best served if we retain discretion and flexibility in awarding compensation to our executives, even where the compensation paid under such programs may not be fully deductible. The committee has approved, and may continue to approve, the payment of compensation that is not deductible for U.S. federal income tax purposes. The committee will continue to monitor the tax and other consequences of our executive compensation programs as part of its primary objective of ensuring that compensation paid to our executives is reasonable, performance-based and consistent with our goals.
Equity Grant Practices
Our omnibus incentive plan allows the committee to grant various types of equity awards to any eligible employee, including the NEOs. Annual equity awards to executives are approved by the committee and occur on the date of our first quarterly committee meeting of each year. Consistent with the terms of our omnibus incentive plan, the committee has also delegated to the CEO the authority to make limited equity grants to new members of our management team, which are then ratified by the committee.
These awards are granted pursuant to a formula based on a specified dollar amount, with the number of shares for each RSU award determined by dividing the dollar amount by the closing market prices of our common stock for a designated period prior to the grant date. Annual RSU awards for directors are approved by the committee and are granted on the date the director is elected to the Board. These awards are granted pursuant to a formula based on a specified dollar amount, with the number of shares for each RSU grant

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determined by dividing the dollar amount by the closing market prices of our common stock for a designated period prior to the grant date.
Role of the Human Resources Committee and Management
The committee awards compensation to our NEOs and other executives consistent with our philosophy that compensation paid to our executives be fair, reasonable and competitive. The committee establishes and monitors compliance with our compensation philosophy, and the committee also oversees the development and administration of our compensation programs. Our management is responsible for the administration of our compensation programs once approved by the committee.
The committee makes all compensation decisions with respect to our NEOs, which are ratified by our Board. Our CEO annually reviews the performance of, and provides compensation recommendations for, each NEO (other than the CEO). In the case of the CEO, the CEO provides the committee with a self-assessment of his performance. The committee then reviews these items and discusses and approves compensation for each NEO based on the considerations previously discussed.
For a complete description of the committee’s members and its responsibilities, as well as information regarding the authority of our CEO to make limited equity grants to new members of our management team, see Committees of the Board on page 37. You may also view the committee’s charter on our website at www.rymanhp.com (under “Corporate Governance” on the Investor Relations page).
Role of the Compensation Consultant
The committee has retained Aon as its outside compensation consultant since 2013. During 2023, Aon regularly attended committee meetings and reported directly to the committee on matters relating to compensation for our executives. During 2023 the committee requested that Aon:
•	Analyze the compensation for our NEOs and other executives and assess how target and actual short-term incentive compensation aligned with our compensation philosophy and objectives.
•	Develop recommendations for the committee on the size and structure of long-term incentive compensation awards.
•	Assist the committee in the review of this proxy statement and this Compensation Discussion and Analysis.
•	Provide the committee with ongoing advice and counsel on market compensation practices, trends and legal and regulatory changes and their impact on our compensation programs.
Advisory Vote on Executive Compensation
At our annual meeting in May 2023, we held a stockholder advisory vote on the compensation of our NEOs, commonly referred to as a “say-on-pay” vote. In our say-on-pay vote, approximately 94% of the stockholder votes, excluding broker non-votes, were cast in favor of the say-on-pay resolution. As the committee reviewed our compensation practices, it was mindful of the level of support our stockholders had previously expressed for our compensation programs, including our “pay for performance” philosophy and emphasis on variable compensation. The committee intends to continue to consider the outcome of future advisory say-on-pay votes when making executive compensation decisions.
2024 NEO Compensation
At its February 21, 2024 meeting, the committee reviewed and approved the compensation to be paid to the NEOs for 2024, in light of our compensation philosophy.
Base Salary
Following a review of current compensation levels at the company and at peer companies, the current economic and business environment facing the company, and the recent executive transition described above, the committee determined that the following adjustments would be made to base salary for 2024:
	2024 Base Salary ($)	% Increase From 2023 Base Salary
Mark Fioravanti	900,000	5.9%
Colin Reed	500,000	—
Jennifer Hutcheson	525,000	9.0%
Patrick Chaffin	575,000	—
Scott Lynn	485,001	5.8%

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Short-Term Cash Incentive Compensation
The committee also established criteria for short-term cash incentive compensation pursuant to our omnibus incentive plan. The committee determined that each NEO will have the opportunity to earn a percentage of his or her base salary based on the achievement of designated financial goals established by the committee.
The committee established that for 2024 the potential award opportunities (as a percentage of base salary) applicable to each NEO would be set as follows at each of the threshold, target and stretch levels, based on the achievement of designated financial performance goals:
	Threshold Level	Target Level	Stretch Level
Mr. Fioravanti	87.5%	175%	350%
Mr. Reed	87.5%	175%	350%
Ms. Hutcheson	62.5%	125%	250%
Mr. Chaffin	62.5%	125%	250%
Mr. Lynn	62.5%	125%	250%
In choosing the performance goals for 2024 at its February 21, 2024 meeting, the committee considered the general economic climate then expected in 2024, the expected conditions in the hospitality and entertainment industries and our expected financial performance. In setting these goals, the committee attempted to set performance goals to ensure that the relative level of difficulty of achieving these levels was consistent with prior years.
In establishing these targets for 2024, the committee made a determination that it will have the discretion to adjust the financial metrics for the year to exclude losses or expense, or income or gain, related to certain unusual, infrequently occurring or other specified events as set forth in our omnibus incentive plan. In addition, under the terms of our omnibus incentive plan, the committee may exercise negative discretion in determining the final amounts of the short-term cash incentive awards payable at any given level of performance to ensure that such awards accurately reflect our actual performance. The committee also has retained the discretion to lower the amount of, or not award, annual cash incentive compensation otherwise payable to an executive under the plan for 2024 if the executive does not attain a minimum-level annual performance rating under the company’s employee evaluation program, which is a prerequisite to receiving cash incentive compensation under the plan.
Long-Term Equity Incentive Compensation
The committee also approved the following long-term equity incentive compensation awards:
	Time-Based RSU Awards(1) (#)	Performance-Based RSU Awards(2) (#)
Mark Fioravanti	13,244	12,119
Colin Reed	6,308	5,771
Jennifer Hutcheson	3,312	3,030
Patrick Chaffin	3,024	2,765
Scott Lynn	2,548	2,332
(1)	The time-based RSUs vest ratably over four years, beginning March 15, 2025.
(2)
Up to 150% of the performance-based RSUs listed above will vest on March 15, 2027 based on our TSR performance over the three-year award cycle (January 1, 2024 – December 31, 2026) relative to the median of the TSR performance of a designated peer group.

2024 NOTICE OF MEETING AND PROXY STATEMENT
Human Resources Committee Report
The following report of the Human Resources Committee does not constitute soliciting material and should not be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act, except to the extent we specifically incorporate this report herein.
The Human Resources Committee (which functions as our compensation committee), comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with the company’s management. Based on its review and these discussions, the Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be included in these proxy materials.
Human Resources Committee:
Michael Roth, Chairman
Rachna Bhasin
Robert Prather

2024 NOTICE OF MEETING AND PROXY STATEMENT
Executive Compensation
The Summary Compensation Table below shows compensation information about:
•	Mark Fioravanti, our President & Chief Executive Officer (our principal executive officer);
•	Colin Reed, our Executive Chairman of the Board of Directors;
•	Jennifer Hutcheson, our Executive Vice President & Chief Financial Officer (our principal financial officer);
•	Patrick Chaffin, our Executive Vice President & Chief Operating Officer – Hotels; and
•	Scott Lynn, our Executive Vice President & General Counsel.
As required by SEC rules, the compensation amounts listed below include non-cash items such as the grant date fair value of equity awards (some of which are performance-based and may or may not ultimately be earned).
2023 Summary Compensation Table
Name and Principal Position (a)	Year (b)	Salary(1) ($) (c)	Bonus(2) ($) (d)	Stock Awards(3) ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compen- sation(4) ($) (g)	Change in Pension Value and Nonqual- ified Deferred Compen- sation Earnings ($) (h)	All Other Compen- sation(5) ($) (i)	Total ($) (j)
Mark Fioravanti President & CEO	2023	850,165	230,400	2,857,285	—	2,019,600	—	57,755	6,015,205
	2022	753,119	241,373	2,463,488	—	1,894,669	—	48,651	5,401,300
	2021	604,088	127,137	2,480,327	—	1,398,523	—	47,829	4,657,904
Colin Reed Executive Chairman	2023	500,165	62,000	1,807,416	—	1,188,000	—	33,729	3,591,310
	2022	1,142,473	372,900	3,301,354	—	2,927,100	—	17,369	7,761,196
	2021	1,079,011	275,000	6,750,915	—	3,025,000	—	46,680	11,176,606
Jennifer Hutcheson EVP & Chief Financial Officer	2023	474,396	50,000	722,132	—	939,016	—	35,378	2,220,922
	2022	447,864	116,171	675,303	—	911,891	—	21,336	2,172,565
	2021	342,487	43,227	695,166	—	475,405	—	16,433	1,572,718
Patrick Chaffin EVP & Chief Operating Officer - Hotels	2023	569,396	48,314	575,104	—	901,686	—	40,740	2,135,240
	2022	559,402	122,081	550,216	—	958,279	—	42,202	2,232,180
	2021	478,370	80,520	1,195,028	—	885,561	—	31,925	2,671,404
Scott Lynn EVP & General Counsel	2023	450,639	36,414	458,236	—	713,586	—	20,129	1,679,004
	2022	437,519	177,293	424,568	—	747,707	—	16,475	1,803,562
	2021	402,880	67,806	1,026,375	—	745,734	—	17,362	2,260,157
(1)
Amounts shown are not reduced to reflect the NEO’s contributions to our 401(k) plan or elections to defer receipt of salary under our SUDCOMP plan. Amounts shown include the amounts actually paid to the NEO during the year and reflect, to the extent applicable, any changes in the base salary during the year. Due to timing of payroll cycles and rounding conventions, amounts paid to each NEO as base salary may differ from the annual base pay amount set forth in the Compensation Discussion and Analysis above.

(2)
Represents a discretionary cash bonus award paid to the NEO in recognition of their contributions to the company’s operating and financial performance for the applicable fiscal year as described in the Compensation Discussion and Analysis above. Cash incentive compensation paid to each NEO pursuant to our short-term cash incentive compensation plan is reflected in the column above entitled Non-Equity Incentive Plan Compensation.

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(3)
Represents a non-cash amount equal to the grant date fair value of the annual time-based RSU awards and performance-based RSU awards granted to each NEO. See Note 7 to our consolidated financial statements for the three years ended December 31, 2023, included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 23, 2024, for the assumptions made in determining grant date fair value. The maximum dollar value of the performance-based RSU awards granted in 2023 (based on the grant date fair value and assuming vesting at the stretch (150% performance level) are as follows: Mr. Fioravanti: $2,134,149; Mr. Reed: $1,346,646; Ms. Hutcheson: $541,662; Mr. Chaffin: $431,237; and Mr. Lynn: $343,709.

(4)
Represents amounts paid under our short-term cash incentive compensation plan for achievement of designated financial targets and designated strategic objectives, as described in the Compensation Discussion and Analysis above.

(5)	The table below lists the components of the All Other Compensation amount for each NEO listed above:
Name	Company Match to 401(k) Plan ($)(a)	Company Match to SUDCOMP Plan ($)(b)	Group Term Life ($)(c)	Executive LTD ($)(d)	Other ($)(e)	Total ($)
Mark Fioravanti	13,200	27,641	12,996	3,918	—	57,755
Colin Reed	13,200	—	11,317	3,629	5,583	33,729
Jennifer Hutcheson	13,200	15,531	3,839	2,808	—	35,378
Patrick Chaffin	13,200	18,583	5,585	2,660	712	40,740
Scott Lynn	13,200	—	4,196	2,733	—	20,129
(a)	We make matching contributions to the 401(k) plan accounts of the NEOs as described in Compensation Discussion and Analysis above.
(b)
We make matching contributions to the SUDCOMP accounts of the NEOs as described in Nonqualified Deferred Compensation below. Does not include company matching amounts for SUDCOMP deferrals with respect to 2022 short-term cash incentive plan payments made in 2023.

(c)	Represents the cost associated with the executive group term life insurance not made available generally to other employees.
(d)	Represents the cost associated with the executive long term disability insurance not made available generally to other employees.
(e)
Represents personal use of aircraft. For purposes of reporting the value of personal usage of aircraft in this table, we use the incremental cost of such personal usage, calculated by estimating the direct variable operating cost of the aircraft on a per mile basis. These costs include the cost of fuel, maintenance, landing and parking fees, crew travel expenses and supplies. For trips by NEOs that involved mixed personal and business usage, we include the incremental cost of such personal usage (i.e., the excess of the cost of the actual trip over the cost of a hypothetical trip without the personal usage). NEOs do not receive tax gross-ups for any imputed income related to personal use of aircraft.

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2023 Grants of Plan-Based Awards
The table below shows information about (1) the threshold, target and stretch (i.e., maximum) level of annual cash incentive awards for our NEOs for performance during 2023, and (2) RSU awards granted to our NEOs during 2023 under our long-term equity incentive compensation plan.
2023 Grants of Plan-Based Awards Table
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(i)	Grant Date Fair Value of Stock Awards(4) ($)(j)
Name (a)	Grant Date (b)	Threshold ($)(c)	Target ($)(d)	Maximum ($)(e)	Threshold (#)(f)	Target (#)(g)	Maximum (#)(h)
Mark Fioravanti		637,500	1,275,000	2,550,000	—	—	—	—	—
Perf.-Based RSUs(2)	2/23/23	—	—	—	8,668	17,336	26,004	—	1,422,766
Time-Based RSUs(3)	2/23/23	—	—	—	—	—	—	16,180	1,434,519
Colin Reed		375,000	750,000	1,500,000	—	—
Perf.-Based RSUs(2)	2/23/23	—	—	—	5,470	10,939	16,409	—	897,764
Time-Based RSUs(3)	2/23/23	—	—	—	—	—	—	10,260	909,652
Jennifer Hutcheson		296,407	592,813	1,185,626	—	—	—	—	—
Perf.-Based RSUs(2)	2/23/23	—	—	—	2,200	4,400	6,600	—	361,108
Time-Based RSUs(3)	2/23/23	—	—	—	—	—	—	4,072	361,024
Patrick Chaffin		284,623	569,246	1,138,492	—	—	—	—	—
Perf.-Based RSUs(2)	2/23/23	—	—	—	1,752	3,503	5,255	—	287,491
Time-Based RSUs(3)	2/22/23	—	—	—	—	—	—	3,244	287,613
Scott Lynn		225,248	450,496	900,992	—	—	—	—	—
Perf.-Based RSUs(2)	2/23/23	—	—	—	1,396	2,792	4,188	—	229,139
Time-Based RSUs(3)	2/22/23	—	—	—	—	—	—	2,584	229,097
(1)
Represents threshold, target and stretch performance goal achievement payout levels established under our annual short-term cash incentive plan for 2023 performance. See Compensation Discussion and Analysis—2023 Compensation Decisions—2023 Short-Term Cash Incentive Compensation for a discussion of our annual short-term cash incentive plan.

(2)
Consists of performance-based RSUs awarded under our long-term equity incentive compensation plan as part of our annual long-term equity incentive compensation program. Each RSU is equivalent to one share of our common stock on the date of grant. The RSUs are earned for achieving specified calculated TSR targets over a three-year performance period beginning January 1, 2023 and ending December 31, 2025. See Compensation Discussion and Analysis—2023 Compensation Decisions—2023 Long-Term Equity Incentive Compensation for a discussion of these RSUs.

(3)
Consists of time-based RSUs awarded under our long-term equity incentive compensation plan. Each RSU award is equivalent to one share of common stock on the date of grant, and all time-based RSU awards vest ratably over four years.

(4)
Grant date fair value of the RSU awards to the NEOs is determined in accordance with FASB ASC Topic 718, disregarding for this purpose estimated forfeitures. See Note 7 to our consolidated financial statements for the three years ended December 31, 2023, included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 23, 2024, for the assumptions made in determining grant date fair value.

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Outstanding Equity Awards at 2023 Fiscal Year End
The table below shows information about the outstanding equity awards held by our NEOs as of December 31, 2023.
Outstanding Equity Awards at 2023 Fiscal Year End Table
	Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#)(b)	Number of Securities Underlying Unexercised Options Unexercisable (#)(c)	Option Exercise Price ($)(d)	Option Expiration Date (e)	Number of Shares or Units of Stock That Have Not Vested(1) (#)(f)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)(g)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)(h)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)(i)
Mark Fioravanti	—	—	—	—	43,009	4,733,571	—	—
	—	—	—	—	—	—	46,718	5,141,783
Colin Reed	—	—	—	—	41,621	4,580,807	—	—
	—	—	—	—	—	—	115,069	12,664,494
Jennifer Hutcheson	—	—	—	—	8,923	982,065	—	—
	—	—	—	—	—	—	17,218	1,895,013
Patrick Chaffin	—	—	—	—	8,763	964,456	—	—
	—	—	—	—	—	—	21,607	2,378,066
Scott Lynn	—	—	—	—	7,270	800,136	—	—
	—	—	—	—	—	—	17,973	1,978,108
(1)
The following table provides information as of December 31, 2023 with respect to the vesting of each NEO’s outstanding time-based RSUs (including additional RSUs accrued with respect to dividends paid):

Grant Date	Vesting Date	Mark Fioravanti	Colin Reed	Jennifer Hutcheson	Patrick Chaffin	Scott Lynn
2/20/2020	3/15/2024	2,126	4,930	460	928	928
2/25/2021	3/15/2024	2,328	5,791	644	1,036	904
2/24/2022	3/15/2024	2,202	4,846	992	806	622
2/23/2023	3/15/2024	4,173	2,645	1,050	837	666
2/25/2021	3/15/2025	2,332	5,786	648	1,034	907
2/24/2022	3/15/2025	2,201	4,844	990	809	623
2/23/2023	3/15/2025	4,172	2,647	1,050	837	667

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Grant Date	Vesting Date	Mark Fioravanti	Colin Reed	Jennifer Hutcheson	Patrick Chaffin	Scott Lynn
10/11/2022	10/11/2025	6,465	—	—	—	—
2/24/2022	3/15/2026	2,201	4,843	990	805	622
2/23/2023	3/15/2026	4,170	2,644	1,050	834	665
10/11/2022	10/11/2026	6,466	—	—	—	—
2/23/2023	3/15/2027	4,173	2,645	1,049	837	666
(2)	Market value was determined based on the December 29, 2023 NYSE closing price of our common stock ($110.06).
(3)	The following table provides information with respect to the vesting of the performance-based RSUs granted to each NEO:
Grant Date	Vesting Date	Mark Fioravanti	Colin Reed	Jennifer Hutcheson	Patrick Chaffin	Scott Lynn
2/25/2021(a)	3/15/2024	13,500	34,737	3,750	6,000	5,250
2/25/2021(b)	3/15/2024	15,882	47,059	4,500	8,382	7,059
2/24/2022(c)	3/15/2025	10,152	22,334	4,568	3,722	2,872
2/23/2023(d)	3/15/2026	17,336	10,939	4,400	3,503	2,792
(a)
The number of shares listed above with respect to the February 25, 2021 performance-based RSU grant assume vesting at the stretch (150%) performance level. The RSUs ultimately vested at this payout level based on our achievement of TSR over the applicable performance period, as determined by the Human Resources Committee. See Compensation Discussion and Analysis—2023 Compensation Decisions—Vesting of 2021 TSR-Linked Performance-Based RSU Awards in March 2024 (2021-2023 Performance Period) for a discussion of these RSUs.

(b)
The number of RSUs listed above with respect to the February 25, 2021 company stock price-linked performance-based RSU grant assume vesting of all of such award. The company achieved both of the applicable stock price targets under this award, and as a result all of this RSU grant ultimately vested on March 15, 2024. See Compensation Discussion and Analysis—2023 Compensation Decisions—Vesting of One-Time 2021 Long-Term Stockholder Value Creation Program Awards for a discussion of these RSUs.,

(c)
The number of RSUs listed above with respect to the February 24, 2022 performance-based RSU grant assume vesting at the target (100%) performance level, taking into account performance to date with respect to the performance metrics under the award agreement and the remaining length of time during the vesting period. Each RSU is equivalent to one share of our common stock on the date of grant. The RSUs are earned for achieving specified calculated TSR targets over a three-year performance period from January 1, 2022 to December 31, 2024. See Compensation Discussion and Analysis—2023 Compensation Decisions—2023 Long-Term Equity Incentive Compensation for a discussion of these RSUs.

(d)
The number of RSUs listed above with respect to the February 22, 2023 performance-based RSU grant assume vesting at the target (100%) performance level, taking into account performance to date with respect to the performance metrics under the award agreement and the remaining length of time during the vesting period. Each RSU is equivalent to one share of our common stock on the date of grant. The RSUs are earned for achieving specified calculated TSR targets over a three-year performance period from January 1, 2023 to December 31, 2025. See Compensation Discussion and Analysis—2023 Compensation Decisions—2023 Long-Term Equity Incentive Compensation for a discussion of these RSUs.

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2023 Option Exercises and Stock Vested
The table below shows information about the exercise of stock options by the NEOs and the vesting of the NEOs’ RSU awards in 2023.
2023 Option Exercises and Stock Vested Table
	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired Upon Exercise (#)(b)	Value Realized Upon Exercise ($)(c)	Number of Shares Acquired on Vesting (#)(d)	Value Realized on Vesting(1) ($)(e)
Mark Fioravanti	—	—	19,789	1,763,398
Colin Reed	—	—	44,340	3,951,137
Jennifer Hutcheson	—	—	5,401	481,283
Patrick Chaffin	—	—	10,746	967,074
Scott Lynn	—	—	8,299	739,524
(1)	Equal to the number of shares of common stock issued upon vesting of RSUs multiplied by the closing market price of our common stock on the NYSE on the day prior to the vesting date.

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2023 Pay Versus Performance
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Act, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and company performance for the fiscal years listed below. This pay versus performance disclosure should not be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act of 1934.
2023 Pay Versus Performance Table
Year (a)	Summary Compen- sation Table Total for PEO 1(1) ($)(b)	Compen- sation Actually Paid to PEO 1(1),(2),(3) ($)(c)	Summary Compen- sation Table Total for PEO 2(1) ($)(b)	Compen- sation Actually Paid to PEO 2(1),(2),(3) ($)(c)	Average Summary Compen- sation Table Total for non-PEO NEOs(1) ($)(c)	Average Compen- sation Actually Paid to non- PEO NEOs(1),(2),(3) ($)(e)	Value of Initial Fixed $100 Investment based on(4):		Net Income ($ millions) (h)	AFFO Available to Common Stock- holders and Unit Holders(5) ($ millions) (i)
							TSR ($)(f)	Peer Group TSR ($)(g)
2023	—	—	6,015,205	10,397,228	2,406,619	5,315,520	136.43	113.35	342	473.1
2022	7,761,196	6,710,784	—	—	2,902,402	2,733,528	97.30	99.67	135	363.5
2021	11,176,606	15,683,430	—	—	2,790,546	3,712,300	108.93	131.78	(195)	52.0
2020	4,443,270	1,624,068	—	—	1,363,271	782,922	80.26	92.00	(461)	(149.6)
(1)
Colin Reed was our PEO for the 2020-2022 fiscal years. Mark Fioravanti was our PEO for the 2023 fiscal year. The individuals comprising the non-PEO NEOs for each fiscal year presented are listed below.

2020 – 2022	2023
Mark Fioravanti	Colin Reed
Jennifer Hutcheson	Jennifer Hutcheson
Patrick Chaffin	Patrick Chaffin
Scott Lynn	Scott Lynn
(2)
The amounts shown for Compensation Actually Paid (CAP) have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized or received by the company’s PEO and non-PEO NEOs. These amounts reflect the Summary Compensation Table total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid (CAP) reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Stock Awards for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid (CAP) to PEO ($)
2023	6,015,205	(2,857,285)	7,239,308	10,397,228

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Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Compensation Actually Paid (CAP) to Non-PEO NEOs ($)
2023	2,406,619	(890,722)	3,799,623	5,315,520
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables.
Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity for PEO ($)	Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for PEO ($)	Total – Inclusion of Equity Values for PEO ($)
2023	4,163,981	2,940,638	—	134,689	—	—	7,239,308
Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity for Non-PEO NEOs ($)	Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non- PEO NEOs ($)	Total – Inclusion of Equity Values for Non-PEO NEOs ($)
2023	1,298,000	2,381,109	—	120,514	—	—	3,799,623
(4)
The Peer Group Total Stockholder Return (TSR) set forth in this table utilizes the FTSE NAREIT Equity REITs Index, which we also utilize in the stock performance graph required by Item 201(e) of SEC Regulation S-K included in our 2023 annual

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report to stockholders. The comparison assumes $100 was invested for the period starting December 31, 2019 through the end of the listed year in the company and in the FTSE NAREIT Equity REITs Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)
We determined Adjusted Funds from Operations (AFFO) available to common stockholders and unit holders to be the most important financial performance measure used to link company performance to Compensation Actually Paid (CAP) to our PEO and non-PEO NEOs in 2023 since, as described in the Compensation Discussion and Analysis above, this metric represents the largest component of the financial performance goals established for our 2023 short-term cash incentive compensation plan. AFFO available to common stockholders and unit holders is a non-GAAP financial measure. For a definition of AFFO available to common stockholders and unit holders and a reconciliation of this non-GAAP financial measure to consolidated net income (the most comparable GAAP financial measure), and an explanation of why we believe AFFO available to common stockholders and unit holders presents useful information to investors, see Appendix A. We may determine a different financial performance measure to be the most important financial performance measure in future years.

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Description of the Relationships Between Executive Compensation Actually Paid (CAP) and Metrics on the Pay Versus Performance Table
Relationship Between PEO and Non-PEO NEO Compensation Actually Paid (CAP), Company Total Shareholder Return (TSR) and Peer Group TSR
The following chart sets forth the relationship between Compensation Actually Paid (CAP) to our PEOs, the average of Compensation Actually Paid (CAP) to our non-PEO NEOs, the company’s cumulative TSR over the four most recently completed fiscal years, and the cumulative TSR for the FTSE NAREIT Equity REITs Index over same period.

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Relationship Between PEO and Non-PEO NEO Compensation Actually Paid (CAP) and Net Income
The following chart sets forth the relationship between Compensation Actually Paid (CAP) to our PEOs, the average of Compensation Actually Paid (CAP) to our non-PEO NEOs, and the company’s net income during the four most recently completed fiscal years.

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Relationship Between PEO and Average Non-PEO NEO Compensation Actually Paid (CAP) and AFFO Available to Common Stockholders and Unit Holders
The following chart sets forth the relationship between Compensation Actually Paid (CAP) to our PEOs, the average of Compensation Actually Paid (CAP) to our non-PEO NEOs, and the company’s AFFO available to common stockholders and unit holders during the four most recently completed fiscal years.

Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the company considers to have been the most important in linking Compensation Actually Paid (CAP) to our PEO and our non-PEO NEOs for 2023 to company performance. The measures in this table are not ranked.
Most Important Financial Performance Measures
AFFO Available to Common Stockholders and Unit Holders
Total Consolidated Revenue
Consolidated Adjusted EBITDAre Margin
Relative TSR (Outperformance of 2023 Compensation Peer Group)
Relative TSR (Outperformance of Identified Companies within the FTSE NAREIT Lodging Resorts Index)

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Other Compensation Information
Pension Benefits
No NEOs participate in our frozen defined benefit plan.
Nonqualified Deferred Compensation
Supplemental Deferred Compensation
Our supplemental deferred compensation plan, or SUDCOMP, is a nonqualified plan that allows eligible participants, including NEOs (whose ability to contribute amounts to our 401(k) plan may be limited by IRS regulations), to defer up to 40% of their base salary, less amounts deferred under our 401(k) plan, and up to 100% of their short-term cash incentive compensation. We contribute one dollar for each dollar contributed by the participant, up to four percent of the participant’s contributions (less matching amounts under our 401(k) plan).
Participants elect hypothetical investment options mirroring the funds in our 401(k) plan, with the exception of company stock. Participants can change their investment selections on a daily basis in the same manner as the 401(k) plan. Deferred amounts are credited with earnings or losses based on the rate of return of the investment options selected by the participant. When participants elect to defer amounts into the SUDCOMP, they also select when the amounts will be distributed to them. Distributions may either be made in a specific year (whether or not employment has then ended) or at a time that begins at or after termination of employment. Distributions can be made in a lump sum or up to 15 annual installments. However, after a participant’s employment ends, his or her account balance is automatically distributed in a lump sum (without regard to his or her election) if the balance is $10,000 or less.
Supplemental Executive Retirement Plan
When we recruited Mr. Reed to join us in 2001, we agreed to establish a supplemental executive retirement plan, or SERP, for Mr. Reed with an initial retirement benefit of $2.5 million. We believed at the time (and continue to believe) that the SERP was a material factor in Mr. Reed’s agreement to give up benefits at his former employer and to begin working for us. We believe that the SERP benefit was necessary to attract and retain a highly qualified executive such as Mr. Reed. Mr. Reed’s April 23, 2001 employment agreement with us established the SERP, which fully vested on April 23, 2005.
In 2004, as part of an amendment to Mr. Reed’s employment agreement extending his employment term, we agreed to adjust the initial SERP benefit for hypothetical investment earnings or losses, based on the performance of one or more mutual funds selected by Mr. Reed. At that time, we also agreed to pay Mr. Reed an additional retirement benefit under the SERP of $1.0 million, as adjusted beginning April 23, 2005 for hypothetical investment earnings or losses, based on the performance of one or more mutual funds selected by Mr. Reed. This additional SERP benefit fully vested on May 1, 2010. Mr. Reed is entitled to receive all of his SERP benefit upon any termination of employment. Mr. Reed has elected to receive his SERP benefits, as adjusted, in the form of one lump sum payment.
On February 4, 2008, we entered into a new employment agreement with Mr. Reed which did not modify the terms of the SERP. On December 18, 2008, we amended Mr. Reed’s employment agreement to allow him to make an irrevocable election to invest his SERP benefit in our common stock. We established an independent rabbi trust and transferred cash in an amount equal to the then-current balance of the SERP benefit, and the independent trustee of the rabbi trust purchased shares of our common stock in the open market.
Mr. Reed is now only entitled to a distribution of our stock and any accrued cash dividends held by the rabbi trust in satisfaction of his SERP benefit. We believe that the ownership of shares of common stock by the rabbi trust and the distribution of those shares and any accrued cash dividends to Mr. Reed in satisfaction of his SERP benefit meets requirements necessary so that we will not recognize any increase or decrease in expense as a result of subsequent changes in the

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value of our common stock. The terms of the rabbi trust provide that, to the extent that the shares owned by the rabbi trust are entitled to vote on any matter, the rabbi trustee will be entitled to vote such shares. In 2020 we amended the SERP to remove a provision that, due to an unanticipated change in the tax laws, could have resulted in an unintended significant delay in payment of the SERP benefit to Mr. Reed upon the termination of Mr. Reed’s employment.
2023 Nonqualified Deferred Compensation Table
The table below shows each NEO’s salary deferrals, company matching obligations, earnings and account balances in the SUDCOMP (and, in the case of Mr. Reed, his SERP), as of December 31, 2023.
Name (a)	Plan (b)	Executive Contributions in Last FY(1) ($)(c)	Registrant Contributions in Last FY ($)(d)	Aggregate Earnings (Losses) in Last FY(2) ($)(e)	Aggregate Withdrawals/ Distributions in Last FY ($)(f)	Aggregate Balance at Last FYE(3) ($)(g)
Mark Fioravanti	SUDCOMP	59,888	27,641	548,122	—	3,248,584
Colin Reed	SERP(4)	—	—	20,478,790(5)	—	73,495,946(6)
Colin Reed	SUDCOMP	—	—	1,683,829	—	24,758,147
Jennifer Hutcheson	SUDCOMP	23,748	15,531	22,561	—	183,218
Patrick Chaffin	SUDCOMP	28,531	18,583	72,991	—	591,918
Scott Lynn	SUDCOMP	—	—	34,279	—	269,418
(1)
Amounts in this column are reported as compensation in the 2023 Summary Compensation Table above. Amounts in this column do not include deferrals of cash incentive compensation amounts with respect to the 2022 fiscal year paid in 2023 (which, in the case of Mr. Fioravanti, was $149,523) or company matching amounts with respect to such deferral (which, in the case of Mr. Fioravanti, was $78,362).

(2)	None of the amounts in this column are included as compensation in the 2023 Summary Compensation Table above because above-market or preferential earnings are not available.
(3)
Of the amounts listed in this column with respect to the SUDCOMP, the following amounts have been reported as compensation in the 2023 Summary Compensation Table above or previous years (or would have been reported if the NEO had been included in our proxy statement in those years): Mr. Fioravanti: $1,008,793; Mr. Reed: $9,292,421; Ms. Hutcheson: $84,338; Mr. Chaffin: $226,427; and Mr. Lynn: $166,834. With respect to Mr. Reed’s SERP, no amounts have been reported as compensation in the Summary Compensation Table for 2023 or previous years.

(4)
We have summarized the SERP benefit using the disclosure format prescribed by the SEC for nonqualified deferred compensation (under Item 402(i) of SEC Regulation S-K) rather than pension benefits due to the fact that this SERP benefit more closely resembles a “defined contribution” award than a “defined benefit” award. This determination was based on the fact that the value of the SERP benefit in 2023 was based solely on the amounts previously contributed.

(5)
Represents the change in market value of our common stock from December 31, 2022 to December 31, 2023, plus the reinvestment of cash dividends received on the shares of common stock held in the SERP. This amount has not been reported as compensation in the Summary Compensation Table for 2023 or previous years since above-market or preferential returns are not available with respect to the SERP.

(6)
Represents the value of both the initial SERP benefit and the additional SERP benefit as of December 31, 2023, which is calculated by multiplying the 667,574 shares of our common stock held by the rabbi trust on such date by the December 29, 2023 NYSE closing price of our common stock ($110.06), plus accrued cash.

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Potential Payments on Termination or Change of Control
Employment and Severance Agreements
Mr. Fioravanti and Mr. Reed each have employment agreements with us, originally entered into in February 2008, with an initial two-year term and automatically renewing two-year terms (unless either party provides notice of non-renewal). Mr. Fioravanti’s employment agreement was amended in February 2010, September 2010, November 2012, March 2022 and October 2022. Mr. Reed’s employment agreement was amended in December 2008, September 2010, November 2012, December 2020 and October 2022. Mr. Fioravanti’s and Mr. Reed’s employment agreements, together with each of their equity incentive award agreements and the terms of our incentive and other benefit plans, provide for cash payments and other benefits in connection with their termination of employment in various circumstances, including in the event of a Change of Control (as defined below). Payment of these amounts generally is conditioned upon compliance with the other provisions of the agreement, which include confidentiality obligations and nonsolicitation and noncompetition provisions.
Ms. Hutcheson, Mr. Chaffin and Mr. Lynn each have severance agreements with us, entered into in March 2022 (in the case of Ms. Hutcheson) and February 2018 (in the case of Mr. Chaffin and Mr. Lynn). The severance agreements provide for cash payments and other benefits only in connection with Ms. Hutcheson’s, Mr. Chaffin’s or Mr. Lynn’s termination of employment in the event of a Change of Control.
Payment of these amounts generally is conditioned upon compliance with the other provisions of the severance agreement, which include confidentiality obligations. In addition, Ms. Hutcheson’s, Mr. Chaffin’s and Mr. Lynn’s equity incentive award agreements, and the terms of our incentive and other benefit plans, provide for other benefits in connection with their termination of employment in various circumstances, including in the event of a Change of Control.
Description of Potential Payments on Termination or Change of Control
The discussion below outlines our obligations to our NEOs upon a termination or Change of Control. Except as otherwise noted, the discussion applies to each NEO.
Payments Made on Any Termination of Employment
Regardless of the manner in which an NEO’s employment with us is terminated, the NEO would be entitled to receive amounts which have been earned by the NEO pursuant to the terms of our incentive and other benefit plans(1).
(1)
These amounts consist of: (1) accrued but unpaid base salary through the date of termination; (2) any unpaid portion of any annual short-term cash incentive compensation bonus for prior calendar years; (3) accrued but unpaid vacation pay, unreimbursed employment-related expenses and other benefits owed to the NEO under our general employee benefit plans or policies; (4) all vested 401(k) plan and SUDCOMP account balances; and (5) in the case of Mr. Reed, his SERP benefit.

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Payments Made on Termination With Cause or Resignation Without Good Reason
Mr. Fioravanti’s and Mr. Reed’s employment agreements each provide that if the executive is terminated for Cause(2) or if he resigned without Good Reason(3) he would not be entitled to receive any payments (other than as listed under Payments Made on Any Termination of Employment).
Payments Made on Death or Disability
Mr. Fioravanti’s and Mr. Reed’s employment agreements, together with their equity incentive award agreements and the terms of our incentive and other benefit plans, provide for the following payments and other benefits (in addition to payments under our disability or life insurance plans) if the executive dies or becomes “permanently disabled” (defined as a physical or mental incapacity rendering him unable to perform job duties for 90 consecutive days or for a total of 180 days in any 12 month period):
•	all amounts under Payments Made on Any Termination of Employment above;
•	a pro rata portion of his annual short-term cash incentive compensation in the year of termination;
•	the immediate vesting of all time-based RSUs;
•
for all performance-based RSUs, a pro rata (based on length of service during the performance period) portion of the awards actually vesting to the extent of satisfaction of the applicable performance criteria;

•	the accelerated vesting of all outstanding stock option awards (with an exercise period ending on the option expiration date); and
•
in the case of Mr. Reed, continuation of health care coverage at employee rates for Mr. Reed and his spouse until the earlier of their election to terminate coverage (or their non-payment of premiums), their death or until we stop providing health care coverage to our employees.

In the event of Ms. Hutcheson’s, Mr. Chaffin’s or Mr. Lynn’s death or permanent disability, the executive would be entitled, under the terms of the executive’s equity incentive award agreements and the terms of our incentive and other benefit plans, to the following (in addition to payments under our disability or life insurance plans):
•	all amounts under Payments Made on Any Termination of Employment above;
•	the immediate vesting of all time-based RSUs;
•
for all performance-based RSUs, a pro rata (based on length of service during the performance period) portion of the awards actually vesting to the extent of satisfaction of the applicable performance criteria; and

•	the accelerated vesting of all outstanding stock option awards (with an exercise period ending on the option expiration date).
(2)
Under Mr. Fioravanti’s and Mr. Reed’s employment agreements, the term “Cause” is defined as: fraud, self-dealing, embezzlement or dishonesty in the course of employment, or any conviction of a crime involving moral turpitude; a failure to comply with any valid or legal company directive, or any material uncured breach of obligations under the employment agreement; or the executive’s failure to adequately perform his responsibilities, as demonstrated by objective and verifiable evidence showing that the business operations under his control have been materially harmed as a result of gross negligence or willful misconduct.

(3)
Under Mr. Fioravanti’s and Mr. Reed’s employment agreements, the term “Good Reason” is defined as: any adverse change in the executive’s position or title (whether or not approved by our Board), any assignment over the executive’s reasonable objection to any duties materially inconsistent with his current position or a substantial adverse alteration in the nature of his responsibilities; a reduction in the executive’s annual base salary; a failure to pay any portion of the executive’s current compensation, or a failure to continue in effect any material compensatory plan (or equivalent) in which the executive may participate; permanent relocation of the executive’s principal place of employment to a location other than our corporate headquarters; a failure to provide, or a material reduction of, any insurance, retirement savings plan or other employee benefits package substantially similar to those enjoyed by other senior executives in which the executive is entitled to participate; or a material uncured breach of the company’s obligations under the executive’s employment agreement (or the company’s failure to renew it).

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Payments Made on Termination Without Cause or Resignation for Good Reason (Other Than Following a Change of Control)
Mr. Fioravanti’s and Mr. Reed’s employment agreements, together with their equity incentive award agreements and the terms of our incentive and other benefit plans, provide for the following payments and other benefits if the executive is terminated without Cause (or resigned for Good Reason), other than following a Change of Control:
•	all amounts under Payments Made on Any Termination of Employment above;
•	a severance payment equal to two times the executive’s current base salary plus two times the executive’s annual short-term cash incentive compensation for the previous year;
•	in the case of Mr. Fioravanti, a pro rata portion of his annual cash bonus in the year of termination;
•	immediate vesting of all RSU awards scheduled to vest within 2 years of termination (in the case of performance-based RSUs, to the extent of the satisfaction of applicable performance criteria);
•	the accelerated vesting of all stock option awards scheduled to vest within 2 years of termination (with the executive having 2 years from termination to exercise the awards); and
•
in the case of Mr. Fioravanti, an amount equal to the equivalent cost of COBRA medical coverage for Mr. Fioravanti and his spouse for a period of 2 years from termination; and in the case of Mr. Reed, continuation of health care coverage at employee rates for Mr. Reed and his spouse until the earlier of their election to terminate coverage (or their non-payment of premiums), their death or until we stop providing health care coverage to our employees.

Payments Made on Termination Without Cause or Resignation for Good Reason Following a Change of Control
Mr. Fioravanti’s and Mr. Reed’s employment agreements (and Ms. Hutcheson’s, Mr. Chaffin’s and Mr. Lynn’s severance agreements), together with their equity incentive award agreements and the terms of our incentive and other benefit plans, provide for payments and other benefits in the event of a termination in a designated period(4) following a Change of Control.
With respect to the employment agreements with Mr. Fioravanti and Mr. Reed (and the severance agreements with Ms. Hutcheson, Mr. Chaffin and Mr. Lynn), a “Change of Control” is deemed to occur if:
•	any person, other than us, our benefit plan or our designated affiliates, becomes the beneficial owner of 35% or more of our outstanding voting stock;
•	a majority of the incumbent members of our Board cease to serve on our Board without the consent of the incumbent Board;
•
following a merger, tender or exchange offer, other business combination or contested election, the holders of our stock prior to the transaction hold less than a majority of the combined voting power of the combined entity; or

•	we sell all or substantially all of our assets.
(4)	For Mr. Fioravanti and Mr. Reed, this period is one year. For Ms. Hutcheson, Mr. Chaffin and Mr. Lynn, this period is two years.

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If any of our NEOs were terminated without Cause(5) (or resigned for Good Reason(6)) following a Change of Control within the designated period, the executive would be entitled to receive:
•	all amounts under Payments Made on Any Termination of Employment above;
•	the following severance payment:
Mr. Fioravanti & Mr. Reed	Ms. Hutcheson, Mr. Chaffin & Mr. Lynn

3x base salary plus 3x the greater of (i) his annual short-term cash incentive compensation for the most recent year, or (ii) his average short-term cash incentive compensation for the most recent 3 years
2x base salary plus 2x last year’s annual bonus
•	immediate vesting of all RSUs, with performance-based RSUs vesting at the target level;
•	the accelerated vesting of all outstanding stock option awards. Each NEO would have 2 years from termination to exercise the awards;
•
continuation of health care coverage at employee rates: for Mr. Fioravanti, an amount equal to the equivalent cost of COBRA medical coverage for Mr. Fioravanti and his spouse for a period of 3 years from termination; for Mr. Reed and his spouse, until the earlier of their election to terminate such coverage (or non-payment of premiums), their death or until we stop providing health care coverage to our employees; and for Ms. Hutcheson, Mr. Chaffin and Mr. Lynn, for 2 years from the Change of Control;

•	in the case of Mr. Fioravanti, executive physical examination fees for 3 years.
In addition, under the terms of our omnibus incentive plan and the award agreements issued thereunder, in the event of a Change of Control(7), irrespective of any termination of employment, all outstanding RSU awards held by our NEOs and other employees would vest immediately, with performance-based RSUs vesting at target level, and all outstanding stock option awards held by our NEOs and other employees would automatically accelerate and become exercisable.
(5)	The severance agreements for Ms. Hutcheson, Mr. Chaffin and Mr. Lynn provide that the executive may be terminated for Cause if the executive was terminated for gross misconduct.
(6)
The severance agreements for Ms. Hutcheson, Mr. Chaffin and Mr. Lynn provide that the executive may terminate his or her employment for Good Reason following a Change of Control if: the executive’s salary is reduced, there is a material reduction in the executive’s benefits or there is a material change in the executive’s status, working conditions or management responsibilities; or the executive is required to relocate his/her residence more than 100 miles from our corporate headquarters.

(7)
Under our 2016 Omnibus Incentive Plan, as amended, a “Change of Control” is deemed to occur if: (i) any person (subject to certain exceptions) becomes the beneficial owner of 35% or more of the combined voting power of our then outstanding voting securities; (ii) two-thirds of the incumbent members of our Board cease to serve on our Board without the consent of the incumbent Board; (iii) following the consummation of a merger, consolidation or reorganization, (a) the holders of our voting securities immediately prior to the transaction hold less than a majority of the combined voting power of the resulting entity in substantially the same proportion as their ownership prior to such merger, consolidation or reorganization, (b) the individuals who were members of the incumbent Board immediately prior to the execution of the agreement providing for such transaction constitute less than two-thirds of the members of the board of directors of the resulting entity, and (c) no person (subject to certain exceptions) has beneficial ownership of 35% or more of the resulting entity’s then outstanding voting securities; (iv) we completely liquidate or dissolve the company; or (v) we sell substantially all of our assets to any person, other than a transfer to a subsidiary of the company.

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Summary of Potential Payments on Termination or Change of Control
The following tables estimate the value of the potential payments on termination or change of control of the company for the NEOs as of December 31, 2023.
Benefits and Payments Upon Termination	Termination for Cause or Resignation Without Good Reason ($)	Retirement ($)	Death or Disability ($)	Termination Without Cause or Resignation for Good Reason ($)	Termination Without Cause or Resignation for Good Reason Upon a Change of Control(10) ($)
Cash Severance
Mr. Fioravanti	—	—	—	5,489,338(1)	8,234,007(2)
Mr. Reed	—	—	—	6,854,200(1)	10,281,300(2)
Ms. Hutcheson	—	—	—	—	2,786,782(3)
Mr. Chaffin	—	—	—	—	3,066,558(3)
Mr. Lynn	—	—	—	—	2,412,032(3)
Non-Equity Incentive Compensation
Mr. Fioravanti	—	—	—	—	—
Mr. Reed	—	—	—	—	—
Ms. Hutcheson	—	—	—	—	—
Mr. Chaffin	—	—	—	—	—
Mr. Lynn	—	—	—	—	—
Performance-Based RSU Accelerated Vesting(4)
Mr. Fioravanti	—	—	5,141,783	4,351,112	5,141,783
Mr. Reed	—	—	12,664,494	11,460,548	12,664,494
Ms. Hutcheson	—	—	1,895,013	—	1,895,013
Mr. Chaffin	—	—	2,378,066	—	2,378,066
Mr. Lynn	—	—	1,978,108	—	1,978,108
Time-Based RSU Accelerated Vesting(5)
Mr. Fioravanti	—	—	4,733,571	2,861,450	4,733,571
Mr. Reed	—	—	4,580,807	3,465,679	4,580,807
Ms. Hutcheson	—	—	982,065	—	982,065
Mr. Chaffin	—	—	964,456	—	964,456
Mr. Lynn	—	—	800,136	—	800,136
Other Benefits and Perquisites
Mr. Fioravanti	—	—	—	13,452(6)	29,178(7)
Mr. Reed	—	—	233,090(8)	233,090(8)	233,090(8)
Ms. Hutcheson	—	—	—	—	49,522(9)
Mr. Chaffin	—	—	—	—	49,522(9)
Mr. Lynn	—	—	—	—	49,522(9)
(1)	Amount equal to two times base salary in effect for the NEO at December 31, 2023, plus two times short-term cash incentive compensation for the NEO for the 2022 fiscal year.
(2)
Amount equal to three times base salary in effect for the NEO at December 31, 2023, plus three times the greater of (i) short-term cash incentive compensation for the 2022 fiscal year, and (ii) the average short-term cash incentive compensation for the three most recently completed fiscal years.

(3)	Amount equal to two times base salary in effect at December 31, 2023, plus two times annual bonus for the 2022 fiscal year.

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(4)
Calculated by multiplying the number of shares of common stock to be issued on the vesting of such award(s) by the December 29, 2023 NYSE closing price of our common stock ($110.06), assuming (i) in the case of performance-based RSU awards, (1) vesting of the 2021 performance based RSU awards at the stretch (150%) performance level, and (2) vesting of the 2022 performance based RSU awards and 2023 performance based RSU awards at the target (100%) performance level and (ii) in the case of the 2021 Value Creation Program stock price-linked RSU awards, full vesting. The 2021 performance-based RSU awards ultimately vested in March 2023 at the stretch (150%) payout level based on our achievement of TSR over the applicable performance period, as determined by the Human Resources Committee. All of the 2021 Value Creation Program stock price-linked RSUs ultimately vested in March 2023 based on our achievement of both of the applicable stock price targets over the designated performance period. The number of shares of common stock to be issued upon vesting of the remaining performance-based RSUs will ultimately be based upon the actual achievement of the performance goals stated in the applicable award agreement.

(5)	Calculated by multiplying the number of shares of common stock to be issued on the vesting of such award(s) by the December 29, 2023 NYSE closing price of our common stock ($110.06).
(6)	Represents the employer portion of health insurance coverage for Mr. Fioravanti and his spouse for a period of two years.
(7)	Represents the employer portion of health insurance coverage for Mr. Fioravanti and his spouse for a period of three years and physical examination fees for Mr. Fioravanti for a period of three years.
(8)
Represents health insurance coverage for Mr. Reed and his spouse for a period of 13 years (assuming a life expectancy of 89 years for Mr. Reed and assuming an annual cost of $17,930, which was the cost of such benefit in 2023).

(9)	Represents the employer portion of health insurance premiums for family coverage for a period of two years.
(10)
The awards underlying the amounts set forth under the headings “Performance-Based RSU Accelerated Vesting” and “Time-Based RSU Accelerated Vesting” will automatically vest, with performance-based RSU awards vesting at target level, upon a Change of Control (as defined in the applicable omnibus incentive plan and the award agreements issued thereunder), irrespective of whether or not the NEO is terminated in connection with a Change of Control.

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Director Compensation
Cash Compensation
Each non-employee director received the following annual cash compensation in 2023:
Compensation Item	Amount ($)
Annual Retainer (Independent Directors)	65,000
Independent Lead Director	30,000
Audit Committee Chairman	25,000
Human Resources Committee Chairman	20,000
Nominating and CG Committee Chairman	15,000
Audit Committee Members	10,000
Human Resources Committee Members	10,000
Nominating and CG Committee Members	7,500
No changes were made to the level of cash compensation received by our non-employee directors in 2023 as set forth above compared to 2022. This level of annual cash compensation, which was recommended by the Human Resources Committee and approved by the full Board, was determined based on, among other factors, peer group and general market information provided to the Human Resources Committee by Aon.
Directors may elect to defer their cash compensation in the form of RSUs, the receipt of which will be deferred until either a specified date or the director’s retirement or resignation from the Board. All directors are reimbursed for expenses incurred in attending meetings. Mr. Reed and Mr. Fioravanti do not receive cash compensation for their service as a director.
Equity-Based Compensation
During 2023 each non-employee director received, as of the date of the first board meeting following the annual meeting of stockholders, an annual grant of RSUs having a fixed dollar value of $120,000 (based upon the fair market value of our common stock on the grant date), which was unchanged from 2022. The level of annual equity-based compensation paid to non-employee directors, which was recommended by the Human Resources Committee and approved by the full Board, was determined based on, among other factors, peer group and general market information provided to the Human Resources Committee by Aon.
RSUs granted to directors vest fully on the first anniversary of the date of grant and are settled in shares of our common stock on such date, unless receipt of such shares is deferred by the director. Until shares of common stock are issued in conversion of the RSUs, the director does not have any rights as a stockholder with respect to such RSUs, other than the right to receive additional RSUs equal to any dividends paid on our common stock.
Director Stock Ownership Guidelines
We have adopted stock ownership guidelines for our non-employee directors, which require directors to hold a minimum of 6,000 shares of our common stock, with a five-year time period to comply. Shares of common stock issuable upon the vesting of RSUs are credited toward this requirement. If a non-employee director is not currently in compliance with these guidelines (regardless of the applicable grace period for compliance) the non-employee director must retain 50% of the net shares (after satisfying any tax obligations and any required payments upon exercise) received upon vesting of RSUs or the exercise of stock options. As of January 31, 2024 (the annual compliance date), after taking into account the applicable grace period, all of our non-employee directors then serving in office met this requirement, as follows:
	Required Ownership (#)	Shares Owned(1) (#)
Rachna Bhasin	6,000	7,315
Alvin Bowles	6,000	6,084
William E. Haslam	6,000	12,806
Erin M. Helgren	6,000	—
Fazal Merchant	6,000	6,082
Christine Pantoya	6,000	7,749
Robert Prather	6,000	39,107
Michael Roth	6,000	40,903
(1)
Includes the following shares represented by RSUs held by each director: Ms. Bhasin: 1,299; Mr. Bowles: 4,090; Mr. Haslam: 1,299; Mr. Merchant: 1,299; Ms. Pantoya: 2,776; Mr. Prather: 35,147; and Mr. Roth: 1,299.

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2023 Non-Employee Director Compensation Table
The following table summarizes the annual compensation for 2023 for our non-employee directors who served as directors in 2023.
Name (a)	Fees Earned or Paid in Cash(1) ($)(b)	Stock Awards(2) ($)(c)	Option Awards ($)(d)	Non-Equity Incentive Plan Compen- sation ($)(e)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings(3) ($)(f)	All Other Compen- sation ($)(g)	Total ($)(h)
Rachna Bhasin	82,500	121,506	—	—	—	—	204,006
Alvin Bowles	75,000	121,506	—	—	—	—	196,506
Christian Brickman(3)	18,750	—	—	—	—	—	18,750
William E. Haslam	37,500	121,506	—	—	—	—	159,006
Fazal Merchant	90,000	121,506	—	—	—	—	211,506
Patrick Moore(4)	69,375	121,506	—	—	—	—	190,881
Christine Pantoya	82,500	121,506	—	—	—	—	204,006
Robert Prather	120,000	121,506	—	—	—	—	241,506
Michael Roth	85,000	121,506	—	—	—	—	206,506
(1)
The amount listed above represents cash compensation paid to the director for their service as a director, or amounts of cash compensation which have been deferred by the director in the form of RSUs, as described above. Compensation for service on the Board and its committees is payable quarterly in arrears. Due to the timing of payments, these amounts may not correspond to the amounts listed above under Cash Compensation.

(2)
Represents the grant date fair value of the annual grant of 1,259 RSUs to the non-employee directors then serving as directors on May 11, 2023, determined in accordance with FASB ASC Topic 718. See Note 7 to our consolidated financial statements for the three years ended December 31, 2023 filed with the SEC on February 23, 2024 for the assumptions made in determining grant date fair value. As of December 31, 2023, the non-employee directors then serving as directors held the following RSUs (consisting of annual RSU grants, including RSUs previously deferred, and RSUs granted pursuant to the directors deferred compensation plan, as adjusted for dividends paid on our common stock):

Non-Employee Director	RSUs (#)
Rachna Bhasin	1,287
Alvin Bowles	4,052
William E. Haslam	1,287
Fazal Merchant	1,287
Christine Pantoya	2,750
Robert Prather	34,807
Michael Roth	1,287
(3)	Mr. Brickman resigned from the Board, effective as of March 21, 2023, in connection with his acceptance of a new position with Pritzker Private Capital.
(4)	Mr. Moore resigned from the Board, effective as of June 25, 2023.

2024 NOTICE OF MEETING AND PROXY STATEMENT
Certain Transactions

Since January 1, 2023 there have not been any related person transactions that are required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Exchange Act.
Our policies and procedures for the review, approval or ratification of related person transactions (including those required to be disclosed under Item 404(a) of SEC Regulation S-K) are referenced in our Code of Business Conduct and Audit Committee charter and are as follows: Possible related person transactions are first screened by the company’s legal department for materiality and then sent to the Audit Committee of the Board (or, if otherwise determined by the Board, another committee of the Board) for review, discussion with the company’s management and independent registered public accounting firm and approval. In its discretion, the Audit Committee (or other committee) may also consult with our legal department or external legal counsel. Audit Committee (or other committee) review and approval of related person transactions would be evidenced in the minutes of the applicable Audit Committee (or other committee) meeting.

2024 NOTICE OF MEETING AND PROXY STATEMENT
Our Independent Registered Public Accounting Firm
Appointment of Ernst & Young LLP
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The committee has appointed Ernst & Young LLP as our independent registered public accounting firm, who will audit our consolidated financial statements for 2024 and the effectiveness of our internal control over financial reporting as of December 31, 2024. This appointment has been submitted for your ratification.
The committee and the Board believe that the continued retention of Ernst & Young LLP as our independent registered public accounting firm is in the best interests of the company and its stockholders. In making this determination, the committee and the Board have taken into account Ernst & Young LLP’s significant institutional knowledge of our business, operations, accounting policies and financial systems, and internal controls framework, as well as Ernst & Young LLP’s technical expertise (including with respect to REITs), efficiency of services, quality of communications with the committee and management and independence. In addition, in accordance with applicable rules on partner rotation, the lead audit engagement partner may serve a maximum of five years. The committee is involved in considering the selection of Ernst & Young LLP’s primary engagement partner when there is a rotation.
If you do not ratify the appointment of Ernst & Young LLP, the committee will reconsider their appointment. Ernst & Young LLP has served as our independent registered public accounting firm since 2002. Representatives of Ernst & Young LLP will attend the Annual Meeting and will have an opportunity to speak and respond to your questions.
Fee Information
We paid the following amounts as audit, audit-related, tax and other services fees to Ernst & Young LLP for the years ended December 31, 2023 and 2022:
Description of Services	2023 Fees ($)	2022 Fees ($)
Audit Fees	2,229,000	2,023,982
Audit-Related Fees	567,601	452,396
Tax Fees	308,192	388,063
All Other Fees	—	—
Total:	3,104,793	2,864,441
Audit and Audit-Related Services
The fees for audit services during 2023 include fees associated with the audit of our consolidated financial statements, including the audit of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, issuances of comfort letters and assistance with documents filed with the SEC and reviews of our 2023 quarterly financial statements. The fees for audit services during 2022 include fees associated with the audit of our consolidated financial statements, including the audit of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act and reviews of our 2022 quarterly financial statements.
The fees for audit-related services during 2023 primarily represent fees for stand-alone audits of certain of our subsidiaries and fees for due diligence services related to our acquisition of the JW Marriott Hill Country Resort & Spa. The fees for audit-related services during 2022 primarily represent fees for stand-alone audits of certain of our subsidiaries.
We believe that the engagement of Ernst & Young LLP to provide these services, and the amount of fees paid to Ernst & Young LLP in 2023 and 2022 to provide these services, was appropriate and in the best interests of the company and our stockholders given Ernst & Young LLP’s expertise and historical knowledge of our company and its organizational structure.

2024 NOTICE OF MEETING AND PROXY STATEMENT
Tax Services
In 2023, approximately 15% of fees for tax services related to general tax compliance matters, tax advice and planning, and tax assistance with respect to our REIT compliance efforts. The remaining 85% of fees in 2023 were for non-recurring tax services related primarily to tax advice and planning with respect to REIT lease and transfer pricing, as well as our acquisition of the JW Marriott Hill Country Resort & Spa.
In 2022, approximately 9% of fees for tax services related to general tax compliance matters, tax advice and planning, and tax assistance with respect to our REIT compliance efforts. The remaining 91% of fees in 2022 were for non-recurring tax services related primarily to tax advice and planning with respect to REIT lease and transfer pricing, as well as assistance related to the OEG strategic investment transaction. We believe that the engagement of Ernst & Young LLP to provide tax services, particularly in light of our REIT structure and our other tax compliance obligations, and the amount of fees paid to Ernst & Young LLP in 2023 and 2022 to provide these services, was appropriate and in the best interests of the company and our stockholders given Ernst & Young LLP’s expertise and historical knowledge of our company and its organizational structure.
Audit Committee Pre-Approval Policy
All audit, audit-related, tax and other services were pre-approved by the committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The committee’s pre-approval policy provides for pre-approval of audit, audit-related, tax and other services specifically described by the committee on an annual basis, and individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy also requires specific approval by the committee if total fees for audit-related and tax services would exceed total fees for audit services in any fiscal year. The policy authorizes the committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

2024 NOTICE OF MEETING AND PROXY STATEMENT
Audit Committee Report

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our filings under the Securities Act of 1933 or the Exchange Act, except to the extent we specifically incorporate this report by reference therein.
The committee operates under a written charter originally adopted by the Board on February 4, 2004, as amended, which can be found on our website under “Corporate Governance” on the Investor Relations page. The charter is also available in print to any stockholder who requests it by making a written request addressed to:
Ryman Hospitality Properties, Inc.
Attn: Corporate Secretary
One Gaylord Drive
Nashville, Tennessee 37214
All members of the committee meet the SEC and NYSE definitions of independence and financial literacy for audit committee members. In addition, the Board has determined that Mr. Merchant is an “audit committee financial expert” for purposes of SEC rules. During the fall of 2023 the committee conducted its annual self-evaluation in order to assess its effectiveness, and at its December 2023 meeting the committee members discussed the results of its self-evaluation process.
The committee reviews the financial information provided to stockholders and others, oversees the performance of the internal audit function and the system of internal control over financial reporting which management and the Board have established, oversees compliance with legal and regulatory requirements by the company and its employees relating to the preparation of financial information and reviews the independent registered public accounting firm’s qualifications, independence and performance.
As part of its oversight of our financial statements, the committee has:
•	reviewed and discussed our audited financial statements for the year ended December 31, 2023, with management and Ernst & Young LLP, our independent registered public accounting firm;
•	discussed with Ernst & Young LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC; and
•
received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the committee on independence, and has discussed with Ernst & Young LLP its independence.

2024 NOTICE OF MEETING AND PROXY STATEMENT
The committee also has considered whether the provision by Ernst & Young LLP of non-audit services described under Our Independent Registered Public Accounting Firm above is compatible with maintaining Ernst & Young LLP’s independence.
The committee’s review and discussion of the audited financial statements with management included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, and the adequacy and effectiveness of the company’s financial reporting procedures, disclosure controls and procedures and internal control over financial reporting, including management’s assessment and report on internal control over financial reporting. In addressing the quality of management’s accounting judgments, members of the committee asked for management’s representations that our audited consolidated financial statements have been prepared in conformity with generally accepted accounting principles.
In performing these functions, the committee acts in an oversight capacity. In its oversight role, the committee relies on the work and assurances of management, which has the primary responsibility for financial statements and reports, and of Ernst & Young LLP, which in its report expresses an opinion on the conformity of our annual financial statements with generally accepted accounting principles.
In reliance on these reviews and discussions and the report of the independent registered public accounting firm, the committee recommended to the Board that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.
Audit Committee:
Fazal Merchant, Chairman
Alvin Bowles
William E. Haslam
Erin M. Helgren
Christine Pantoya

2024 NOTICE OF MEETING AND PROXY STATEMENT
Submitting Stockholder Proposals and Nominations for 2025 Annual Meeting
Stockholder Proposals
If you would like to submit a proposal for inclusion in our proxy statement for the 2025 annual meeting under SEC Rule 14a-8, your proposal must be in writing and be received by us at our principal executive offices prior to the close of business on December 5, 2024 and otherwise comply with the requirements of Rule 14a-8.
If you want to bring business before the 2025 annual meeting which is not the subject of a proposal submitted for inclusion in the proxy statement under Rule 14a-8 (excluding director nominations, which are discussed below under Nominations of Board Candidates), our Bylaws require that you deliver a notice in proper written form (and provide all information required by our Bylaws) to our Secretary by February 10, 2025, but not before January 9, 2025 (or, if the annual meeting is called for a date that is not within 30 days of May 9, 2025, the notice must be received no earlier than 5:00 p.m. central time on the 120th day prior to such annual meeting and not later than 5:00 p.m. central time on the later of the 90th day prior to such annual meeting or the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs). If the presiding officer at an annual meeting determines that business was not properly brought before the annual meeting in accordance with the procedures set forth in our Bylaws, then the presiding officer will declare to the meeting that your business was not properly brought before the meeting, and your business will not be transacted at that meeting.
Nominations of Board Candidates
If you wish to nominate an individual to serve as a director, our Bylaws require that you deliver timely notice of the nomination in proper written form, as provided by our Bylaws. The notice must include certain biographical information regarding the proposed nominee, a completed written questionnaire with respect to each proposed nominee setting forth the background and qualifications of such proposed nominee (which questionnaire will be provided by the Secretary upon written request), the proposed nominee’s written consent to nomination and the additional information as set forth in our Bylaws.
For a stockholder’s notice to the Secretary to be timely under our Bylaws, it must be delivered to or mailed and received at our principal executive offices: (a) in the case of a nomination to be voted on at an annual meeting, by February 10, 2025, but not before January 9, 2025 (or, if the annual meeting is called for a date that is not within 30 days of May 9, 2025, the notice must be received no earlier than 5:00 p.m. central time on the 120th day prior to such annual meeting and not later than 5:00 p.m. central time on the later of the 90th day prior to such annual meeting or the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs); and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, no earlier than 5:00 p.m. central time on the 120th day prior to such special meeting and not later than 5:00 p.m. central time on the later of the 90th day prior to such special meeting or the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. Any notice of a director nomination must also be in accordance with Rule 14a-19(b) of the Exchange Act. If the presiding officer at a meeting determines that a nomination was not properly made in accordance with the procedures set forth in our Bylaws, then the presiding officer will declare to the meeting that the nomination was defective, and the defective nomination shall be disregarded.

2024 NOTICE OF MEETING AND PROXY STATEMENT
Discretionary Voting of Proxies on Other Matters
We do not intend to bring any proposals to the Annual Meeting other than Proposals 1, 2, 3 and 4. As noted above, our Bylaws require stockholders to give advance notice of any proposal intended to be presented at an annual meeting. The deadline for this notice has passed, and we did not receive any such notice made in compliance with our Bylaws. If any other matter properly comes before our stockholders for a vote at the Annual Meeting, the persons named in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.
Instructions for Attending the Annual Meeting Virtually
We intend to conduct the Annual Meeting both in-person and online via live webcast. However, we may impose additional procedures or limitations on in-person meeting attendees, or we may decide to hold the meeting entirely online (i.e., a virtual-only meeting). We will announce any changes to the Annual Meeting via a press release and the filing of additional soliciting materials with the Securities and Exchange Commission, and we will also announce any changes on our proxy website, located at https://ir.rymanhp.com/proxy-materials-1. We encourage you to check this website in advance if you plan to attend the Annual Meeting in person.
To participate in the Annual Meeting virtually, visit www.virtualshareholdermeeting.com/RHP2024 and enter the control number included on your proxy materials. You may begin to log into the meeting platform beginning at 9:45 a.m. central time on May 9, 2024. The Annual Meeting will begin promptly at 10:00 a.m. central time.
The virtual meeting platform is fully supported across browsers (Internet Explorer, Chrome and Safari) and devices (including computers, tablets and cell phones) running the most updated version of applicable software. Participants should ensure that they have a reliable WiFi connection whenever they intend to participate in the Annual Meeting. Participants should allow time to log in and ensure that they can hear streaming audio prior to the start of the meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.
If you wish to submit a question prior to the Annual Meeting, you may do so beginning at 9:00 a.m. eastern time on April 18, 2024, until 11:59 p.m. eastern time on April 25, 2024, by logging into www.proxyvote.com and entering your control number included on your proxy materials. Once past the login screen, click on “Question for Management”, type in your question and click “Submit”. In addition, www.proxyvote.com will re-open for questions beginning at 8:30 a.m. eastern time on May 6, 2024 until 11:59 p.m. eastern time on May 8, 2024. If you would like to submit your question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/RHP2024, type your question into the “Ask a Question” field and click “Submit”.
Questions pertinent to meeting matters will be answered during the question and answer period immediately following the formal business portion of the Annual Meeting. In order to give as many shareholders as possible the opportunity to ask questions, each shareholder will be limited to one question. Questions regarding personal matters, such as employment or service-related issues, or other matters not deemed pertinent to meeting matters or otherwise suitable for discussion at the meeting (in the discretion of the presiding officer at the meeting) will not be answered. Any questions suitable for discussion at the meeting that cannot be answered during the meeting due to time constraints will be posted online and answered at https://ir.rymanhp.com/proxy-materials-1 (and such questions (and answers) will be available as soon as practicable after the meeting and will remain available for two weeks after posting).
By Order of the Board of Directors,

Scott J. Lynn, Secretary
Nashville, Tennessee
April 4, 2024

2024 NOTICE OF MEETING AND PROXY STATEMENT
Appendix A
Reconciliation of Non-GAAP Financial Measures to GAAP Measures
Reconciliation of GAAP Net Income (loss) to FFO(1) Available to Common Stockholders and Unit Holders
and Adjusted FFO Available to Common Stockholders and Unit Holders
(in thousands, except per share data)
	Twelve Months Ended December 31,
	2023	2022	2021	2020
Net income (loss)(2)	$341,800	$134,948	$(194,801)	$(460,821)
Noncontrolling interest in consolidated joint venture	(28,465)	(5,032)	16,501	42,474
Net income (loss) available to common stockholders and unit holders	$313,335	$129,916	$(178,300)	$(418,347)
Depreciation & amortization	211,064	208,494	220,211	214,933
Adjustments for noncontrolling interest	(7,083)	(3,346)	(11,069)	(33,213)
Pro rata adjustments from joint ventures	73	92	73	50
FFO available to common stockholders and unit holders	$517,389	$335,156	$30,915	$(236,577)
Right-of-use asset amortization	163	122	146	149
Non-cash lease expense	5,710	4,831	4,375	4,474
Pension settlement charge	1,313	1,894	1,379	1,740
Credit loss on held to maturity securities	—	—	—	32,784
Pro rata adjustments from joint ventures(3)	10,508	—	—	—
(Gain) Loss on other assets	—	469	(317)	(1,161)
Write-off of deferred financing costs	—	—	—	281
Amortization of deferred financing costs	10,663	9,829	8,790	7,948
Amortization of debt discounts and premiums	2,325	989	(279)	(267)
Loss on extinguishment of debt	2,252	1,547	2,949	—
Adjustments for noncontrolling interest	18,635	(928)	(294)	(932)
Transaction costs of acquisitions	—	1,348	360	15,437
Deferred tax provision (benefit)(2)	(95,825)	8,244	4,006	26,526
Adjusted FFO available to common stockholders and unit holders	$473,133	$363,501	$52,030	$(149,598)
Capital expenditures(4)	(128,011)	(82,263)	(38,451)	(17,341)
Adjusted FFO available to common stockholders and unit holders (ex. maintenance capital)	$345,122	$281,238	$13,579	$(166,939)
Basic net income (loss) per share	$5.39	$2.34	$(3.21)	$(7.59)
Diluted net income (loss) per share	$5.36	$2.33	$(3.21)	$(7.59)
FFO available to common stockholders and unit holders per basic share/unit	$8.90	$6.04	$0.56	$(4.29)
Adjusted FFO available to common stockholders and unit holders per basic share/unit	$8.14	$6.55	$0.94	$(2.71)
FFO available to common stockholders and unit holders per diluted share/unit(5)	$8.85	$6.01	$0.56	$(4.29)
Adjusted FFO available to common stockholders and unit holders per diluted share/unit(5)	$8.09	$6.52	$0.94	$(2.71)
Weighted average common shares and OP units for the period
Basic	58,145	55,535	55,454	55,108
Diluted	58,456	55,772	55,454	55,108
(1)
We calculate FFO, which definition is clarified by NAREIT in its December 2018 white paper as net income (loss) (calculated in accordance with GAAP) excluding depreciation and amortization (excluding amortization of deferred financing costs and debt discounts), gains and losses from the sale of certain real estate assets, gains and losses from a change in control, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciated real estate held by the entity, income (loss) from consolidated joint ventures attributable to noncontrolling interest, and pro rata adjustments for unconsolidated joint ventures. To calculate Adjusted FFO available to common stockholders and unit holders, we then exclude, to the extent the following adjustments occurred during the periods presented:

•	right-of-use asset amortization;
•	impairment charges that do not meet the NAREIT definition above;
•	write-offs of deferred financing costs;

2024 NOTICE OF MEETING AND PROXY STATEMENT
•	amortization of debt discounts or premiums and amortization of deferred financing costs;
•	loss on extinguishment of debt;
•	non-cash lease expense;
•	credit loss on held-to-maturity securities;
•	pension settlement charges;
•	additional pro rata adjustments from unconsolidated joint ventures;
•	(gains) losses on other assets;
•	transaction costs of acquisitions;
•	deferred income tax expense (benefit); and
•	any other adjustments we have identified herein.
To calculate Adjusted FFO available to common stockholders and unit holders (excluding maintenance capex), we then exclude FF&E reserve contributions for managed properties and maintenance capital expenditures for non-managed properties. FFO available to common stockholders and unit holders, Adjusted FFO available to common stockholders and unit holders and Adjusted FFO available to common stockholders and unit holders (excluding maintenance capex) exclude the ownership portion of joint ventures not controlled or owned by the Company.
We present Adjusted FFO available to common stockholders and unit holders per diluted share as a non-GAAP measure of our performance in addition to our net income available to common stockholders per diluted share (calculated in accordance with GAAP). We calculate Adjusted FFO available to common stockholders and unit holders per diluted share as our Adjusted FFO (defined as set forth above) for a given operating period, as adjusted for the effect of dilutive securities, divided by the number of diluted shares and units outstanding during such period.
We believe that the presentation of these non-GAAP financial measures provides useful information to investors regarding the performance of our ongoing operations because each presents a measure of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items, which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base than our ongoing operations. We also use these non-GAAP financial measures as measures in determining our results after considering the impact of our capital structure.
We caution investors that non-GAAP financial measures we present may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. The non-GAAP financial measures we present, and any related per share measures, should not be considered as alternative measures of our Net Income, operating performance, cash flow or liquidity. These non-GAAP financial measures may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe these non-GAAP financial measures can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily better indicators of any trend as compared to GAAP measures such as Net Income (Loss), Operating Income (Loss), or cash flow from operations.
(2)	The Company recorded a $112.5 million deferred tax benefit in the fourth quarter of 2023 for the release of income tax valuation allowance.
(3)
In September 2023, we determined to pivot from television network ownership in favor of a distribution approach. Therefore we and our joint venture partner agreed to wind down the Circle joint venture, with operations ceasing December 31, 2023. As a result, we incurred a loss related to Circle of approximately $10.5 million in the twelve months ended December 31, 2023.

(4)	Represents furniture, fixtures and equipment reserve for managed properties and maintenance capital expenditures for non-managed properties.
(5)
Diluted weighted average common shares for the twelve months ended December 31, 2022 includes 3.9 million in equivalent shares related to the currently unexercisable investor put rights associated with the noncontrolling interest in the Company’s OEG business, which may be settled in cash or shares at the Company’s option.

2024 NOTICE OF MEETING AND PROXY STATEMENT
Reconciliation of Net Income to Consolidated Adjusted EBITDAre(1)
(in thousands)
	Twelve Months Ended December 31,
	2023		2022
Consolidated	$	Margin	$	Margin
Revenue	$2,158,136		$1,805,969
Net income	$341,800	15.8%	$134,948	7.5%
Interest expense, net	189,947		142,656
Provision (benefit) for income taxes(2)	(93,702)		38,775
Depreciation and amortization	211,227		208,616
Loss on sale of assets	—		327
Pro rata EBITDAre from unconsolidated joint ventures	25		89
EBITDAre	649,297	30.1%	525,411	29.1%
Preopening costs	1,308		532
Non-cash lease expense	5,710		4,831
Equity-based compensation expense	15,421		14,985
Pension settlement charge	1,313		1,894
Interest income on Gaylord National bonds	4,936		5,306
Loss on extinguishment of debt	2,252		1,547
Transaction costs of acquisitions	—		1,348
Pro rata adjusted EBITDAre from unconsolidated joint ventures(3)	10,508		—
Adjusted EBITDAre	$690,745	32.0%	$555,854	30.8%
Adjusted EBITDAre of noncontrolling interest in consolidated joint venture	(29,884)		(15,309)
Consolidated Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture	$660,861	30.6%	$540,545	29.9%
(1)
We calculate EBITDAre, which is defined by NAREIT in its September 2017 white paper as Net Income (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property of the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. Adjusted EBITDAre is then calculated as EBITDAre, plus, to the extent the following adjustments occurred during the periods presented:

•	preopening costs;
•	non-cash lease expense;
•	equity-based compensation expense;
•	impairment charges that do not meet the NAREIT definition above;
•	credit losses on held-to-maturity securities;
•	transaction costs of acquisitions;
•	interest income on bonds;
•	loss on extinguishment of debt;
•	pension settlement charges;
•	pro rata Adjusted EBITDAre from unconsolidated joint ventures; and
•	any other adjustments we have identified herein.
We then exclude the pro rata share of Adjusted EBITDAre related to noncontrolling interests in consolidated joint ventures to calculate Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture.
We use EBITDAre, Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture to evaluate our operating performance. We believe that the presentation of these non-GAAP financial measures provides useful information to investors regarding our operating performance and debt leverage metrics, and that the presentation of these non-GAAP financial measures, when combined with the primary GAAP presentation of Net Income, is beneficial to an investor’s complete understanding of our operating performance. We make additional adjustments to EBITDAre when evaluating our performance because we believe that presenting Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture. e provides useful information to investors regarding our operating performance and debt leverage metrics.
We calculate consolidated Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture Margin by dividing consolidated Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture by GAAP consolidated Total Revenue. We calculate consolidated Adjusted EBITDAre Margin by dividing Consolidated Adjusted EBITDAre by consolidated GAAP Revenue. We believe Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture Margin is useful to investors in evaluating our operating performance because this non-GAAP financial measure helps investors evaluate and compare the results of our operations from period to period by presenting a ratio showing the quantitative relationship between Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture and GAAP consolidated Total Revenue.
(2)	The Company recorded a $112.5 million deferred tax benefit in the fourth quarter of 2023 for the release of income tax valuation allowance.
(3)
In September 2023, we determined to pivot from television network ownership in favor of a distribution approach. Therefore we and our joint venture partner agreed to wind down the Circle joint venture, with operations ceasing December 31, 2023. As a result, we incurred a loss related to Circle of approximately $10.5 million in the twelve months ended December 31, 2023.

2024 NOTICE OF MEETING AND PROXY STATEMENT
Appendix B
2024 Omnibus Incentive Plan
RYMAN HOSPITALITY PROPERTIES, INC.
2024 OMNIBUS INCENTIVE PLAN
Section 1. Purpose.
This plan shall be known as the Ryman Hospitality Properties, Inc. 2024 Omnibus Incentive Plan (the “Plan”). The purpose of the Plan is to promote the interests of Ryman Hospitality Properties, Inc., a Delaware corporation (together with its Subsidiaries, the “Company”) and its stockholders by (i) attracting and retaining key officers, employees, and directors of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its stockholders.
Section 2. Definitions.
As used in the Plan, the following terms shall have the meanings set forth below:
(a) “Affiliate” means (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least fifty percent (50%) of the combined voting power of the entity’s outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.
(b) “Award” means any Option, Stock Appreciation Right, Restricted Share Award, Restricted Stock Unit, Performance Award, Other Stock-Based Award or other award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee (or the Board) may establish or which are required by applicable legal requirements.
(c) “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.
(d) “Beneficial Owner” (and correlative terms “Beneficial Ownership” and “Beneficially Owned”) has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.
(e) “Board” means the Board of Directors (or other equivalent governing body) of the Company as constituted from time to time.

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(f) “Business Combination” means a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction.
(g) “Cause” means, unless otherwise defined in the applicable Award Agreement or in an employment or service agreement to which the Participant and the Company are parties, (i) the engaging by the Participant in willful misconduct that is injurious to the Company or its Subsidiaries or Affiliates, or (ii) the embezzlement or misappropriation of funds or property of the Company or its Subsidiaries or Affiliates by the Participant. For purposes of this definition, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company. The Committee, in its sole discretion, shall make all determinations relating to whether a Participant has been discharged for Cause, and any such determination shall be final and binding on a Participant.
(h) “Change in Control” means any of the following events:
(i) an acquisition (other than directly from the Company) of any Voting Securities by any “Person” (as the term Person is used for purposes of Section 13(d) or 14(d) of the Exchange Act immediately after which such Person has Beneficial Ownership of thirty-five percent (35%) or more of the combined voting power of the then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition shall not constitute an acquisition which would cause a Change in Control;
(ii) during any period of twelve (12) consecutive months, a majority of the Board ceases to be composed of individuals (A) who were Directors on the first day of such period, (B) whose election or nomination as a Director was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of the Directors then serving, or (C) whose election or nomination to the Board was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of the Board; or
(iii) the consummation of:
(A) a Business Combination, unless,
(1) the stockholders of the Company, immediately before such Business Combination, own, directly or indirectly immediately following such Business Combination, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the Surviving Entity in substantially the same proportion as their ownership of the Voting Securities immediately before such Business Combination;

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(2) the Directors who were serving on the Board immediately prior to the execution of the definitive agreement providing for such Business Combination constitute more than fifty percent (50%) of the members of the board of directors of the Surviving Entity; and
(3) No Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Entity or any subsidiary of the Surviving Entity, or any Person who, immediately prior to such Business Combination had Beneficial Ownership of thirty-five percent (35%) or more of the then outstanding Voting Securities unless, as a result of such Business Combination, such Person acquired or would acquire additional voting securities of the Surviving Entity representing additional voting power) has Beneficial Ownership of thirty-five percent (35%) or more of the combined voting power of the Surviving Entity’s then outstanding Voting Securities.
(B) a complete liquidation or dissolution of the Company; or
(C) a sale of all or substantially all of the assets of the Company to any Person (other than to a Subsidiary).
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increased the proportional number of shares Beneficially Owned by such Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such acquisition, that Person becomes the Beneficial Owner of any additional Voting Securities Beneficially Owned by such Person, then a Change in Control shall occur.
Unless otherwise provided in an applicable Award Agreement, solely for the purpose of determining the timing of any payments pursuant to any Award constituting a “deferral of compensation” subject to Section 409A of the Code, a Change in Control shall be limited to a “change in the ownership of the Company,” a “change in the effective control of the Company,” or a “change in the ownership of a substantial portion of the assets of the Company” as such terms are defined in Section 1.409A-3(i)(5) of the Regulations.
(i) “Clawback Policy” has the meaning set forth in Section 14.4.
(j) “Code” means the Internal Revenue Code of 1986, as amended from time to time.
(k) “Committee” means a committee of the Board composed of not less than two Non-Employee Directors, each of whom shall be (i) a “non-employee director” for purposes of Section 16 of the Exchange Act and Rule 16b-3 thereunder, and (ii) “independent” within the meaning of the listing standards of the New York Stock Exchange.

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(l) “Consultant” means any individual or entity which performs bona fide services to the Company or an Affiliate, other than as an Employee or Director, and who may be offered securities registerable pursuant to a registration statement on Form S-8 under the Securities Act.
(m) “Data” has the meaning set forth in Section 15.17.
(n) “Director” means a member of the Board.
(o) “Disability” means, unless otherwise defined in the applicable Award Agreement, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. The Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.
(p) “Dividend Equivalents” has the meaning set forth in Section 15.2.
(q) “Effective Date” has the meaning set forth in Section 16.1.
(r) “Employee” means a current or prospective officer or other person employed by the Company or an Affiliate.
(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(t) “Exercise Price” means the price at which a Share may be purchased upon the exercise of an Option or the price by which the value of a Stock Appreciation Right shall be determined upon exercise.
(u) “Fair Market Value” means, with respect to a Share as of any date, (i) the closing sales price of the Shares on the New York Stock Exchange (or such other stock exchange or national market system on which the Shares are traded) on such date, or in the absence of reported sales on such date, the closing price on the immediately preceding date on which sales were reported (or in either case, such other price based on actual trading on the applicable date that the Committee determines is appropriate), (ii) in the absence of an established market for the Shares on such date, the fair market value as determined, in good faith, by the Committee in its sole discretion, and (iii) for purposes of a sale of such Share on such date, the actual sales price for such Share.
(v) “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option within the meaning of Section 422 of the Code and that meets the requirements set out in the Plan.
(w) “Non-Control Acquisition” means an acquisition of Voting Securities by (i) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any Subsidiary, or (ii) the Company or any Subsidiary.

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(x) “Non-Employee Director” means a member of the Board who is not an officer or Employee of the Company or any Affiliate.
(y) “Non-Qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(z) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option granted pursuant to the Plan.
(aa) “Other Stock-Based Award” means an Award that is not an Option, Stock Appreciation Right, Restricted Share Award, Restricted Stock Unit, or Performance Award that is described in Section 9 and is payable by the delivery of Shares and/or which is measured by reference to the value of a Share.
(bb) “Participant” means any Employee, Director, Consultant or other eligible person who receives or, if applicable, holds an Award under the Plan.
(cc) “Performance Award” means an Award described in Section 8 of the Plan.
(dd) “Person” means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.
(ee) “Prior Plan” means the Company’s 2016 Omnibus Incentive Plan, as amended.
(ff) “Regulations” means regulations promulgated by the U.S. Treasury Department under the Code.
(gg) “Restricted Period” has the meaning set forth in Section 7.1(b).
(hh) “Restricted Share” means an Award of actual Shares described in Section 7 of the Plan.
(ii) “Restricted Stock Unit” means an Award of hypothetical Share units described in Section 7 of the Plan.
(jj) “Retirement” means, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from the employ or other service of the Company or any of its Affiliates in accordance with the terms of the applicable Company retirement plan or, if a Participant is not covered by any such plan, the Participant’s voluntary termination of employment on or after such Participant’s 65th birthday.
(kk) “SEC” means the Securities and Exchange Commission or any successor thereto.
(ll) “Section 16” means Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.
(mm) “Securities Act” means the Securities Act of 1933, as amended from time to time.

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(nn) “Share” means a share of the common stock, $0.01 par value per share, of the Company.
(oo) “Share Reserve” has the meaning set forth in Section 4.1.
(pp) “Stock Appreciation Right” or “SAR” means an Award described in Section 6 of the Plan that entitles the holder to receive, with respect to each Share subject to the exercised portion of the SAR, an amount equal to the excess of the Fair Market Value of the Share on the date of exercise over the Fair Market Value of the Share on the date of grant (or such other amount as set forth in the Award Agreement).
(qq) “Subsidiary” means any Person (other than the Company) of which a majority of its voting power or its equity securities or equity interests are owned directly or indirectly by the Company.
(rr) “Substitute Award” means an Award granted solely in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines.
(ss) “Surviving Entity” means the entity resulting from a Business Combination, or if applicable, the ultimate parent entity that directly or indirectly has Beneficial Ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the entity resulting from a Business Combination.
(tt) “Vesting Period” means the period of time specified by the Committee during which vesting restrictions for an Award are applicable.
(uu) “Voting Securities” means the Shares and any other outstanding securities of the Company the holders of which are entitled to vote generally in the election of Directors.
Section 3. Administration.
3.1 Authority of Committee. The Plan shall be administered by the Committee, which shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Awards to Non-Employee Directors, all references in the Plan to the Committee shall be deemed to be references to the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (iv) determine the timing, terms, and conditions of any Award; (v) accelerate the time at which all or any part of an Award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or may be canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or

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suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) except to the extent prohibited by Section 6.2 or any other provision of the Plan, amend or modify the terms of any Award at or after grant with or without the consent of the holder of the Award; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 14 hereunder to amend or terminate the Plan.
3.2 Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company or any Affiliate, any Participant and any holder or beneficiary of any Award.
3.3 Action by the Committee. The exercise of an Option or receipt of an Award shall be effective only if an Award Agreement shall have been duly executed and delivered on behalf of the Company following the grant of the Option or other Award by the Committee unless expressly waived by the Committee. Subject to the charter of the Committee and applicable legal requirements (including the rules and regulations of the New York Stock Exchange), the Committee may make such rules and regulations for the conduct of its business as it shall deem advisable.
3.4 Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such provision of law.
Section 4. Shares Available for Awards.
4.1 Shares Available. Subject to the remaining provisions of this Section 4.1 and Section 4.2 hereof, the maximum number of Shares with respect to which Awards may be granted under the Plan (the “Share Reserve”) shall be the sum of (1) 364,262 which is the number of Shares available for issuance under the Prior Plan as of March 22, 2024, plus (2) 1,500,000 newly authorized Shares, minus (3) the number of Shares subject to Awards that are granted pursuant to the Prior Plan after March 22, 2024. The number of Shares with respect to which Incentive Stock Options may be granted shall be no more than 1,000,000. No further awards shall be granted under the Prior Plan following the Effective Date of this

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Plan, and outstanding awards under the Prior Plan and all other prior incentive plans of the Company will continue to be governed by the incentive plans and agreements under which they were granted. The Share Reserve shall be adjusted from time to time in accordance with the following:
(a) Any Shares granted in connection with any Award shall reduce the Share Reserve by one (1) Share for every one (1) Share granted in connection with the Award.
(b) The Share Reserve shall be increased by (i) the number of Shares with respect to which awards were granted under the Prior Plan as of the Effective Date of this Plan, but which thereafter terminate, expire unexercised or are settled for cash, forfeited or canceled without the delivery of Shares under the terms of the Prior Plan, and (ii) the number of Shares subject to Awards granted under this Plan, but which thereafter terminate, expire unexercised or are settled for cash, forfeited or canceled without the delivery of Shares under the terms of the Plan.
(c) Notwithstanding the foregoing, the following Shares underlying any Award under the Prior Plan or the Plan will not again become available for Awards under the Plan: (1) Shares tendered or withheld in payment of the Exercise Price of an Option, (2) Shares tendered or withheld to satisfy any tax withholding obligation with respect to any Award, (3) Shares repurchased by the Company with proceeds received from the exercise of an Option, and (4) Shares subject to an SAR that are not issued in connection with the Share settlement of that SAR upon its exercise.
4.2 Adjustments. In the event of changes in the outstanding Shares or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the capitalization of the Company, then the Committee shall in an equitable and proportionate manner (and, as applicable, consistent with Sections 409A and 422 of the Code and the Regulations thereunder) either: (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan, provided that the number of Shares subject to any Award shall always be a whole number; (3) the Exercise Price with respect to any Award under the Plan; and (4) the limits on the number of Shares or Awards that may be granted to Participants under the Plan in any calendar year; (ii) provide for an equivalent Award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment to the holder of an outstanding Award, in each case to the extent necessary to preserve the economic intent of such Award.

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4.3 Substitute Awards. Substitute Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines. To the extent permitted by Section 303A.08 of the NYSE Listed Company Manual (or any successor provision thereof), (a) Substitute Awards shall not be counted against the Share Reserve, and (b) available shares under a shareholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shall not count toward the Share Reserve.
4.4 Sources of Shares. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.
Section 5. Eligibility.
Any Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Non-Employee Directors shall only be eligible to receive Awards granted consistent with Section 10.
Section 6. Stock Options and Stock Appreciation Rights.
6.1 Grant. Subject to other applicable provisions of the Plan and other applicable legal requirements, the Committee shall have sole and complete authority to determine the Participants to whom an Award of Options or SARs shall be granted, the number of Shares subject to each Award, the Exercise Price of such Award, and the conditions and limitations applicable to the exercise of each Option and SAR. An Option may be granted with or without a related SAR. An SAR may be granted with or without a related Option. The grant of an Option or SAR shall occur when the Committee by resolution, written consent or other appropriate action determines to grant such Option or SAR for a particular number of Shares to a particular Participant at a particular Exercise Price. Each Option shall be designated as an Incentive Stock Option or a Non-Qualified Stock Option at the time of grant. The terms and conditions of a grant of an Incentive Stock Option shall be subject to and comply with Section 422 of the Code and the Regulations thereunder.
6.2 Price. The Committee shall establish the Exercise Price of an Option or SAR at the time such Award is granted. Except in the case of Substitute Awards, the Exercise Price of an Option or SAR may not be less than the Fair Market Value of the Shares with respect to which the Option or SAR is granted on the date of grant. Notwithstanding the foregoing and except as permitted by the provisions of Section 4.2 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options or SARs to reduce the Exercise Price thereof; (ii) cancel any Options or SARs in exchange for a cash payment, a grant of substitute Options or SARs with a lower Exercise Price than the canceled Award, or any other Award; (iii) take any other action with respect to an Option or SAR that would be treated as a

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repricing under the rules and regulations of the New York Stock Exchange or such other principal securities exchange or national market on which the Shares are traded, in each case without the approval of the Company’s shareholders.
6.3 Term. Subject to the Committee’s authority under Section 3.1 and the provisions of Section 6.5, an Award of Options or SARs shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan. Notwithstanding the foregoing and except as provided in Section 6.4(a) hereof, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date such Option or SAR was granted.
6.4 Exercise.
(a) Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine, subject to Section 6.5 herein, whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events, and at such times during the term of the Option or SAR as the Committee may determine. The Committee may provide, at or after grant, that the period of time over which an Option, other than an Incentive Stock Option, or SAR may be exercised shall be automatically extended if on the scheduled expiration of such Award, the Participant’s exercise of such Award would violate applicable securities law; provided, that during the extended exercise period the Option or SAR may only be exercised to the extent such Award was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option or SAR first would no longer violate such laws.
(b) The Committee may impose such conditions with respect to the exercise of Options or SARs, including without limitation, any relating to the application of U.S. federal, state or non-U.S. securities laws or the Code, as it may deem necessary or advisable.
(c) An Option or SAR may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the aggregate Exercise Price for the number of Shares with respect to which the Option is then being exercised.
(d) The Exercise Price of Shares acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or cash equivalents, (ii) at the discretion of the Committee, upon such terms as the Committee shall approve, (A) by transfer, either actually or by attestation, to the Company of unencumbered Shares previously acquired by the Participant having a Fair Market Value

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equal to the Exercise Price of such Shares at the time of exercise, together with any applicable withholding taxes, (B) by delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Exercise Price, together with any applicable withholding taxes, (C) withholding Shares otherwise deliverable to the Participant pursuant to the exercise of the Option having a Fair Market Value equal to the total Exercise Price at the time of exercise, together with any applicable withholding taxes, or (iii) by a combination of the methods set forth in (i) and (ii). Until a Participant has been issued the Shares subject to an exercise of an Option or SAR, the Participant shall possess no rights as a stockholder with respect to such Shares.
(e) At the Committee’s discretion, the Company may settle the exercise of an SAR by remitting cash, Shares or a combination of cash and Shares to the Participant.
6.5 Ten Percent Shareholders. A Person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates shall not be granted an Incentive Stock Option unless the Exercise Price is at least 110% of the Fair Market Value of a Share on the date of the grant and the Option is not exercisable after the expiration of five years from the date of grant.
6.6 Minimum Vesting Period. Except for Substitute Awards, or in connection with a Change in Control or the death or Disability of the Participant, Awards of Options or SARs shall have a Vesting Period of not less than one (1) year from the date of grant; provided, that the Committee has the discretion to waive this requirement with respect to an Award at or after grant, so long as the total number of Shares that are issued pursuant to Awards having an originally stated Vesting Period of less than one year from the date of grant (inclusive of any performance periods related thereto) shall not exceed 5% of the Share Reserve.
Section 7. Restricted Shares and Restricted Stock Units.
7.1 General.
(a) Subject to other applicable provisions of the Plan and other applicable legal requirements, the Committee shall have sole and complete authority to determine the Participants to whom an Award of Restricted Shares or Restricted Stock Units shall be granted and the terms and conditions thereof. Each Award of Restricted Shares or Restricted Stock Units shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve.
(b) Each Award of Restricted Shares or Restricted Stock Units shall be for such number of Shares determined by the Committee and set forth in the applicable Award Agreement. Each Award Agreement shall set forth a period of time during which the Participant must remain in the continuous employment (or other service-providing capacity) of the Company, or such other conditions that must be met, in order for any forfeiture and transfer restrictions to lapse (the “Restricted Period”). If the Committee so

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determines or the Award Agreement so provides, the restrictions may lapse during the Restricted Period in installments with respect to specified portions of the Shares covered by the Award. The Award Agreement may also set forth performance or other conditions that will subject the Shares to forfeiture and transfer restrictions during the Restricted Period. The Committee shall have the discretion to waive all or any part of the restrictions applicable to any or all outstanding Restricted Share and Restricted Stock Unit Awards.
7.2 Restricted Shares. At the time a Restricted Share Award is granted to a Participant, a certificate representing the number of Shares subject thereto shall be registered in the name of such Participant. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the Participant subject to the terms and conditions of the Plan and the Award Agreement, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee has determined. The foregoing to the contrary notwithstanding, the Committee may provide that a Participant’s ownership of Restricted Shares during the Restricted Period be evidenced, in lieu of such certificate, by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Participant who has received such Restricted Share Award, and confirmation and account statements sent to the Participant with respect to such book-entry Shares may bear the restrictive legend referenced in the preceding sentence. Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who receive Restricted Share Awards evidenced in such manner. The holding of Restricted Shares by the Company or such agent, or the use of book entries to evidence the ownership of Restricted Shares, in accordance with this Section 7.2, shall not affect the rights of Participants as owners of the Restricted Shares awarded to them, nor affect the restrictions applicable to such Shares under the Award Agreement or the Plan, including the transfer restrictions.
(a) Unless otherwise provided in the applicable Award Agreement, a Participant who has been granted an Award of Restricted Shares shall have all rights of a stockholder with respect to such Restricted Shares, including the right to receive dividends and the right to vote such Restricted Shares, subject to the following restrictions: (i) the Participant shall not be entitled to delivery of the stock certificate until the expiration of the Restricted Period with respect to such Restricted Shares; (ii) none of the Restricted Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such Restricted Period; and (iii) except as otherwise determined by the Committee at or after grant, all of the Restricted Shares shall be forfeited and all rights of the Participant to such Restricted Shares shall terminate, without further obligation or action on the part of the Company, unless the Participant remains in the continuous employment (or other service-providing capacity) of the Company for the entire Restricted Period. Unless otherwise provided in an applicable Award Agreement, any cash dividends and dividends paid in stock or other property with respect to the Restricted Shares shall be withheld by the Company for the Participant's account, and interest may be credited on the amount of the cash dividends withheld at a

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rate and subject to such terms as determined by the Committee. The cash dividends (and any interest thereon) or dividends payable in Shares or other property so withheld shall be subject to the same restrictions, terms and conditions as such Restricted Shares.
(b) At the end of the Restricted Period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the Restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be (or, in the case of book-entry Shares, such restrictions and restricted stock legend shall be removed from the confirmation and account statements delivered to the Participant or the Participant’s beneficiary or estate, as the case may be, in book-entry form), along with any dividends previously credited or held with respect thereto.
7.3 Restricted Stock Units. No Shares shall be issued at the time an Award of Restricted Stock Units is granted, and the Company will not be required to set aside funds for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.
(a) Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the Restricted Period, or otherwise in accordance with the applicable Award Agreement. The Committee may grant Restricted Stock Units with a deferral feature, whereby settlement is deferred beyond the end of the Restricted Period until the occurrence of a future payment date or event set forth in an Award Agreement.
(b) Unless otherwise provided in the applicable Award Agreement, a Participant shall receive Dividend Equivalents in respect of any vested Restricted Stock Units at the time of any payment of dividends to stockholders on Shares. The amount of any such Dividend Equivalents shall equal the amount that would be payable to the Participant as a stockholder in respect of a number of Shares equal to the number of vested Restricted Stock Units then credited to the Participant. Any such Dividend Equivalents shall be paid at such time as provided in the applicable Award Agreement or by the Committee (and in accordance with Section 409A of the Code with regard to Awards subject thereto); provided, that no Dividend Equivalents shall be paid on Restricted Stock Units that are not vested unless and only to the extent the underlying Restricted Stock Units vest.
(c) Other than pursuant to Section 15.1 (but no transfers for consideration shall be permitted), Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of. In addition, except as otherwise determined by the Committee at or after grant (but in any event subject to Section 7.4), all Restricted Stock Units and all rights of the Participant to such Restricted Stock Units shall terminate, without further obligation or action on the part of the Company, unless the

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Participant remains in continuous employment (or other service-providing capacity) of the Company for the entire Restricted Period applicable to the Restricted Stock Units and unless any other restrictive conditions relating to the Restricted Stock Unit Award are met.
7.4 Minimum Vesting Period. Except for Substitute Awards, or the death or Disability of the Participant, or in the event of a Change in Control, Restricted Share Awards and Restricted Stock Unit Awards (including those issued as or as payment for Performance Awards) shall have a Vesting Period of not less than one (1) year from the date of grant (inclusive of any performance periods related thereto); provided, that the Committee has the discretion to waive this requirement with respect to an Award at or after grant, so long as the total number of Shares that are issued pursuant to Awards having an originally stated Vesting Period of less than one year from the date of grant (inclusive of any performance periods related thereto) shall not exceed 5% of the Share Reserve.
Section 8. Performance Awards.
8.1 Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares (including but not limited to Restricted Shares or Restricted Stock Units), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.
8.2 Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the method of determining the amount earned under any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award. The Committee shall have the discretion to amend specific provisions of any outstanding Performance Awards; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to the implementation of the amendment; provided further, that the minimum Vesting Period requirements set forth in Section 6.6 and Section 7.4 shall apply to grants of Performance Awards hereunder. No Performance Award shall have a term in excess of ten (10) years.
8.3 Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. Termination of employment prior to the end of any performance period (or any other Restricted Period), other than for reasons of death or Disability, will result in the forfeiture of the Performance Award and no payments will be made with respect thereto, except as otherwise provided by the Committee at or after grant. Notwithstanding the foregoing, except as otherwise provided in Section 11 hereof, the Committee may, in its discretion, waive any performance goals and/or other terms and conditions relating to a Performance Award. A Participant’s rights to any Performance

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Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant, but no transfers for consideration shall be permitted.
Section 9. Other Stock-Based Awards.
The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6 to 8 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award; provided, however, that the minimum Vesting Period requirements set forth in Section 6.6 and Section 7.4 hereof shall apply to Other Stock-Based Awards. No Other Stock-Based Award shall have a term in excess of ten (10) years.
Section 10. Non-Employee Director Awards.
10.1 The Board may provide that all or a portion of a Non-Employee Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units and/or Other Stock-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.
10.2 The Board may also grant other Awards to Non-Employee Directors pursuant to the terms of the Plan, including any Award described in Sections 6, 7 and 9 above. With respect to such Awards, all references in the Plan to the Committee shall be deemed to be references to the Board.
10.3 Notwithstanding anything herein to the contrary, the aggregate value of all compensation paid or granted, as applicable, to any individual for service as a Non-Employee Director with respect to any calendar year, including equity Awards granted and cash fees paid by the Company to such Non-Employee Director, shall not exceed five hundred thousand dollars ($500,000) in value, calculating the value of any equity Awards granted during such calendar year based on the grant date fair value of such Awards for financial reporting purposes. The Board may make exceptions to the applicable limit in this Section 10.3 for individual Non-Employee Directors in extraordinary circumstances, such as where a Non-Employee Director is serving on a special litigation or transaction committee of

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the Board, as the Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation involving such Non-Employee Director.
Section 11. Provisions Applicable to Performance Awards.
11.1 Performance Goals. The Committee may grant Performance Awards to Participants based upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below:
(a) earnings before interest, taxes, depreciation and/or amortization (EBITDA) or adjusted EBITDA;
(b) operating income or profit;
(c) operating efficiencies;
(d) return on equity, assets, capital, capital employed or investment;
(e) after tax operating income;
(f) net income;
(g) earnings or book value per Share;
(h) cash flow(s), funds from operations and adjusted funds from operations (as described from time to time in the Company’s financial statements);
(i) total sales or revenues or sales or revenues per employee;
(j) production (separate work units or SWUs);
(k) stock price or total shareholder return;
(l) dividends;
(m) debt reduction;
(n) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures;
(o) any other financial or non-financial metric or goal that the Committee deems appropriate; or
(p) any combination thereof.
Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, operating unit, business segment or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or Shares outstanding, or to assets or net assets. The Committee may

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appropriately adjust any evaluation of performance under criteria set forth in this Section 11.1 to exclude any of the following events that occurs during a performance period: (i) asset impairments or write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) any items that are “unusual in nature” or “infrequently occurring” within the meaning of generally accepted accounting principles or other extraordinary items that are included within management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (vi) the effect of adverse governmental or regulatory action, or delays in governmental or regulatory action; (vii) any other event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; and (viii) any other similar item or event selected by the Committee in its discretion in light of the purposes for which the Performance Award was granted.
11.2 Certain Limits. With respect to any Participant, (i) the maximum number of Shares in respect of which all Performance Awards may be granted under Section 8 of the Plan over a three year period is 900,000 Shares and (ii) the maximum amount of all Performance Awards that are settled in cash and that may be granted under Section 8 of the Plan in any year is $5,000,000.
11.3 Committee Determination. With respect to grants of Performance Awards, within a reasonable time following the commencement of each performance period, the Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Participant for such performance period. Following the completion of each performance period, the Committee shall evaluate whether and the extent to which the applicable performance targets have been achieved and the amounts, if any, payable to Participants thereunder. The Committee shall have the right to adjust the amount payable under a Performance Award at a given level of performance to take into account additional factors that the Committee may deem relevant in its sole discretion to the assessment of individual or corporate performance for the performance period.
Section 12. Termination of Employment.
The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a Participant’s termination of employment with the Company or its Affiliates, including a termination by the Company with or without Cause, by a Participant voluntarily, or by reason of death, Disability or Retirement, and may provide or amend such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.

2024 NOTICE OF MEETING AND PROXY STATEMENT
Section 13. Change in Control.
Unless otherwise provided in an Award Agreement, a Change in Control shall not affect the vesting or exercisability of, or restrictions applicable to, outstanding Awards.
Section 14. Amendment and Termination.
14.1 Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement (including the rules and regulations of the New York Stock Exchange or any other stock exchange or national market on which the Shares are traded) for which or with which the Board deems it necessary or desirable to comply.
14.2 Amendments to Awards. Subject to the repricing restrictions of Section 6.2, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.
14.3 Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles subject to any restrictions otherwise set forth in the Plan.
14.4  Recoupment of Awards. Notwithstanding any other provisions in this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with the terms of any Award Agreement, the Company’s NYSE Executive Compensation Recoupment Policy (as it may be amended from time to time) or any Company recoupment policies that may be adopted and/or modified from time to time (each, a “Clawback Policy”), including those adopted or modified to comply with any applicable laws. In addition, the Company may utilize any method of recovery specified in any Clawback Policy in connection with any Award recoupment pursuant to the terms of any Clawback Policy, and a Participant may be required to repay to the Company previously paid compensation, whether required by the Plan or an Award Agreement, in accordance with any Clawback Policy. By accepting an Award, a Participant is agreeing to be bound by any Clawback Policy as in effect, or as may be adopted and/or modified from time to time by the Company in its discretion.

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Section 15. General Provisions.
15.1 Limited Transferability of Awards. No Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution and/or as may be provided by the Committee in its discretion, at or after grant, but in no event shall an Award be transferred to a third party for consideration. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer.
15.2 Dividend Equivalents. No dividend equivalent rights shall be granted with respect to Options or SARs. At the discretion of the Committee, but subject to Section 7 and Section 8, any Award (other than an Option or SAR) representing one Share may be credited with an amount equal to the dividends paid by the Company in cash, stock or other property in respect of one Share (“Dividend Equivalents”). In the discretion of the Committee, Dividend Equivalents may be deemed re-invested in additional Shares subject to the applicable Award based on the Fair Market Value of a Share on the applicable dividend payment date and rounded down to the nearest whole Share. Dividend Equivalents and any earnings thereon, shall be distributed in cash or, at the discretion of the Committee, in Shares having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of the underlying Award, and if such Award is forfeited, the Participant shall have no right to such Dividend Equivalents.
15.3. Compliance with Section 409A of the Code. No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code. In the event that it is reasonably determined by the Board or Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code; which, if the Participant is a “specified employee” within the meaning of the Section 409A, shall be the first day following the six-month period beginning on the date of Participant’s termination of employment. Unless otherwise provided in an Award Agreement or other document governing the issuance of such Award, payment of any Performance Award intended to qualify as a “short term deferral” within the meaning of Section 1.409A-1(b)(4)(i) of the Regulations shall be made between the first day following the close of the applicable performance period and

2024 NOTICE OF MEETING AND PROXY STATEMENT
the last day of the “applicable 2 ½ month period” as defined therein. Notwithstanding the foregoing, each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on him or her, or in respect of any payment or benefit delivered in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all such taxes or penalties.
15.4 No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.
15.5 Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
15.6 Withholding. A Participant may be required to pay to the Company or any Affiliate, and the Company or any such Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award, or from any compensation or other amount owing to such Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other tax-related obligations in respect of an Award, its exercise or any other transaction involving an Award, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. Without limiting the generality of the foregoing, the Committee may in its discretion permit a Participant, in an Award Agreement or otherwise, to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (a) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to the Award (provided, however, that the value of any Shares so withheld shall not exceed the maximum amount of tax required to satisfy applicable U.S. federal, state, local and non-U.S. withholding obligations, including payroll tax withholding obligations), and/or (b) tendering to the Company Shares owned by such Participant (or by such Participant and his or her spouse jointly) and purchased or held for the requisite period of time, in each case (x) as may be required to avoid the employer entity incurring an adverse accounting charge and (y) based on the Fair Market Value of the Shares on the wage payment date as determined by the Committee. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
15.7 Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and shall specify the terms and

2024 NOTICE OF MEETING AND PROXY STATEMENT
conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.
15.8 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares, Restricted Stock Units, Other Stock-Based Awards or other types of Awards provided for hereunder.
15.9 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.
15.10 No Rights as Stockholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Shares.
15.11 Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles.
15.12 Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination

2024 NOTICE OF MEETING AND PROXY STATEMENT
of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
15.13 Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.
15.14 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.
15.15 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
15.16 Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
15.17 Data Privacy. As a condition of receipt of any Award, any Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 15.17 by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Company may hold certain personal information about any Participant, including but not limited to, the Participant’s name, home address and telephone number, date of birth, social security or other identification number, salary, nationality, job title(s), any Shares held by Participant, details of all Awards made to Participant, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementing, administering and managing a Participant’s participation in the Plan, and the Company may further transfer the Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of any Award, each Participant authorizes

2024 NOTICE OF MEETING AND PROXY STATEMENT
such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or Participant may elect to deposit any Shares, for as long as is necessary to implement, administer, and manage the Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax and securities laws. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Committee’s discretion, the Participant may forfeit any outstanding Awards, if the Participant refuses or withdraws his or her consents as described herein.
Section 16. Term of the Plan.
16.1 Effective Date. The Plan shall be effective as of May 9, 2024 (the “Effective Date”), provided it has been approved by the Company’s shareholders.
16.2 Expiration Date. No new Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth (10th) anniversary of the Effective Date.

RYMAN HOSPITALITY PROPERTIES, INC.
ONE GAYLORD DRIVE
NASHVILLE, TN 37214

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V27998-P02308

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RYMAN HOSPITALITY PROPERTIES, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Rachna Bhasin	☐	☐	☐
1b. Alvin Bowles Jr.	☐	☐	☐
1c. Mark Fioravanti	☐	☐	☐
1d. William E. Haslam	☐	☐	☐
1e. Erin Mulligan Helgren	☐	☐	☐
1f. Fazal Merchant	☐	☐	☐
1g. Christine Pantoya	☐	☐	☐
1h. Robert Prather, Jr.	☐	☐	☐
1i. Colin Reed	☐	☐	☐
1j. Michael Roth	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2.	**For**	**Against**	**Abstain**
2. To approve, on an advisory basis, the Company's executive compensation.	☐	☐	☐
The Board of Directors recommends that you vote FOR proposal 3.	**For**	**Against**	**Abstain**
3. To approve the Company's 2024 Omnibus Incentive Plan.	☐	☐	☐
The Board of Directors recommends you vote FOR proposal 4.	**For**	**Against**	**Abstain**
4. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2024.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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V27999-P02308

RYMAN HOSPITALITY PROPERTIES, INC.
Annual Meeting of Stockholders
May 9, 2024 10:00 A.M. Central Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Colin Reed, Robert Prather, Jr. and Scott Lynn, or each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Ryman Hospitality Properties, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 A.M. Central Time on May 9, 2024 at the JW Marriott Hill Country Resort & Spa, 23808 Resort Parkway, San Antonio, Texas 78261 (or an alternative place or solely by means of remote communication), and any adjournment or postponement thereof. Stockholder(s) may also attend the Annual Meeting of Stockholders via the Internet at www.virtualshareholdermeeting.com/RHP2024. In their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any postponement or adjournment thereof.

We may decide to hold the Annual Meeting of Stockholders solely by means of remote communication, or hold the Annual Meeting of Stockholders in a different location or impose additional procedures or limitations on attendees of the Annual Meeting of Stockholders. We will announce any such updates on our proxy website (http://ir.rymanhp.com/proxy), and will issue a press release in the event that we elect to hold the Annual Meeting of Stockholders solely by means of remote communication, and we encourage you to check this website prior to the Annual Meeting of Stockholders if you plan to attend in-person. Stockholders may attend the Annual Meeting of Stockholders via the Internet at www.virtualshareholdermeeting.com/RHP2024.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. This proxy also provides voting instructions for shares held by Lincoln Financial Group, the Trustee for the Company's 401(k) Savings Plan, and directs such Trustee to vote, as indicated on the reverse side of this card, any shares allocated to the account in this plan. The Trustee will vote these shares as you direct. The Trustee will vote allocated shares of the Company's stock for which proxies are not received in direct proportion to voting by allocated shares for which proxies are received. This card should be voted by 11:59 P.M. Eastern Time on May 7, 2024, for the Trustee to vote the plan shares.

Continued and to be signed on reverse side